                                    WHITTIER
                                    PARTNERS



                        A WHITTIER PARTNERS GROUP COMPANY


                            SUMMARY APPRAISAL REPORT

                         Harbor House Hotel - 112 Rooms
                    White Elephant/Breakers Hotel - 82 rooms
                            Wharf Cottages - 26 Units
                            Nantucket, Massachusetts








          NEW ENGLAND'S LARGEST COMMERCIAL REAL ESTATE SERVICES COMPANY

                            SUMMARY APPRAISAL REPORT
                            ------------------------

                         Harbor House Hotel - 112 Rooms
                    White Elephant/Breakers Hotel - 82 rooms
                            Wharf Cottages - 26 Units
                            Nantucket, Massachusetts


                                  Prepared for

                             Mr. Richard M. McCready
                                    President
                         Three Winthrop Properties, Inc.
                             One International Place
                           Boston, Massachusetts 02110


                               Date of Valuation:

                                  July 31, 1996


                                   Prepared by

                          Webster A. Collins, MAI, CRE
                                Whittier Partners
                               155 Federal Street
                           Boston, Massachusetts 02110

                                WHITTIER PARTNERS

                        A WHITTIER PARTNERS GROUP COMPANY
                155 FEDERAL STREET, BOSTON, MASSACHUSETTS 02110 -
                      TEL. 617-482-6000 - FAX 617-482-5509
                                ESTABLISHED 1900



August 9, 1996


Mr. Richard M. McCready
President
Three Winthrop Properties, Inc.
One International Place
Boston, MA  02110

Dear Mr. McCready:

In accordance with your request, we respectfully submit herein our appraisal report on the following property:

                         Harbor House Hotel - 112 Rooms
                    White Elephant/Breakers Hotel - 82 rooms
                            Wharf Cottages - 26 Units
                            Nantucket, Massachusetts

This report summarizes the pertinent information about the property, the market context, and our opinion of value. The analytical approaches and conclusions are fully set forth within this report.

We hereby certify to the best of our knowledge and belief that the statements contained in this appraisal report and upon which the opinions expressed are based are accurate. Furthermore, the report presented is subject to the limiting conditions which are set forth in the Addenda of this report. Compensation for making this report is in no way contingent upon the value or the conclusions stated herein. We certify that we have no financial interest in the subject property. This report is prepared to guidelines specified by the Appraisal Institute.

         NEW ENGLAND'S LARGEST COMMERCIAL REAL ESTATE SERVICES COMPANY
                       ---------------------------------
                  IN CONNECTICUT: FARLEY WHITTIER PARTNERS o
                   HARTFORD, CONNECTICUT o TEL. 860-525-9171

Page Two
Mr. Richard McCready
August 8, 1996



Based on our analysis which includes consideration of all factors which affect value, we are of the opinion that the fee simple market value of the subject property, based upon existing conditions, as of the date of appraisal, July 31, 1996, is:

- --------------------------------------------------------------------------------
          Harbor House Hotel and White Elephant             $7,480,000
          Wharf Cottages                                     2,370,000
                                                            ----------
          Total                                             $9,850,000
- --------------------------------------------------------------------------------

We appreciate the opportunity of assisting you in this most interesting assignment. Should you have any questions regarding our analysis or findings, please do not hesitate to contact us at any time.

Respectfully submitted,

WHITTIER PARTNERS

/s/Webster A. Collins
Webster A. Collins, MAI, CRE
Massachusetts: Cert. Gen. #265
New Hampshire: NHCG-164
Rhode Island: Cert. Gen. A00255G
Executive Vice President/Partner


WAC:nc

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                               SUBJECT PHOTOGRAPHS

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




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                      Photograph of Straight Wharf Cottages


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                          Photograph of Wharf Cottages


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




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                            Photograph of Boat Basin


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                            Photograph of Boat Basin


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




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                 Photograph of Wharf Cottages - Old South Wharf


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                     Photograph of New Whale Street Cottages


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




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               Photograph of Harbor House - Easton Street Cottage


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               Photograph of Harbor House - Easton Street Cottage


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




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                      Photograph of Harbor House - Driveway


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                    Photograph of Harbor House Side Entrance


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




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                   Photograph of Harbor House - Main Entrance


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                      Photograph of Harbor House Cottages


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




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                     Photograph of Captains Quarter Cottages


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                          Photograph of White Elephant


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




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                      Photograph of White Elephant Cottage


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                     Photograph of Salty and Misty Cottages


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




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                     Photograph of White Elephant and Beach


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




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                     Photograph of White Elephant Waterfront


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                Photograph of White Elephant - Dock and Cottages


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




- --------------------------------------------------------------------------------


                         Harbor House Hotel - 112 Rooms
                    White Elephant/Breakers Hotel - 82 rooms
                            Wharf Cottages - 26 Units
                            Nantucket, Massachusetts


- --------------------------------------------------------------------------------

                                  INTRODUCTION
                                  ------------

- --------------------------------------------------------------------------------


PROPERTY IDENTIFICATION
- -----------------------

     The subject of this real estate appraisal report consists of the following property.


                         Harbor House Hotel - 112 Rooms
                    White Elephant/Breakers Hotel - 82 rooms
                            Wharf Cottages - 26 Units
                            Nantucket, Massachusetts


     The Harbor House Hotel is located on various parcels with a total land area of 170,547 square feet. The White Elephant Hotel is located on various parcels with a total land area of 184,130 square feet. The Wharf Cottages are part of the Nantucket Boat Basin and exact land areas are not available as all but three of the cottages are constructed on pile wharves. The three cottages that are on land are under a short term ground lease with a rent of $13,000 per year. In our valuation of these cottages, it is assumed that the lease will be renewed.

PURPOSE OF THE APPRAISAL

     The purpose of this appraisal is to estimate the market value of the fee simple interest, or in the case of the three cottages, the leased fee interest, of the property.


                                       1
CONSULTING AND VALUATION GROUP                                           [LOGO]

FUNCTION OF THE REPORT

     The function of this report is for internal planning purposes. Our understanding is that it may be used in connection with a registered offering of additional limited partnership interests in Nantucket Island Associates Limited Partnership, and possibly in connection with acquisition of limited partnership interests, disposition of property, seeking of tax abatements, or financing of the sale of the property.

EFFECTIVE DATE OF VALUE/DATE OF REPORT PREPARATION

     The effective date of value for this report is July 31, 1996. The appraisal report was prepared beginning June 21, 1996.

PROPERTY INSPECTION

     The property was inspected on June 24, 1996, by Webster A. Collins of Whittier Partners accompanied by Robert Andrews, General Manager, and Bud Bimonte, Controller for the manager, Interstate Hotel Group.

PROPERTY RIGHTS APPRAISED

     The property rights appraised are both fee simple and leased fee estates.

     Fee simple is defined as:

          "Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat."(1)


- --------
(1)  Appraisal Institute, The Dictionary of Real Estate Appraisal, (Chicago,
     1993) Third Edition, page 140.


                                       2
CONSULTING AND VALUATION GROUP                                           [LOGO]

     Leased fee is defined as:

          "An ownership interest held by a landlord with the rights of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease."(2)

     The starting point in most appraisal reports begins with the nature of the problem under study.

NATURE OF THE PROBLEM

     Nantucket is considered one of the top summer resorts in the United States. It ranks number one in the northeast.

     The Nantucket market is a seasonal market. Mid-June to Mid-September are "high season" and command premium pricing. Hotel occupancies in July and August are typically over 90%. In the June and September period, they typically drop to the 70% level. Thereafter, they are nominal.

     The history of market change is important. In the late 1960's and early 1970's, Walter Beinecke rebuilt what in effect were decaying wharves and a decaying Main Street and created an image of grandeur. Some of the wealthiest people in the world were attracted and owned houses on Nantucket. This change attracted both investors and speculators alike. As relates to the property under analysis, resort hotels, the challenge was to extend the season so that average annual occupancies would move from the mid-40% level, that were experienced in 1986, up to the mid-50% level and

- --------
(2) Appraisal Institute, The Dictionary of Real Estate Appraisal, Third Edition (Chicago, 1993), page 204.


                                       3
CONSULTING AND VALUATION GROUP                                           [LOGO]
possibly 60% or more. With an increase in occupancy, the profits from the hotels would have been huge.

     The opposite happened. Between 1990 and 1992, a major real estate recession occurred. All attempts to market spring and fall periods in time had failed. As is shown herein, rather than increasing, occupancies slipped and currently average in the 38% range. Thus, the value of the property which increased in the 1980's has experienced a major decline in value as of the point in time of completion of this report.

DEFINITION OF MARKET VALUE

          Market value is defined as:

          "The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

          1.   buyer and seller are typically motivated;

          2. both parties are well informed or well advised, and acting in what they consider their best interests;

          3.   a reasonable time is allowed for exposure in the open market;

          4. payment is made in terms of cash in United States dollars or in terms of financial arrangements comparable thereto; and,

          5. the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale."(3)



- --------

(3) Appraisal Foundation, Uniform Standards of Professional Appraisal Practice, (December, 1990), page B-7.


                                       4
CONSULTING AND VALUATION GROUP                                           [LOGO]

PROPERTY HISTORY

     The property is beneficially owned by Nantucket Island Associates Limited Partnership. The property is part of a block of 122 parcels of real estate acquired December 21, 1986, with the purchase of partnership interests in Sherburne Associates.

     In the completion of this report, no legal description is included and title to the property is assumed to be marketable.

SCOPE OF REPORT AND EXTENT OF DATA GATHERING

     In an effort to arrive at an opinion of value, the following has been completed:

     o The property was inspected on June 24, 1996. The property was reinspected on July 5, 1996.

     o A market study has taken place including an analysis of the hotel market on Nantucket.

     o Rental data on other Nantucket hotels has been gathered. The owner of Nantucket Accommodations, the principal marketing source for Nantucket guest houses, has been interviewed.


     o A study has taken place of actual income and expenses for the property. We have reviewed prior appraisals, and our March 15, 1989, valuation of this real estate.

     o We have obtained actual income and expense statements for the past three years. Interviews have been conducted with Messrs. McCready, Wyner, Andrews, and Bimonte as to the income and operations for the property.

     o All three approaches to value were considered with the income and sales approaches employed in completing this assignment.

     The appraisers intention is to prepare an appraisal report in accordance with the Uniform Standards of Professional Appraisal Practice (USPAP) promulgated by the Appraisal Standards Board of the Appraisal Foundation. The appraisal report also


                                       5
CONSULTING AND VALUATION GROUP                                           [LOGO]
intends to comply with the Code of Ethics and Standards of Professional Practice of the Appraisal Institute.

     The appraiser completing this report complies with competency provisions having appraised or consulted on over two-thirds of all commercial property on Nantucket.

     We will now start with a detailed discussion of the Nantucket market.

                                   THE MARKET

     Market conditions with Nantucket are centered around the tourist industry. As shown on the map found on the following page, Nantucket is approximately thirty miles from Woods Hole and nearly one hundred miles from Boston.

     The market extends beyond Nantucket itself and encompasses the entire eastern seaboard of the United States. Nantucket is one of the top prestige areas in this section of the country with a number of property owners on the island living in the Washington, D.C., New York, and Boston quadrant.

     Access to the island is primarily from three sources. These include commuter airlines from Boston, New York, and Connecticut, public and private ferries, and private boats. General price ranges on Nantucket reflect the prestige conditions associated with the island. Using waterfront land as an example, on Cape Cod, lots are typically at the $300,000 to $400,000 level. On Nantucket, waterfront lots are solidly at the $1,000,000 level. On June 28, 1996, a parcel with a view over 1,000 feet of frontage on the harbor sold for $2,800,000.

CONSULTING AND VALUATION GROUP                                           [LOGO]

- --------------------------------------------------------------------------------

Location Map showing Nantucket Island in relation to Martha's Vineyard and the states of Maine, New Hampshire, Vermont, Massachusetts, Connecticut, and Rhode Island.

- --------------------------------------------------------------------------------

     Any analysis of a market, basic population, households, income levels, and retail impacts are outlined. This information is summarized and found beginning on the following pages.

     As the assignment is hotel specific, a market discussion of this component of the island is important.

THE HOTEL MARKET

     There are two types of product available on Nantucket.

          o    Resort hotels
          o    Guest houses

     The resort hotel market contains a total of seven establishments.

- --------------------------------------------------------------------------------
                                                                  Rooms
                                                                  -----
          Harbor House                                             112
          White Elephant/Breakers                                   82
          Wharf Cottages                                            26
          The Beachside                                             90
          Wauwinet                                                  39
          Jared Coffin House                                        58
          Nantucket Inn                                            100
                                                                   ---
          Total                                                    507

- --------------------------------------------------------------------------------

     These hotels are typically open on a seasonal basis. They all close in the winter except for the Jared Coffin House, which is open year round, and the front building at the Nantucket Inn, which is typically occupied by visiting tradesman during the week.


                                       7
CONSULTING AND VALUATION GROUP                                           [LOGO]

- --------------------------------------------------------------------------------

                            MAP of Nantucket Island

- --------------------------------------------------------------------------------



AREA PROFILE: 1990                                                                                    Urban Decision Systems, Inc.
Nantucket Island Retail                                                                                                   08/01/96
Nantucket
- ----------------------------------------------------------------------------------------------------------------------------------
POPULATION                    5,637               RACE                                           HOUSEHOLD INCOME                %
In Group Quarters                75      1.3%     Black                  148        2.6%         Under $10,000        226     9.3%
                                                  Other                   73        1.3%         $10-$20,000          303    12.5%
HOUSEHOLDS                    2,424                                                              $20-$25,000          148     6.1%
1 Person                        753     31.1%     FAMILIES             1,393                     $25-$30,000          173     7.2%
2 Person                        861     35.5%     With Children          666       47.8%         $30-$35,000          159     6.6%
3-4 Person                      657     27.1%     Married Couples      1,143       82.1%         $35-$40,000          182     7.5%
5+ Person                       153      6.3%       With Children        520       45.5%         $40-$50,000          297    12.3%
Average Hhld Size              2.29               Avg Family Size       2.93                     $50-$75,000          566    23.4%
                                                  Non-Family Hhd       1,031       42.5%         $75-$100,000         200     8.3%
HISPANIC ORIGIN                  44      0.8%     In Armed Forces         26        0.5%         $100-$125,000         80     3.3%
                                                                                                 $125-$150,000         53     2.2%
AGE                                         %     OCCUPATION           3,354           %         Over $150,000         31     1.3%
0-5                             469      8.3%      Prof/Tech             517       15.4%         Median Income    $40,391
6-13                            478      8.5%      Mgmt/Prop             513       15.3%         Average Income   $46,110
14-17                           228      4.0%      Clerical              379       11.3%
18-20                           143      2.5%      Sales                 439       13.1%         Aggreg Income      111.8  ($Mill)
21-24                           306      5.4%     Total Wht Collar     1,848       55.1%         Per Capita Inc   $20,059
25-34                         1,139     20.2%      Crafts                663       19.8%
35-44                         1,031     18.3%      Operatives            156        4.7%         SCHOOL YRS COMPLETED
45-54                           563     10.0%      Service               423       12.6%         Pop 25+ yrs        4,013
55-64                           508      9.0%      Laborer               120        3.6%         < 9th grade           92     2.3%
65-74                           397      7.0%      Farm Workers          144        4.3%         Some High Schl       359     8.9%
75-84                           283      5.0%     Total Blue Collar    1,506       44.9%         High Scl Diploma   1,060    26.4%
85+                              92      1.6%                                                    College 1-3 yrs    1,177    29.3%
Median Age                     35.5                                                              Bachelor's           952    23.7%
                                                                                                 Graduate/Prof        370     9.2%
SEX                                               LABOR FORCE          UNEMP PARTIC
Male                          2,807     49.8%                1,875       1.9%      85.7%         VEHICLES/HSHLD
Female                        2,830     50.2%                1,577       2.5%      66.8%         0                    187     7.7%
                                                                                                 1                  1,040    42.9%
HOUSING VALUE                               %     RENT (Monthly)                       %         2                    875    36.1%
Under $30,000                     2      0.2%     Under $100              16        2.1%         3-4                  284    11.7%
$30-$50,000                       1      0.1%     $100-$199               19        2.4%         5+                    22     0.9%
$50-$75,000                       7      0.6%     $200-$299               32        4.1%
$75-$100,000                     11      0.9%     $300-$399               54        6.9%         HOUSING UNITS      6,127
$100-$150,000                    54      4.3%     $400-$499               72        9.2%         Owner Occupied     1,527    24.9%
$150-$200,000                   148     11.7%     $500-$599              112       14.4%         Renter Occupied      897    14.6%
$200-$300,000                   417     32.9%     $600-$699              104       13.3%         Vacant/All Year      215     3.5%
$300-$500,000                   409     32.3%     $700-$999              241       30.9%         Vacant/Seasonal    3,488    56.9%
Over $500,000                   219     17.3%     Over $1,000            130       16.7%
Median Value               $298,522               Median Rent           $676                     Mobile Homes           3     0.0%
Average Value              $336,339               Average Rent          $707                     Stability           44.9%
                                                                                                 Turnover             3.7%

YEAR MOVED IN                 Hhlds         %     YEAR BUILT           Units           %
1985-90                       1,274     52.6%     1985-90              1,285       21.0%         UNITS/STRUCTURE                 %
1980-84                         341     14.1%     1980-84                791       12.9%         1                  5,206    85.0%
1970-79                         338     13.9%     1970-79                956       15.6%         2                    418     6.8%
1960-69                         208      8.6%     1960-69                577        9.4%         3-4                  146     2.4%
Before 1959                     250     10.3%     Before 1959          2,501       40.9%         5+                   143     2.3%

- ------------------------------------------------------------------------------------------------------------------------------------

Source: 1990 Census, STF1
Urban Decision Systems Inc / 4676 Admiralty Way Suite 624 / Marina Del Rey, CA 90292 / (800) 633-9568

RETAIL SALES AND COMPETITION                       Urban Decision Systems, Inc.
Nantucket Island Retail                                                08/01/96
- -------------------------------------------------------------------------------

                                   Nantucket

RETAIL SALES ($000)                                   $71,464
   GAF Stores                                           29.8%
   Durable goods                                        37.3%

   Lumber, Bldng Materials, Mobile Home Dlrs          $10,823
   General merchandise stores                            $531
   Food stores                                        $12,257
   Automotive Dealers/GAS Stations                     $6,369
   Gasoline Stations                                   $3,105
   Apparel stores                                      $7,255
   Home furnishings stores                             $3,462
   Eating & drinking places                            $9,658
   Drug stores                                         $2,271
   Misc retail stores                                 $15,733

TOTAL RETAIL ESTABLISHMENTS                               177
   Lumber, Bldng Materials, Mobile Home Dlrs                6
   General merchandise stores                               1
     Department stores                                      0
   Food stores                                             12

   Automotive dealers                                       5
     Auto & home supply                                     1
   Gasoline Stations                                        4
   Apparel stores                                          22
     Men's wear stores                                      3
     Women's wear stores                                    7
     Shoe stores                                            0
   Home furnishings stores                                  5
     Furniture stores                                       1
     Appliance stores                                       1
     Radio TV stores                                        0
   Eating & drinking places                                58
     Restaurants & lunchrooms                              41
     Bars                                                   6
   Drug stores                                              3
   Misc retail stores                                      61
     Sporting goods stores                                  5
     Jewelry stores                                         1
     Book stores                                            5

- ------------------------------------------------------------------------------
Source: Jan 1, 1994 UDS Estimates, 1991/1992 County Business Patterns    (XRC)

Urban Decision Systems, Inc. / 4676 Admiralty Way Ste 624 /
Marina Del Rey, CA 90292 / (800) 633-9568                                   MR

     The second component is the guest house market. These are typically converted homes with 6 to 10 rooms. There are several larger, more formal guest houses, built as guest houses, in the early 1900's, which move into the 20-room to 40-room category.

     Hotel and guest house owners have organized to market Nantucket. The objective has been to extend what is known as the shoulder season in the April through June and September through November time frame and increase occupancy.

     Surveys have been conducted and what has been found is that outside of June, July and August, the market is limited. Nantucket Accommodations is the principal source for marketing of guest houses. A survey of this organization's business by number of transactions is as follows:

- --------------------------------------------------------------------------------

                            Nantucket Accommodations
                          Survey of Percentage by Month

                                                            Percent (Rounded)
                                                            -----------------
          January                                        (lessthan) 2%
          February                                                  3%
          March                                                     8%
          April                                                    11%
          May                                                      14%
          June                                                     18%
          July                                                     18%
          August                                                   18%
          September                                                 7%
          October                                                   1%
          November                                                  1%
          December                                       (lessthan) 1%

- --------------------------------------------------------------------------------


                                       8
CONSULTING AND VALUATION GROUP                                           [LOGO]

     In summary, there are two types of lodging units that accommodate visitors. These are hotels and guest houses. Occupancy is typically 95% in season, 70% in June and September, and low or very limited thereafter.

     An actual study of occupancies within the Harbor House, White Elephant, and Wharf Cottages is as follows:

- --------------------------------------------------------------------------------

                  Harbor House, White Elephant, Wharf Cottages

                  --------------------------------------------

                                  1996              1995       1994
          ----------------------------------------------------------
          January                 0.0%               0.0%       4.1%
          February                0.0%               0.0%       5.5%
          March                   0.0%               0.0%      11.6%
          April                  12.0%              20.8%      19.2%
          May                    37.3%              43.9%      37.5%
          June                   72.8% (For.)       75.0%      61.4%
          July                   86.2% (For.)       89.1%      82.4%
          August                 94.8% (For.)       94.7%      90.5%
          September              69.8% (For.)       75.6%      73.6%
          October                52.1% (For.)       56.3%      43.2%
          November               15.8% (For.)       17.6%      15.7%
          December                5.8% (For.)       10.6%      12.8%

          Total                  37.0%              38.9%      38.4%

          ----------
          Note:  (For.) = Forecast

- --------------------------------------------------------------------------------

     Due to the scope and extent of appraisal work completed on Nantucket, historical information has been analyzed. As shown on the following page, using Harbor House as an example, average annual occupancies were at the 42.5% to 47.9% level. What is clear is that efforts to extend the shoulder season have failed. Rather than occupancies increasing, beyond that experienced in the 1986 and 1988 time frame, they have actually declined. This impacts value.


                                       9
CONSULTING AND VALUATION GROUP                                           [LOGO]

- ------------------------------------------------------------------------------------------------------------------

                                                   HARBOR HOUSE

                                              1988 Occupancy             1986                     1988
                                 1986          Without Main             Average                  Average
             Month             Occupancy       Building Fire           Room Rate                Room Rate
             -----             ---------       -------------           ---------                ---------
                                             Forecast   Actual                           Forecast        Actual
                                             --------   ------                           --------        ------
1985         November            16.6%         20.6%                  $    71.12        $    77.98
1985         December            11.8%         15.4%                  $    81.51        $    98.28
1986         January              4.2%          6.7%                  $    57.12        $    50.80
1986         February             4.4%          9.1%                  $    51.75        $    44.54

1986         March                5.7%         18.0%                  $    53.18        $    37.37
1986         April               25.4%         28.6%                  $    71.58        $    70.16
1986         May                 38.7%         48.7%    (40.6%)       $   102.16        $   101.57    ($   96.38)
1986         June                60.5%         66.8%    (46.4%)       $   116.15        $   132.98    ($  131.46)
1986         July                87.7%         86.0%    (57.8%)       $   143.11        $   168.66    ($  177.16)
1986         August              95.6%         91.4%    (61.4%)       $   142.15        $   166.73    ($  177.31)
1986         September           75.3%         73.9%    (50.6%)       $   112.44        $   139.19    ($  140.06)
1986         October             60.4%         41.3%    (31.0%)       $    94.14        $   102.75    ($  104.22)

             Overall             47.9%         42.5%    (32.2%)
             -------
- ------------------------------------------------------------------------------------------------------------------

     One way to make up for occupancy, under resort conditions, is to charge high room rates. As is shown in the 1986 and 1988 study contained herein, for the Harbor House, average room rates in season are nearly double off season rates. The average room rate for the subject properties, from information provided by the ownership, is as follows:

- --------------------------------------------------------------------------------

                                               Average
                                              Room Rate
                                              ---------
          January to May                       $146.85
          June to August                       $225.64
          September to December                $170.70

- --------------------------------------------------------------------------------

     The Christmas Stroll, a marketing event, has an average rate of $204.00 per night, which accounts for higher room rates in the fall versus the spring.

     A survey of hotel room rates has taken place, and a copy of their rate schedules begin on the following page. But for Wauwinet House, the average room rates within the properties under study are above other competing hotels. Competitive room rates place a ceiling on the level that can be charged within the property under study. Wauwinet House is the exception. This property is far more grand and luxurious, and, in effect, is a new building built around an historic shell.

     In summary, the Nantucket market is a seasonal market. From a hotel perspective, although high in prestige and high in average room rate, the season itself limits the income potential for the property.


                                       10
CONSULTING AND VALUATION GROUP                                           [LOGO]

                                   NANTUCKET
                                 WHITE ELEPHANT
                              1996 TARIFF SCHEDULE
                             European Plan Per Day

- --------------------------------------------------------------------------------
ACCOMMODATIONS                          SPRING/FALL              SUMMER
- --------------------------------------------------------------------------------
o  Guest rooms                          $200 - $215              $240 - $250

o  Harborview rooms                     $245 - $260              $295 - $315

o  The Breakers guest rooms             $225 - $300              $335 - $425

o  The Breakers harborview rooms        $275 - $325              $375 - $475

o  One-bedroom cottage                  $250 - $295              $285 - $375

o  One-bedroom harborview cottage          $395                    $450

o  Two-bedroom cottage                  $310 - $350              $360 - $455

o  Two-bedroom harborview cottage          $595                    $690

o  Three-bedroom cottage                $435 - $495              $515 - $595

- --------------------------------------------------------------------------------

Special event weekends are subject to an additional charge.

The White Elephant is open May 10 - October 26 and reopens for Christmas Stroll - December 6-7.

Group rates available upon request.

Additional person charge $20 per day.

Room rates are subject to Massachusetts tax of 5.7% and local tax of 4%.

Rates valid through December 31, 1996.

Rates subject to change without notice.


                               The White Elephant
                                A COLONY RESORT
               Easton Street, P.O. Box 1139, Nantucket, MA 02554
                      Reservations - Toll Free 800-ISLANDS
                             Hotel - (508) 228-2500





                                   NANTUCKET
                                  HARBOR HOUSE
                              1996 TARIFF SCHEDULE
                             European Plan Per Day

- --------------------------------------------------------------------------------
ACCOMMODATIONS                SPRING/FALL              SUMMER         WINTER
- --------------------------------------------------------------------------------
o  Guest rooms                $125 - $170              $225           $115

   Located in the Main Hotel, Garden Cottage or Springfield House, each room has either two twin beds or one queen size bed.

o  Townhouse rooms            $150 - $215              $265           $140

   57 Rooms are located in six buildings
   resembling early Nantucket homes.  Each
   spacious room is decorated in a traditional style with two double beds or one king size bed.

o  Sherburne Cottage          $540 - $640              $695           $540

   A handsome, fully equipped three bedroom home with daily maid service.

- --------------------------------------------------------------------------------

Special event weekends are subject to an additional charge.

Group rates available upon request.

Additional person charge $20 per day.

Room rates are subject to Massachusetts tax of 5.7% and local tax of 4%.

Rates valid through December 31, 1996.

Rates subject to change without notice.


                                 HARBOR HOUSE
                                A COLONY RESORT
             South Beach Street, P.O. Box 1139, Nantucket, MA 02554
                      Reservations - Toll Free 800-ISLANDS
                             Hotel - (508) 228-1500

                                   NANTUCKET
                                 WHARF COTTAGES

                              1995 TARIFF SCHEDULE
                             European Plan Per Day

- --------------------------------------------------------------------------------
The Wharf Cottages, located on the docks in the Nantucket Boat Basin, provide a unique vacation experience. Each cottage has a fully equipped kitchen and includes daily maid service.
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
WHARF COTTAGES                          SPRING/FALL              SUMMER
- --------------------------------------------------------------------------------
o  Studio                               $140 - $200               $240

o  1 Bedroom                            $185 - $250               $355

o  2 Bedroom                            $230 - $295               $425

o  3 Bedroom                            $330 - $395               $525

- --------------------------------------------------------------------------------

Weekly, monthly and seasonal rates available.

The Wharf Cottages are open April 15 - October 31.

Room rates are subject to Massachusetts tax of 5.7% and local tax of 4%.

Additional person charge $20 per day.

Rates valid through October 31, 1995.

Rates subject to change without notice.

- -------------------------------------
The Nantucker Boat Basin offers every
convenience for those who travel by
water...including concierge service.
For more information on the Nantucket
Boat Basin or to reserve a slip please
call 800-NAN-BOAT.
- -------------------------------------


                               THE WHARF COTTAGES
                                A COLONY RESORT
              New Whale Street, P.O. Box 1139, Nantucket, MA 02554
                      Reservations - Toll Free 800-ISLANDS
                             Hotel - (508) 228-4620

                                  THE WAUWINET

                               AN INN BY THE SEA

- --------------------------------------------------------------------------------
Season Tariffs                     Spring/Fall                    Summer
- --------------------------------------------------------------------------------
                              Mid May   - Mid June          Mid June - Mid Sept.
                              Mid Sept. - Late Oct.

Guest Bedroom                      $165 - $390                   $310 - $510

Intimate Accommodations o Queen Beds o Individually Decorated.


Bay View Bedroom                   $250 - $490                   $410 - $610

Cozy Rooms with Pleasant Water Views.


Deluxe Bedroom                     $310 - $590                   $480 - $710

Most Luxurious Rooms o King Beds.


Cottage Suites                     $410 - $1170                  $610 - $1400


         All Bedrooms offer Guest-Controlled Heat and Air-Conditioning.

    Quotes are for single or double occupancy and may change without notice. Rates do not include state and local taxes. A minimum of up to four nights may be required depending on the time of season or a stay involving
                          Friday and Saturday nights.
            Prepayment is required and cancellation penalties apply.
                       The Wauwinet is a smoke-free Inn.

    Advance Dinner Reservations for TOPPER'S at The Wauwinet are requested.

                           (Please see reverse side)

                          ---------------------------
                          "The Amenities You'd Expect
                           At A Price You Wouldn't."
                          ---------------------------

- --------------------------------------------------------------------------------
1996 Rates

The Nantucket Inn takes the guesswork out of vacation expenses. These attractive rates provide for first rate accommodations and personal service that are normally advertised by word-of-mouth. Seasonal packages offer you the gentle comforts you need with the flexibility you want for doing whatever strikes your fancy. And, as always, children under age eighteen stay free in their parents' rooms. Taxes and gratuities not included. Based on availability.
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------

                                   ROOM RATES

               January-April 18              Standard       $55
                                             Cottage        $80

               April 19-May 23               Standard       $85-$115
                                             Cottage        $125

               May 24-June 27                Standard       $120-$155
                                             Cottage        $175

               June 28-Sept. 1               Standard       $160-$175
                                             Cottage        $190

               September 2-28                Standard       $120-$155
                                             Cottage        $175

               Sept. 29-Oct. 26              Standard       $80-$100
                                             Cottage        $125

               Oct. 27-Dec. 31               Standard       $50
                                             Cottage        $80

               Daffodil Festivale
               Weekend                       Standard       $115
               April 26 & 27                 Cottage        $125

               Christmas Stroll
               Weekend                       Standard       $175
               December 6 & 7                Cottage        $190

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------

                             Meetings & Receptions
                              Planned for Success!

Plan your next business meeting, reception, or party at the Nantucket Inn. Our staff will coordinate all your arrangements to the smallest detail. Six individual conference/reception rooms (4000 total square feet) are available for your group's gathering. For more information and space availability, please contact our Sales Office at 800-252-6858.

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------

                      Package Rates Starting As Low As ...

               Spring                   April 19 to June 27
               Break!                   $249 per couple
               Includes:
               o  Two nights' accommodations
               o  Full breakfast each morning
               o  Dinner one evening in our Windsong Restaurant
               $360 - Three-nights, one dinner
               $605 - Five-nights, two dinners
               $835 - Seven-nights, three dinners

               Sensational              June 28 to September 1
               Summer                   $369 per couple
               Includes:
               o  Two nights' accommodations
               o  Full breakfast each morning
               o  Dinner one evening in our Windsong Restaurant
               $530 - Three-nights, one dinner
               $890 - Five-nights, two dinners
               $1255 - Seven-nights, three dinners

               Autumn                   September 2 to October 26
               Charm                    $249 per couple
               Includes:
               o  Two nights' accommodations
               o  Full breakfast each morning
               o  Dinner one evening in our Windsong Restaurant
               $360 - Three-nights, one dinner
               $605 - Five-nights, two dinners
               $835 - Seven-nights, three dinners

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------

                  Check-in 3 p.m.               Check-out 11 a.m.

                           A 50% deposit is required
                     within 7 days of making a reservation.
             Advance deposit guarantees the entire period reserved.
                      Deposits for reservations cancelled
                less than 72 hours in advance of arrival will be
                 forfeited. All cancelled reservations will be
                        subject to a $15 processing fee.

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------



                                 NANTUCKET INN


- --------------------------------------------------------------------------------

                                 THE BEACHSIDE
                                  AT NANTUCKET

                               1996 RATE SCHEDULE

- --------------------------------------------------------------------------------
                    4/19-5/23           5/24-6/20
Dates               9/29-10/19          9/8-9/28            6/21-9/7
- --------------------------------------------------------------------------------

VERANDA/POOLSIDE ROOMS
- --------------------------------------------------------------------------------
Midweek             $115                $155                $225
Weekend             $155                $225                $225

22 first floor rooms located around pool and courtyard area. Each with a private veranda.

POOLVIEW ROOMS
- --------------------------------------------------------------------------------
Midweek             $105                $140                $200
Weekend             $140                $200                $200

11 Rooms located on the second floor overlooking pool and courtyard area, without a private veranda.

CLIFFSIDE ROOMS
- --------------------------------------------------------------------------------
Midweek             $ 95                $130                $185
Weekend             $130                $185                $185

52 first and second floor rooms away from the pool and courtyard area, surrounded by additional parking area and conservation land.

SUITES
- --------------------------------------------------------------------------------
Midweek             $230                $300                $450
Weekend             $300                $450                $450

3 first floor units each consisting of 2 large connecting bedrooms.




                                 THE BEACHSIDE
                                  AT NANTUCKET

                                TARIFF SCHEDULE

                                  JARED COFFIN
                                     HOUSE

               ---------------------- 1996 ----------------------

                           January 1 through April 4
                        Double $95 to $110   Single $55

                             April 5 through May 9*
                        Double $110 to $145   Single $65

                             May 10 through June 29
                        Double $145 to $175   Single $75

                          June 30 through September 28
                        Double $150 to $200   Single $85

                        September 29 through October 26
                        Double $145 to $175   Single $75

                        October 27 through December 31*
                        Double $95 to $110   Single $60

                   * Exclusive of holidays and special events

               --------------------------------------------------

                  All rates include a "Country Inn Breakfast"
                selected from our menu & individually prepared.

                Accommodations for pets or children in the same
                 room with parents are very limited, always in
               demand and require specific confirmation. There is
                a one-time $10 charge for pets and a $15 per day
                       charge for each additional person.

                While we appreciate payment of hotel charges by
               cash, traveler's check or personal check, we also
              accept the following credit cards: Visa, MasterCard,
                  Discover, American Express and Diner's Club.

               --------------------------------------------------


                                  JARED COFFIN
                                     HOUSE

                                   NANTUCKET

                             An Historic Island Inn

                            Come be our guest at the
                         celebrated Jared Coffin House
                     -- a collection of landmark buildings
                              from the mid-1800s,
                              in the heart of the
                             Old Historic District.

                      Philip and Margaret Read, Innkeepers
                        Jonathan Stone, General Manager

LOCATION

     Both the Harbor House Hotel and White Elephant Hotel are located on the north side of downtown, adjacent to Brandt Point. This section of the island is considered the waterfront, residential location on Nantucket. Harbor House is one-quarter mile from Main Street, while the White Elephant is four-tenths of a mile from Main Street.

     Both properties are in an area characterized by guest houses and single-family homes. The location would be considered transitional as one moves from downtown through this section of the island to the Cliffs or Hulbert Avenue.

     The Harbor House is one tier back from the water, and only distant water views are available from their upper stories. The White Elephant is directly on the harbor and has excellent water views. Access to the Harbor House is via South Beach Street, which intersects at Easton Street where the White Elephant is located. Beach Street contains a variety of commercial types of uses interspersed with residential properties. Easton Street contains primarily residential properties with the exception of the former Mad Hatter Restaurant at the corner of South Beach Street.

     Overall, both property locations would be classified as excellent. They are in close proximity to downtown and are an easy walk. Other hotel properties in the immediate area include the Jared Coffin House with 58 rooms and the Beachside with 90 rooms. The balance of the intown lodging facilities are guest houses.

     The Wharf Cottages, as the name implies, are built on the wharves themselves. They are located on what is known as Old South Wharf and Swains Wharf. There are three units that span the southern edge of the Boat Basin directly adjacent to the Harbor


                                       11
CONSULTING AND VALUATION GROUP                                           [LOGO]

Area Map of
Portions of Nantucket Island

- -----------------------------
Hotels

The Harbor House Hotel
The White Elephant Hotel
The Breakers
The White Elephant Hotel

- -----------------------------
Mall Properties

? Retail Stores
? Apartment Units
? Restaurants

- -----------------------------
The Nantucket Boat Basin

?aight Wharf
? South Wharf
? Wharf

The Wharf Cottages

[MAP]

Fuel property. The Wharf Cottages are two stories in height and contain studio, one bedroom, two bedroom, and three bedroom units. They are integrated within the Boat Basin.

     The location of the Wharf Cottages is, in effect, an extension of downtown. There is no more prime or fine location on Nantucket. The Wharf Cottages, because of their uniqueness, serve as guest cottages for boat owners at the Boat Basin or for tourist looking for the ambiance of Nantucket.

                                  THE PROPERTY

HARBOR HOUSE

     The Harbor House consists of thirteen different buildings. The main property is the Harbor House itself, a three and one-half story building. The balance is a series of one or two-story, connected or free-standing buildings in the shape of a "U" bounded by North Water Street on the southwest and South Beach Street on the northeast. In addition, there are three separate buildings adjacent to Easton Street with the principal building being Springfield House. The main building contains 35 guest units situated along a double-loaded corridor, uniform in design, for 3 guest floors where accommodations are found. The building is wood frame, and the typical finish is carpeted floor, painted walls, and new, modern bathrooms. By modern standards, the rooms are small.


                                       12
CONSULTING AND VALUATION GROUP                                           [LOGO]

     There is a forced hot water heating system for each unit with each unit having its own thermostat. The front rooms at the second and third level have distant water views. Windows are of wood sash with exterior, triple tract storm and screen windows added thereto. The building was built in 1940.

     The buildings are referred to by numbers. There are technically eleven buildings. If the conference center is separated from the hotel, there are thirteen buildings.

     Seven of the buildings were built in 1979, and these are the buildings around the "U" shaped entry area. The three houses, known as #9, #10, and #11, were built between 1850 and the early 1900's. Unit types are as follows:

                                  Harbor House

     -----------------------------------------------------------------
     Building                       Type               Number of Units
     =================================================================
     Main Building                 3-Story                          35
     -----------------------------------------------------------------
     Building #2                   2-Story                          10
     -----------------------------------------------------------------
     Buildings #3 and #4           2-Story                          10
     -----------------------------------------------------------------
     Building #5                   2-Story                          10
     -----------------------------------------------------------------
     Building #6                   1-Story                   7 + Store
     -----------------------------------------------------------------
     Building #7                   2-Story                          10
     -----------------------------------------------------------------
     Building #8                   1-Story           Meeting Rooms and
                                                     Conference Center
     -----------------------------------------------------------------
     Building #9                  2 1/2-Story                        7
     -----------------------------------------------------------------
     Building #10                 2 1/2-Story                       11
     -----------------------------------------------------------------
     Building #11                  3-Story                          12
     -----------------------------------------------------------------
     Total                                                         112
     -----------------------------------------------------------------



     All buildings are wood frame structures with cedar shingle siding, hip or mansard roofs, with Buildings #2 - #8 electrically heated. Buildings #9 and #11 are unheated cottages, with Building #10 having a central, oil-fired, water system. In


                                       13
CONSULTING AND VALUATION GROUP                                           [LOGO]
addition, these buildings also contain a garage which is a former one-story converted house. Unit designations are as follows:


     -----------------------------------------------------------------

                                  Harbor House
                                Unit Designations

          # Rooms                              Designation
          -------                              -----------

           42                            HQ     -           Queen
           12                            HT     -            Twin
           32                            HD     -          Double
           25                            HK     -            King
            1                            HB     -       3 Bedroom
          ---
          112

     -----------------------------------------------------------------



     The buildings fit the rustic ambiance of Nantucket. Occupancy is seasonal.

WHITE ELEPHANT/BREAKERS

     The White Elephant is a two-story, balcony walk-by building and is of motel design. The name is the original name for the property when acquired. A number of additions, moving of buildings to the site, assemblage, and new construction have taken place over time.

     As a result, the property consists of twelve separately assessed parcels. The White Elephant itself is the largest parcel containing 63,731 square feet of land. There is a heated swimming pool, sandy beach, and a small pier that juts into the harbor. There are a total of eight buildings on the site, the largest of which is the White Elephant with 22 rooms.

     The White Elephant was last renovated in 1990, and additional renovations are now required in the 1996-1997 time frame.


                                       14
CONSULTING AND VALUATION GROUP                                           [LOGO]

     While the White Elephant is two stories in height, there are separate buildings which are basically cottages. There are eight White Elephant Cottage units and eight of what are called "spindrift suites" that are cottage units.

     Typical construction is wood shingle, wood frame, with hip roof, drywall interior, and wall-to-wall carpeting. Heat is by oil and is typically forced hot water. The cottages typically have electric heat.

     The current condition would be described as fair and in need of considerable maintenance.

     Between the White Elephant and the Breakers is a separate ownership that could not be acquired. The Breakers contain 26 hotel units and was last remodeled in 1988 at a cost of $500,000. The building is large by Nantucket standards, containing 17,948 square feet which allows for larger than average rooms. The Breakers looks onto Nantucket Harbor with outstanding water views.

     The rooms are more modern than the White Elephant, with modern bathrooms and wall-to-wall carpeting. There is electric heat and the walls are part drywall and part paneled. The third level of this building contains dormers.

     Adjacent to the White Elephant and Breakers, to the southwest of Walsh Street is the location of the majority of the adjoining cottages. Walsh Street is separated into a front and rear section by McKay Way, with water frontage area known as Harbor View Way. The closest structure to the White Elephant is known as Captain's Court and is one of the White Elephant's cottages. Like the other cottages, it is wood frame with a similar finish. Each building has a name, with other names being Forecastle, High Tide,


                                       15
CONSULTING AND VALUATION GROUP                                           [LOGO]

Mid Ships, Driftwood, Dolphin, Swan, and Gull. The White Elephant cottages are heated only by fireplaces. They are of rustic finish.

     Across Easton Street are two single unit properties known as Salty and Misty. The units that make up the White Elephant/Breakers complex may be summarized as follows:


                                 White Elephant

- --------------------------------------------------------------------------------
                                                                       Number of
     Building                            Type                            Units
================================================================================
     The Breakers                   3 1/2-Story Waterfront                 26
- --------------------------------------------------------------------------------
     White Elephant                 2-Story                                22
- --------------------------------------------------------------------------------
     White Elephant Cottages         Cottages facing Easton Street          8
- --------------------------------------------------------------------------------
     Spindrift Suites               4-Unit Cottages                         8
- --------------------------------------------------------------------------------
     Captain's Court                1-Story                                 2
- --------------------------------------------------------------------------------
     Forecastle                     1-Story - Single Unit                   1
- --------------------------------------------------------------------------------
     High Tide & Miscellaneous      Salt Box                                4
- --------------------------------------------------------------------------------
     Mid Ships                      1-Story, Single Unit                    1
- --------------------------------------------------------------------------------
     Salty                          1-Story, Single Unit                    1
- --------------------------------------------------------------------------------
     Misty                          1-Story, Single Unit                    1
- --------------------------------------------------------------------------------
     Driftwood Cottages             1-Story                                 2
- --------------------------------------------------------------------------------
     Dolphin                        1-Story - Efficiencies                  2
- --------------------------------------------------------------------------------
     Swan                           1-Story - Efficiencies                  2
- --------------------------------------------------------------------------------
     Gull                           1-Story - Efficiencies                  2
- --------------------------------------------------------------------------------
     Total                                                                 82
- --------------------------------------------------------------------------------

RESTAURANTS

     The Harbor House and White Elephant complexes effectively function together. They are operated and managed together. Each contains its own restaurant. The Harbor House Restaurant is known as the Hearth Dining Room. Adjoining thereto is a bar area and entertainment area. Total restaurant seating is for eighty-five people and total bar area capacity is for twenty-five.


                                       16
CONSULTING AND VALUATION GROUP                                           [LOGO]

     The White Elephant Restaurant is known as the Regatta Dining Room and

Lounge. There are a total of sixty-five dining room seats and forty-five bar room seats.

     Both restaurants are seasonal.

WHARF COTTAGES

     The Wharf Cottages are part of the Boat Basin. Their sizes are as follows:

- --------------------------------------------------------------------------------

                                 Wharf Cottages

                                                  Square
                                                   Feet
                                                   ----
                    Orion                           640
                    End of Rope                     625
                    Meridian                      1,088
                    Pisces                        1,063
                    Nautilus                        899
                    Zena Coffin                     442
                    Young Hero                      260
                    Willet                          260
                    Verona                          530
                    Upper Deck                      463
                    Three Brothers                  719
                    Sooty Shearwater                282
                    Rambler                         282
                    Pawana                          530
                    Ark                             667
                    Bittern                         126
                    Cachelot                        592
                    Davy Jones                      536
                    Egret                           126
                    Fallon                          613
                    Grampus                         600
                    Harmony                         324
                    John Jay                        584
                    Kittiwake                       743
                    Loon                          1,067
                    Mermansion                    1,067

- --------------------------------------------------------------------------------

     The mix of units is two studio, eight 1-bedroom, twelve 2-bedroom, and three 3- bedroom units.


                                       17
CONSULTING AND VALUATION GROUP                                           [LOGO]

     The construction is wood frame, and each unit contains the equivalency of a Pullman kitchen with refrigerators, cabinetry, and stoves. The units are electrically heated.

     Access is directly off of the wharves themselves, or in the case of the units along New Whale Street, from this connector street which ties Old South and Swain Wharf together.

     Wharf Cottages, overall, are in excellent condition and have been well maintained.

ZONING

     The property is located in what is known as an "LC" district which stands for limited commercial district. Minimum lot size is 5,000 square feet with 40-foot frontage, no front yard setback requirement, a 5-foot side and rear yard requirement, and a 50% coverage ratio. The Harbor House and White Elephant conform to zoning. The Wharf Cottages were built prior to zoning on Nantucket and are a pre-existing, non-conforming use.

ASSESSED VALUES

     The properties are assessed as follows:


                                       18
CONSULTING AND VALUATION GROUP                                           [LOGO]

- ----------------------------------------------------------------------------------------------------------------
                                                ASSESSED VALUES
- ----------------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------------
                                                  Harbor House
- ----------------------------------------------------------------------------------------------------------------
Location                      Parcel #                Type                     Taxes                      Value
- --------                      --------                ----                     -----                      -----
20 Cherry Street              0055-3785               Real                    $2,544                   $204,000
20 Cherry Street              0055-3785             Tangible                     208                     23,743
29 North Water Street          4242-001             Tangible                     335                     26,865
29 North Water Street          4242-001               Real                     4,820                    386,500
25R North Water Street        4242-0022               Real                     1,164                    176,900
19 North Water Street          4242-003               Real                   154,966                 12,427,100
South Beach Street             4242-003               Real                     1,097                     87,949
                                                                            --------                -----------
Total Harbor House                                                          $165,221                $13,333,058

- ----------------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------------
                                                 White Elephant
- ----------------------------------------------------------------------------------------------------------------
Location                      Parcel #                Type                     Taxes                      Value
- --------                      --------                ----                     -----                      -----
50 Easton Street              4141-0023               Real                    $1,152                   $175,035
43 Easton Street               4241-019               Real                     2,358                    189,100
42 Easton Street               4241-021             Tangible                      95                      7,600
42 Easton Street               4241-021               Real                    25,905                  2,077,400
50 Easton Street               4241-023               Real                    56,131                  4,501,300
50 Easton Street               4241-023             Tangible                     575                     46,105
60 Easton Street               4241-060             Tangible                     403                     32,357
60 Easton Street               4241-060               Real                     7,557                    606,000
57 Easton Street               4241-087               Real                     1,811                    275,300
57 Easton Street               4241-087             Tangible                      79                      6,355
82 Easton Street               4242-005             Tangible                      95                      7,355
82 Easton Street               4242-005               Real                     2,696                    409,776
                                                                            --------                -----------
Total White Elephant                                                         $98,859                 $8,333,973
- ----------------------------------------------------------------------------------------------------------------


- ----------------------------------------------------------------------------------------------------------------
                                                 Wharf Cottages
- ----------------------------------------------------------------------------------------------------------------
Location                      Parcel #                Type                     Taxes                      Value
- --------                      --------                ----                     -----                      -----
New Whale Street               4224-011               Real                    $8,729                 $1,326,564
3 Commercial Street           4231-0038               Real                     3,535                    537,301
3 Commercial Street           4231-0038             Tangible                     414                     33,228
6 Commercial Street           4231-0230               Real                       136                     20,699
Old South Wharf                4224-002               Real                    52,069                  4,175,526
Old South Wharf                4224-002               Real                    16,581                  1,329,692
Commercial Street             4231-0231               Real                        69                     10,447
                                                                            --------                -----------
Total Wharf Cottages                                                         $81,534                 $8,333,973
- ----------------------------------------------------------------------------------------------------------------


                                       19
CONSULTING AND VALUATION GROUP                                           [LOGO]

         The properties are substantially over assessed, and their values bear no relationship to that indicated by this report.

     We recommend that a tax abatement be rigorously pursued.


                              HIGHEST AND BEST USE

     Highest and best use is defined as:

          "The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability."(4)


COMMENTARY ON HIGHEST AND BEST USE

     The key to a discussion on highest and best use for property on Nantucket involves the issue of legal permissibility.

     From a real estate perspective, due to their waterfront locations, both the White Elephant and Wharf Cottages have potential higher and better uses than exist today. The White Elephant has essentially three parts. These are the White Elephant itself, the Breakers, and one to four-unit cottages totaling thirty-four units.

     The White Elephant is situated on a 63,731 square foot parcel of land. Demolition of this structure and conversion to three or four single-family house lots has the potential of creating $3,000,000 as a minimum in terms of land value. Conversion of

- --------

(4) Appraisal Institute, The Dictionary of Real Estate Appraisal, (Chicago), Third Edition, page 171.


                                       20
CONSULTING AND VALUATION GROUP                                           [LOGO]
the Breakers to condominiums containing one and two-bedroom units can produce a value, net of conversion costs, of a minimum of $1,000,000. Alternatively, demolition and creation of a waterfront house lot could provide an equal value.

     Conversion of the cottages to condominiums can produce a value net of conversion costs of at least $100,000 each.

     What this commentary shows is that from a financial perspective, greater value could exist as a condominium. The legal ability to develop such a condominium and thereby create this value is, however, subject to substantial doubt. This uncertainty stems from the several discretionary permits required for condominium conversion, together with multiple circumstances indicating that public officials would not be favorably disposed to approve such a project.


     The permits necessary for condominium conversion include zoning relief from the Town of Nantucket, as well as a Chapter 91 waterways license from the Massachusetts Department of Environmental Protection. From a local perspective, all indications are that Nantucket would resist the loss of hotel rooms and cottage rentals inasmuch as these facilities accommodate tourist activity in which local merchants have a strong interest.

     From a state perspective, the Chapter 91 waterways program accords a clear preference for water-related facilities of public accommodation (such as the existing hotels and rental cottages) over non-water-dependent forms of private land use (as would be single family residential or residential/commercial condominiums). Even assuming it to be possible, this policy preference could only be overcome were the


                                       21
CONSULTING AND VALUATION GROUP                                           [LOGO]
applicant able and willing to offer an offsetting package of water-dependent public benefits. Typically, such public benefits are in direct tension with the amenities (e.g. privacy) associated with high-end condominiums. Lastly, and assuming that a Chapter 91 license could be obtained for a condominium on terms which are not unduly burdensome, there is every reason to believe that the Town of Nantucket would oppose such a license by resort to litigation. This belief is substantiated by the town's intervention in the Chapter 91 license recently issued for the White Elephant and the Breakers, as well as the town's stated intent to take appeal from a pending Chapter 91 license covering the Nantucket Boat Basin.

     For the reasons summarized above, it cannot reasonably be assumed that condominium conversion is available from a legal perspective.

     Finally, the Harbor House, which is one tier back from the water, under its design and structure, was built, originally, as a hotel and, as expanded, continues to operate as a hotel. Economically, a hotel would produce maximum value.

     In summary, based on the commentary presented herein, "as is" as of the valuation date of this appraisal, the highest and best use of the properties is their current use as resort hotel real estate.

                                    VALUATION

METHODOLOGY

     Established real estate principles incorporate the three basic approaches to value. These are the cost approach, income approach, and market sales comparison approach.



                                       22
CONSULTING AND VALUATION GROUP                                           [LOGO]

     In this report, the cost approach has not been applied. The properties are a series of frame buildings, and if not in place, most certainly would not be reproduced in their same configuration. Further, to try to apply depreciation to the properties would become highly theoretical due to their age and, in particular, wear and tear as hotel rooms. For this reason, a cost approach has not been applied.

     The concept behind an income approach is that a buyer of property will pay no more for that property than could be anticipated based on the revenues that will be produced. An income approach, traditionally, is how hotel property is bought and sold.

     For the reasons outlined above, as operating hotels, our realistic projection of net income, due to high operating costs, is a very low 6.2% of gross revenues. This is under 30% of normal hotel operations.

     In this report, we have applied, but not given weight to, an income approach to the Harbor House and White Elephant and applied an income approach only against the Wharf Cottages. They are small enough to be efficiently and effectively operated as a single unit, and "as is" would sell based on their existing income. For the Harbor House and White Elephant, we have relied upon a market sales comparison approach.

     The market sales comparison approach is based on the concept that a buyer of property will pay a price equal to what like kind property would sell for in the market. In this instance, it is important to outline the most logical buyer and the profile of that buyer for the Harbor House and White Elephant.


                                       23
CONSULTING AND VALUATION GROUP                                           [LOGO]

     Buyers of property on Nantucket buy independently of income. The buyer of the Harbor House and White Elephant would be a wealthy seasonal resident with other business interests. That resident would be an experienced business person involved with the running of companies. That person would have a high pride of ownership.

     The buyer would most likely be buy free and clear.

     In terms of return on investment, the buyer of these two properties would look to cash flow to fund maintenance, replacements and provide some adjunct to income. The buyer of the property in all probability would keep a yacht within the boat basin and would use the property as an adjunct to entertaining guests. This type of buyer most certainly exists on Nantucket.

THE INCOME APPROACH TO VALUE

     The starting point is a study of actual income from the property.

     Analysis of Income

     Under their present operation, the Harbor House, White Elephant, and Wharf Cottages are combined with the Boat Basin and employee housing to create a single economic unit. The Boat Basin and employee housing must be separated and segregated from the hotel operations.

     When studying property, appraisers under fee simple valuation apply fair market rent. The initial question involves a determination as to whether or not the existing income as collected is fair market income.

     On the following page is the rate schedule for the prime competition, the Wauwinet House, Nantucket Inn, Jared Coffin House, and Beachside.


                                       24
CONSULTING AND VALUATION GROUP                                           [LOGO]

- --------------------------------------------------------------------------------
                                NANTUCKET HOTELS
                          COMPARABLE ROOM RATES PER DAY

                               Spring/Fall
                            Mid-May to Mid-June                 Summer
Property               Mid-September to Late October   Mid-June to Mid-September
- --------               -----------------------------   -------------------------
Wauwinet House
  Guest Rooms                  $165 - $390                    $310 - $510
  Bay Rooms                    $250 - $490                    $410 - $610
  Deluxe                       $310 - $590                    $480 - $710
  Cottage Suites              $410 - $1,170                  $610 - $1,400

Nantucket Inn
  Standard                      $80 - $120                    $160 - $175
  Cottage                         $125                        $175 - $190

Beachside
  Poolside                     $105 - $155                    $155 - $225
  Cliffside                     $95 - $130                    $130 - $185
  Suites                       $230 - $300                    $300 - $450

Jared Coffin House
  Single                          $75                            $85
  Double                       $145 - $175                    $150 - $200


- --------------------------------------------------------------------------------

     From a quality rating perspective, the properties under study are superior to the Jared Coffin House, Beachside, and Nantucket Inn, and inferior to the Wauwinet House. Wauwinet House is an absolutely first class, luxury inn created by one of Nantucket's wealthy summer residents with room rates priced independent of any of the other hotels on Nantucket. The Wauwinet House offers proof of the ability for first class facilities to command premium room rates.

     In addition to both inspecting and studying the comparable properties, we have analyzed three years of income and expense statements. Income flows to the property in three distinct segments. During the winter, when closed, the income is zero. During the spring and fall, average room rates are between $146.85 per night and $170.70 per night. This would place the properties above the Jared Coffin House, Beachside and Nantucket Inn, but below Wauwinet House. In season, the average room rate is $225.64 per night. Again, this falls within the same range in terms of pricing as off season rates.

     After careful study and analysis, we have concluded that existing income is market income and have utilized this income in our analysis. On the following page is a summary of income and expense projected for 1996 which forms the basis of our income valuation.

     Expenses

     Included herein is an income and expense summary involving national data published by Horwath Hospitality Consulting. Total operating expenses for hotels are


                                       25
CONSULTING AND VALUATION GROUP                                           [LOGO]

Full Service Hotels
Hotels with Food and Beverage Operations
- -----------------------------------------

                                  1994 Total U.S. Results            Chain-Affiliated                   Independent
                                  -----------------------            ----------------                   -----------
                      Occupancy               70.8%                       71.4%                            65.7%
Average Size of Property (Rooms)               293                        299                               241
                   Average Rate              $78.67                       $76.67                          $95.75
- ---------------------------------------------------------------------------------------------------------------------------------
                                  Ratio    Per        Per            Ratio    Per        Per          Ratio      Per        Per
                                   to    Available   Occupied          to   Available   Occupied        to    Available   Occupied
                                  Sales    Room      Room Night      Sales    Room      Room Night    Sales      Room     Room Night
- -----------------------------------------------------------------------------------------------------------------------------------
                        REVENUE
                          Rooms  67.6%    $20,092    $ 78.67        68.5%    $19,861     $ 76.67      59.3%    $22,081    $ 95.75
                           Food  19.0       6,427      26.09        18.5       6,107       24.17      22.9       9,184      42.63
                       Beverage   5.1       1,763       7.19         4.9       1,644        6.54       6.7       2,791      12.79
          Other Food & Beverage   2.4         802       3.18         2.5         815        3.18       1.7         687       3.12
                      Telephone   2.6         809       3.14         2.7         809        3.11       2.1         806       3.39
     Minor Operated Departments   2.1         892       4.00         1.8         724        3.02       4.9       2,350      12.53
         Rentals & Other Income   1.2         427       1.77         1.1         340        1.36       2.4       1,184       5.34
                                -----       -----     ------       -----      ------      ------     -----      ------     ------
                  Total Revenue 100.0      31,212     124.04       100.0      30,300      118.05     100.0      39,083     175.55
                                -----      ------     ------       -----      ------      ------     ------     ------     ------
- ---------------------------------------------------------------------------------------------------------------------------------
          DEPARTMENTAL EXPENSES

                          Rooms  26.4       5,247      20.80        26.2       5,148       20.06      28.7       6,087      27.08
                Food & Beverage  82.2       7,163      29.15        81.6       6,777       26.86      86.5      10,475      48.77
                      Telephone  60.5         442       1.77        57.1         432        1.69      90.3         564       2.48
    Other Departmental Expenses   1.6         693       3.08         1.4         555        2.28       3.9       1,883       9.99
                                -----       -----      -----       -----       -----       -----      ----      ------      -----
    Total Departmental Expenses  42.0      13,545      54.80        41.3      12,912       50.89      47.9      19,009      88.32
                                -----      ------      -----        ----      ------       -----      ----      ------      -----
- ------------------------------------------------------------------------------------------------------------------------------------
           DEPARTMENTAL PROFITS

                          Rooms  73.6      14,845      57.87        73.8      14,713       56.61      71.3      15,994      68.67
                Food & Beverage  17.8       1,829       7.31        18.4       1,789        7.03      13.5       2,187       9.77
                      Telephone  39.5         367       1.37        42.9         377        1.42       9.7         242        .91
      Other Departmental Profit   1.7         626       2.69         1.5         509        2.10       3.4       1,651       7.88
- -----------------------------------------------------------------------------------------------------------------------------------
                                 ----      ------      -----        ----      ------       -----      ----      ------     ------
     TOTAL DEPARTMENTAL PROFITS  58.0      17,667      69.24        58.7      17,388       67.16      52.1      20,074      87.23
                                 ----      ------      -----        ----      ------       -----      ----      ------      ------
- -----------------------------------------------------------------------------------------------------------------------------------

                  UNDISTRIBUTED
             OPERATING EXPENSES

       Administrative & General   9.7       2,919      11.77         9.7       2,790       10.93      10.7       4,035      18.98
                      Marketing   5.9       1,886       7.66         5.8       1,799        7.14       6.7       2,640      12.17
                 Franchise Fees   1.4         333       1.35         1.5         366        1.48        .2          46        .21
                         Energy   4.9       1,384       5.63         4.9       1,350        5.36       5.0       1,683       8.04
  Property Operations &
    Maintenance  5.3       1,610       6.54         5.2       1,528        6.09       6.1       2,313      10.45
                                 ----       -----      -----        ----      ------      ------      -----     ------     ------
Total Undistributed Operating
                     Expenses    27.2       8,132      32.95        27.1       7,833       31.00      28.7      10,717      49.85
                                -----      ------      -----        ----      ------      ------      ----      ------     ------
- -----------------------------------------------------------------------------------------------------------------------------------
       GROSS OPERATING PROFIT    30.8       9,535      36.29        31.6       9,555       36.16      23.4       9,357      37.38
              Management Fees     2.1         646       2.60         2.1         638        2.53       1.8         708       3.19
- ------------------------------------------------------------------------------------------------------------------------------------
 INCOME BEFORE FIXED CHARGES*    28.7       8,889      33.69        29.5       8,917       33.63      21.6       8,649      34.19
- -----------------------------------------------------------------------------------------------------------------------------------
               Property Taxes     3.2         989       4.04         3.2         981        3.95       2.9       1,092       4.83
                    Insurance      .9         255       1.08          .9         245        1.01       1.0         331       1.59
      Reserve for Replacement     1.3         378       1.51         1.3         363        1.43        .9         355       1.49
- ------------------------------------------------------------------------------------------------------------------------------------
             AMOUNT AVAILABLE
             FOR DEBT SERVICE    -----     ------      -----        -----    -------       -----      ----     -------      -----
      AND OTHER FIXED CHARGES    23.3%    $ 7,267      27.06        24.1%    $ 7,328       27.24      16.8%    $ 6,872      26.28
                                 -----     ------      ------       -----    -------       -----      -----    -------      -----
- -----------------------------------------------------------------------------------------------------------------------------------
          TOTAL FIXED CHARGES*
          (INCLUDING PROPERTY    -----     ------      -----        -----    -------     -------      -----    -------    -------
           TAXES & INSURANCE)    21.9%    $ 6,952      28.56        21.0%    $ 6,373     $ 25.53      21.4%    $ 8,569    $ 39.18
                                 -----     ------      -----        -----    -------     -------      -----    -------    -------
- ----------------------------------------------------------------------------------------------------------------------------------
        PRE-TAX INCOME (LOSS)*    6.8%    $ 1,939       5.13         8.6%    $ 2,543     $  8.10        .2%    $    81    $ -4.99
- ----------------------------------------------------------------------------------------------------------------------------------

Source: Horwath International and Smith Travel Research.
* Income before fixed charges is prior to deduction of Reserve for Replacement, Depreciation, Rent, Amortization and Income Taxes. Total Fixed Charges and Pre-Tax Income (Loss) do not include a deduction of the Reserve for Replacement. Totals may not add due to rounding. Departmental expenses are expressed as a percentage of respective departmental revenue. All other expenses are presented as a percent of total income.

typically 76% to 77% with net income before debt service in the 23% to 24% range. For independent hotels, this level drops to the 16% to 17% level.

     For the property under study, expenses, including reserves for replacements, are at the 93% to 94% level leaving between 6% and 7% as the remaining net income before debt service. To summarize, the existing income and expense is as follows:

- --------------------------------------------------------------------------------

                  Harbor House, White Elephant, Wharf Cottages
                  --------------------------------------------

          Gross Income
                   Harbor House                    $4,548,325
                   White Elephant                   4,165,172
                   Wharf Cottages                     835,301
                                                   ----------
                       Total                       $9,548,798         100%

          Net Income Before
             Reserve/Replacement Allowance
                   Harbor House                    $   34,444
                   White Elephant                     653,625
                   Wharf Cottages                     295,053
                                                   ----------
                       Total                       $  983,122
                   Less:  Reserve for
                          Replacements @ 4%           393,324
                                                   ----------
          Net Income                               $  589,798         6.2%

- --------------------------------------------------------------------------------



     In our study of the property we have obtained actual line item accounts. These are included in the Addenda. These line item accounts include:

                             General Administration
                              Advertising and Sales
                             Repairs and Maintenance


                                       26
CONSULTING AND VALUATION GROUP                                           [LOGO]

     A line-by-line review shows general conformity although slightly higher than national data. Each item, although slightly higher than national data, was not beyond the norm.

     For example, there is an item of $343,995 for the central sales office. Total marketing is $717,236 or 7.5% of gross income. National data averages 6.7%.

     Another example is administrative and general. This is 11.4% as compared with national data of 10.7%.

     The major exception is repairs and maintenance at 10.9% as compared with 6.1%. A 4.8% spread represents $458,304. The principal reason for the difference is that we believe that the property to be more expensive to maintain due to the "spread out" nature of the property and number of buildings. There are a total of fifty-six buildings within the three complexes. The buildings are all wood frame, with one to three and one-half stories in height. They are not in one complex. They require extensive landscaping, and while physically attractive, are expensive to maintain.

     In addition, some capital improvements apparently have been deferred which has resulted in a need for more frequent "Band-Aid" repairs. This is particularly costly in view of the wear and tear due to their northerly exposure to harsh winter conditions on Nantucket.

     Another exception is in the reserve for replacements category. Typical national data is 1.3%:


                                       27
CONSULTING AND VALUATION GROUP                                           [LOGO]

          "The scope of items to covered in a replacement allowance is a matter of appraisal judgment based on market evidence..."(5)


     In 1989, a series of improvements were made to the property. These totaled:

- --------------------------------------------------------------------------------

          Harbor House                                      $1,950,000
          White Elephant                                     1,095,000
                                                            ----------
          Total                                             $3,045,000

- --------------------------------------------------------------------------------

     If amortized over six years, this is the equivalency of $507,500 per year.

     On the following page is a preliminary summary of capital improvements planned for 1996-1997. Excluded are other costs not part of the property. Costs total:
- --------------------------------------------------------------------------------

          Equipment - General                               $   45,917
          Refrigerators for Wharf Cottages                      15,750
          Refurbishment - Hotels                             1,806,358
                                                            ----------
          Total                                             $1,868,025

- --------------------------------------------------------------------------------


     If $1,868,025 is amortized over six years, this is the equivalency of $311,337 for a replacement allowance.

     In this case, as outlined above, our reserve for replacements of $393,324, which equates to 4% of gross revenues, brackets well within the range of what has actually been spent on the property, which is why we have concluded that a 4% reserve is reasonable and realistic.


- --------

(5) Appraisal Institute, The Appraisal of Real Estate, Tenth Edition (Chicago), page 449.


                                       28
CONSULTING AND VALUATION GROUP                                           [LOGO]

                                                    INTERSTATE HOTELS CORPORATION
       FFE SCHEDULE                                      WHITE ELEPHANT RESORT
           High                                                  1996

DOES NOT INCLUDE MAJOR CAPITAL FOR THE BOAT BASIN AND LAUNDRY
- ------------------------------------------------------------------------------------------------------------------------------------
 ASSET/PROJECT DESCRIPTION          Requisition    Budget  Requisition   Budget   Actual  Additional Actual plus Requisition Project
                                      Number       Amount    Amount     Variance Expended Forecasted Forecasted   Variance   Status
          1996 CEP                  ------------------------------------------------------------------------------------------------
HP 4+ Laser Printer/Systems Room                  1,800.00              1,800.00                         0.00         0.00
Six Burner Stove                                  3,700.00              3,700.00                         0.00         0.00
Mixer                                             3,500.00              3,500.00                         0.00         0.00
Aluminum Ladders (20)                             3,000.00              3,000.00                         0.00         0.00
Boat Basin Fax Machines (2)                       2,500.00              2,500.00                         0.00         0.00
Vacuum Cleaners (5)                               1,417.00              1,417.00                         0.00         0.00
Floor Machines (2)                                2,600.00              2,600.00                         0.00         0.00
Table Saw & Assorted Tools                        5,000.00              5,000.00                         0.00         0.00
HIS PBX Monitors                                  1,500.00              1,500.00                         0.00         0.00

Refrigerators                                    15,750.00             15,750.00                         0.00         0.00
Gooseneck Lamp Replacement (4)                   10,000.00             10,000.00                         0.00         0.00
Irons, Iron Boards, related materials            13,400.00             13,400.00                         0.00         0.00

                                                 64,167.00    0.00     64,167.00    0.00     0.00        0.00         0.00
                                                          --------------------------------------------------------------------------
                                                                            0.00                         0.00         0.00
                                                                            0.00                         0.00         0.00
Contingency                                      10,000.00             10,000.00                         0.00         0.00
                                                                            0.00                         0.00         0.00
                                                                            0.00                         0.00         0.00
TOTAL CONTINGENCY (B)                            10,000.00    0.00     10,000.00    0.00     0.00        0.00         0.00
- ------------------------------------------------------------------------------------------------------------------------------------
TOTAL 1996 CEP                                   74,167.00    0.00     74,167.00    0.00     0.00        0.00         0.00
- ------------------------------------------------------------------------------------------------------------------------------------
    1996 FIVE YEAR CAPITAL
Zero Main Offices                                20,000.00             20,000.00                         0.00         0.00
Hearth Dining Room Chairs                        30,000.00             30,000.00                         0.00         0.00
Meeting House I Renovation                       30,000.00             30,000.00                         0.00         0.00
Boat Basin Decking                               80,000.00             80,000.00                         0.00         0.00
Sales Delphi Computer System                     35,000.00             35,000.00                         0.00         0.00
Replace WE Fan Coil                              75,000.00             75,000.00                         0.00         0.00
Wharf Cottage Painting Exterior                  57,500.00             57,500.00                         0.00         0.00
Irrigation Upgrade WE,Break,Cott                 20,000.00             20,000.00                         0.00         0.00
Roof Renov Wharf, Springf, Garden                85,500.00             85,500.00                         0.00         0.00
Oil Containment (28)                             70,000.00             70,000.00                         0.00         0.00
Televisions (150)                                57,000.00             57,000.00                         0.00         0.00
Refurbish Breakers, WE, Cottages                880,000.00            880,000.00                         0.00         0.00
Sewer Tank Realinment/Back Flow                  20,000.00             20,000.00                         0.00         0.00
Outer Cottage WE Heat Pump                      104,000.00            104,000.00                         0.00         0.00
Pool Refurbish                                   16,000.00             16,000.00                         0.00         0.00
Outside Tables, Chairs, Cushions                 20,000.00             20,000.00                         0.00         0.00
Audio Visual                                     20,000.00             20,000.00                         0.00         0.00
Banquet Tables Dance Floor                       23,000.00             23,000.00                         0.00         0.00
Pilings                                          20,000.00             20,000.00                         0.00         0.00
Awning Replacement                               20,000.00             20,000.00                         0.00         0.00
Fire Alarm Upgrade                               22,000.00             22,000.00                         0.00         0.00
Winterize Staff Dorm                             40,000.00             40,000.00                         0.00         0.00
WE Pool Bar                                      15,000.00             15,000.00                         0.00         0.00
WE Pool Furniture and Umbrellas                  10,000.00             10,000.00                         0.00         0.00
Regatta Renovation Rest & Lounge                125,000.00            125,000.00                         0.00         0.00
Rubbish Barrels (150)                             7,500.00              7,500.00                         0.00         0.00
Cushions Harbor House                             3,000.00              3,000.00                         0.00         0.00
System 75 Telephone Switch                       13,531.00             13,531.00                         0.00         0.00
Definity G-1 Telephone Switch                    97,327.00             97,327.00                         0.00         0.00
TOTAL FIVE YEAR SUBTOTAL (C)                  2,016,358.00    0.00  2,016,358.00    0.00     0.00        0.00         0.00
     TOTAL 1996 (A+B+C)                       2,090,525.00    0.00  2,090,525.00    0.00     0.00        0.00         0.00
- ------------------------------------------------------------------------------------------------------------------------------------
  1995 CARRY FOWARD INTO 1996
                                                                            0.00                         0.00         0.00
                                                                            0.00                         0.00         0.00
                                                                            0.00                         0.00         0.00
                                                                            0.00                         0.00         0.00
                                                                            0.00                         0.00         0.00

                                                                            0.00                         0.00         0.00
                                                                            0.00                         0.00         0.00
                                                                            0.00                         0.00         0.00
    1995 YEAR END EXPENSES                                                  0.00                         0.00         0.00
TOTAL PRIOR YEAR CARRY OVER                           0.00    0.00          0.00    0.00     0.00        0.00         0.00

GRAND TOTAL FF&E PURCHASES                    2,090,525.00    0.00  2,090,525.00    0.00     0.00        0.00         0.00
- ------------------------------------------------------------------------------------------------------------------------------------

Note:
Boat Basin requires approximately 3 miliion, laundry estimate approximately 350k and new restaurant front office complex 1.5 million.

     Calculation of Net Income

     In final analysis, we have relied upon a market sales comparison approach, a valuation of the Harbor House and White Elephant under a combined operation will be included herein. An allocation between the two hotels is required, and since they both effectively operate together, to report net income for the Harbor House at $34,444 and for the White Elephant at $653,625 could skew value if analyzed separately.

     In the case of the Wharf Cottages, three cottages are situated on land that is ground leased. The ground rent is $13,000 per year, and the lease is short term. As the lease has been renewed in short term increments for over twenty years, in our valuation, we are not assuming that upon lease expiration the cottages would revert to the ground lessor. Our understanding is that there are interconnected relationships and unwritten agreements as relates to continued occupancy.

     Within the ownership's statements, there are leasing costs associated with the management of the property. An allocation is applied for the central office lease. Central office leases are typically not deducted by appraisers as an expense and are covered as part of management fees.

     As prime reliance will be on an income approach involving the Wharf Cottages, the actual income and expense statement together with reserves for replacements is as follows:


                                       29
CONSULTING AND VALUATION GROUP                                           [LOGO]

THE NANTUCKET PROPERTIES
1996 Reforecast


                                           HH/WE  Harbor House White Elephant  Wharf Cottages   Boat Basin   Emp. Housing      TOTAL
                                           -----  ---------------------------  --------------   ----------   ------------      -----
Average Rate                              203.45        163.19        288.46        276.57                                    210.11
Occupied Rooms                            29,509        19,014        10,494         2,913                                    32,422
Revenues
    Rooms                              6,003,480     3,038,545     2,964,935       808,638             0             0     6,812,118
    Food & Beverage                    2,421,783     1,339,410     1,082,373             0             0             0     2,421,783
    Telephone                            272,327       160,773       111,554        26,663       125,332             0       424,322
    Boat Basin                                 0             0             0             0     2,522,858             0     2,522,858
    Employee Housing                           0             0             0             0             0       376,201       376,201
    Other                                 15,907         9,597         6,310             0             0             0        15,907
                              ------------------------------------------------------------------------------------------------------
Total Revenue                          8,713,497     4,548,325     4,165,172       835,301     2,648,190       376,201    12,573,189

Operating Profits
    Rooms                              4,316,340     2,171,711     2,144,629       584,555             0             0     4,900,895
    Food & Beverage                      286,553       176,255       110,298             0             0             0       286,553
    Telephone                            145,730        86,057        59,673        14,263        66,175             0       226,167
    Boat Basin                                 0             0             0             0     1,530,602             0     1,530,602
    Employee Housing                           0             0             0             0             0       195,693       195,693
    Other                                -61,837       -60,061        -1,776             0             0             0       -61,837
                              ------------------------------------------------------------------------------------------------------
Total Oper. Profits                    4,686,786     2,373,962     2,312,823       598,818     1,596,777       195,693     7,078,074

Overhead Expenses
    Admin & Gen                        1,050,673       599,781       450,892        11,281        35,480             0     1,097,434
    Credit Card Comm                     143,772        75,047        68,725        13,782        48,469         6,207       212,231
    Management Fee                       174,270        90,966        83,303        16,706        52,964         7,524       251,464
    Advert & Sales                       762,846       444,741       318,105        31,361        24,943             0       819,150
    Repair & Maint                       895,150       568,743       326,407        90,605        64,544             0     1,050,300
    Utilities                            435,287       250,763       184,524        32,546        58,734             0       526,567
                              ------------------------------------------------------------------------------------------------------
Total Overhead                         3,461,998     2,030,042     1,431,957       196,282       285,134        13,731     3,957,146

House Profit                           1,224,788       343,921       880,867       402,536     1,311,643       181,962     3,120,928

Other Deductions
    Insurance                            272,639       144,256       128,383        25,949        86,822         6,474       391,884
    Property Taxes                       264,080       165,221        98,859        81,534        25,319        40,725       515,310
    Central Office Lease                  80,185             0             0             0             0             0        80,185
    Leases                                39,299             0             0             0        63,351             0       102,650
                              ------------------------------------------------------------------------------------------------------
Total Other Deduct                       656,203       309,477       227,242       107,483       175,492        47,199     1,090,029

Net Income                               568,585        34,444       653,625       295,053     1,136,151       134,762     2,030,899
                              ======================================================================================================

                                 Wharf Cottages
                               Income and Expenses


- --------------------------------------------------------------------------------
          Actual Gross Income:                                 $835,301
- --------------------------------------------------------------------------------

          Operating Profit                                     $584,555
          Telephone Profit                                       14,263
                                                               --------
               Total                                           $598,818

          Overhead Expenses
                   General & Administrative         $ 11,281
                   Credit Card Commission             13,782
                   Management Fee                     16,706
                   Advertising & Sales                31,361
                   Repairs & Maintenance              90,605
                   Utilities                          32,596    196,311
                                                    --------   --------
          House Profit                                         $402,507

          Other Deductions
                   Insurance                        $ 25,949
                   Property Taxes                     81,534
                   Ground Lease                       13,000
                   Reserves for Replacements @ 4%     33,412    153,895
                                                    --------   --------
          Net Income                                           $248,612



     Derivation of a Capitalization Rate

     The capitalization rate or overall rate calculation can be obtained from different sources depending upon information available. Sales extraction from the market is one principal source. Another source involves rate synthesis from available financing and interest criteria. This incorporates loan-to-value ratios, debt service coverage ratios, and can create bands of investment to derive a capitalization rate.


                                       30
CONSULTING AND VALUATION GROUP                                           [LOGO]

     In this case, the profile of the logical buyer would be an all cash buyer. For this reason, we have relied on national surveys of capitalization rates. As the buyer would be a free and clear buyer, we have utilized the Korpacz/Coopers & Lybrand Survey published in the Korpacz Real Estate Investor Survey, Second Quarter, 1996, which shows hotel capitalization rates as follows:

- --------------------------------------------------------------------------------
National Full-Service Hotel Market
SECOND QUARTER 1996


                                    CURRENT           LAST            YEAR
KEY INDICATORS                      QUARTER          QUARTER          AGO
- ---------------------------------------------------------------------------
Free & Clear Equity IRR
- --------------------------------------------------------------------------------
  RANGE                          10.00%-25.00%    10.00%-25.00%    9.00%-20.00%
  AVERAGE                            14.61%           14.86%          14.75%
  CHANGE (Basis Points)               --               -25             -14

- --------------------------------------------------------------------------------
Free & Clear Equity Cap Rate
- --------------------------------------------------------------------------------
  RANGE                           8.00%-15.00%     8.00%-15.00%    8.00%-15.00%
  AVERAGE                            10.52%           10.40%          10.88%
  CHANGE (Basis Points)               --               +12             -36

- --------------------------------------------------------------------------------
Average Daily Rate Chg. Rate(a)
- --------------------------------------------------------------------------------
  RANGE                           2.00%-7.00%      2.00%-6.00%     2.00%-8.00%
  AVERAGE                             4.52%            4.39%           3.83%
  CHANGE (Basis Points)               --               +13             +69

- --------------------------------------------------------------------------------
Operating Expense Chg. Rate(a)
- --------------------------------------------------------------------------------
  RANGE                           2.50%-5.00%      2.50%-5.00%     2.00%-5.00%
  AVERAGE                             3.43%            3.43%           3.45%
  CHANGE (Basis Points)               --                0              -2

- --------------------------------------------------------------------------------
Residual Cap Rate
- --------------------------------------------------------------------------------
  RANGE                           8.50%-13.00%     8.50%-13.00%    8.50%-13.00%
  AVERAGE                            10.80%           10.77%          10.88%
  CHANGE (Basis Points)               --               +3              -8
(a)  Initial rate of change
- --------------------------------------------------------------------------------



     After careful study of capitalization rates, historic capitalization rates on Nantucket, the quality of the property, and, in final analysis, rounding to capitalization rates indicated by the Korpacz Survey, we have concluded that the fair market capitalization rate, if exposed for sale, applicable to this property would be:

                           Capitalization Rate: 10.5%


                                       31
CONSULTING AND VALUATION GROUP                                           [LOGO]

     Valuation by Income Approach

     Based on actual net income, after allowances for reserves, the value of the property would be as follows:

- --------------------------------------------------------------------------------
                       VALUATION BASED ON INCOME APPROACH


                                            HARBOR HOUSE            WHARF
                                          AND WHITE ELEPHANT       COTTAGES
                                          ---------------------------------
          NET INCOME BEFORE
          REPLACEMENT RESERVE:               $  688,069

          LESS: 4% REPLACEMENT RESERVE:     ($  348,539)
                                             ----------
          NET INCOME:                        $  339,529          $  248,612

          CAPITALIZATION RATE:                     10.5%               10.5%

          ESTIMATE OF VALUE                  $3,233,610          $2,367,733

          ROUNDED:                           $3,235,000          $2,370,000

- --------------------------------------------------------------------------------


                                       32
CONSULTING AND VALUATION GROUP                                           [LOGO]

MARKET SALES COMPARISON APPROACH

     At the peak of the market, as a condominium conversion, the Beachside sold for $7,700,000 on October 29, 1987. Two million dollars was spent to upgrade, and the plan was to imitate the Nantucket Inn which has sold out for $175,000 per unit but for luxury units that were priced at $225,000 per unit. The Beachside's total cost was $107,000 per unit.

     The hotel condominium conversion failed, the property was foreclosed on July 23, 1990, and bought by two local investors. The investors' names were William Roper and Edward Keelan. They had been two of the original buyers of hotel condominiums. Both were seasonal residents in Nantucket, with multiple business interests in other locations. Their reported total purchase price is summarized as follows and totals $4,400,000:

- --------------------------------------------------------------------------------


                                    BEACHSIDE
                              SUMMARY OF ASSEMBLAGE

DATE          GRANTOR                      DESCRIPTION        PRICE
- --------------------------------------------------------------------------------
6/30/91       Salisbury Corp.               85 Units          $ 3,500,000
6/28/91       William J. Roper              128 Units         $ 43,200
6/28/91       Edward J. Keelan              129 Units         $ 43,200
7/17/92       Marvin N. Gellar              122 Units         $ 126,699
8/21/92       Worcester County Inst.        220 Units         $ 100,000
8/21/92       Warren F. Kastner                               $ 100,000
- --------------------------------------------------------------------------------
                                            TOTAL:            $ 3,913,099

              BUY-OUT OF BANKRUPT FORMER
              PARTNER TO MOVE TOTAL TO:                              $ 4,400,000

- --------------------------------------------------------------------------------


                                       33
CONSULTING AND VALUATION GROUP                                           [LOGO]

                              HOTEL COMPARABLE SALE

Location:                             Beachside, 30 North Beach Street
                                      Nantucket, MA
Grantor:                              Salisbury Corp. (Worcester County Bank)
Grantee:                              Off Shore Beachside LP.
Date of Sale:                         June 30, 1991 (See Attached)
Number of Units:                      90
Land Area:                            3.43 Acres
Price:                                See Attached - Reported Total $4,400,000
Price/Unit:                           $48,888
Capitalization Rate:                  N/A

Elements of Comparison

1.  Real Property Rights Conveyed:
       a)  Type of Buyer:             Local Investor
       b)  Occupancy Conditions:      Not in operation - A start up from
                                      failed hotel condominium
2.  Conditions of Sale:               Arms Length
3.  Financing Terms:                  Not contingent on financing
4.  Market Conditions:                Stable - 1991, Rising - 1992
5.  Location:                         Prime
6.  Physical Characteristics:
       a)  Year Built:                1964, 1978, 1982
       b)  General Condition:         Renovated 1988
       d)  Capital Improv.            None required, paid as part of conversion.
7.  Economic Characteristics:

           a)  NOI/Unit               N/A
           b)  Market Rents:          See schedule


Comments:                             This is a failed hotel condominium
                                      conversion, re-opened as a hotel after
                                      clearing bankruptcy.
                                      Bought by two individual investors.

Source of Confirmation
For Sale and Rate Schedule:           Don Palvari, Nantucket Accommodations


                                       34
CONSULTING AND VALUATION GROUP                                           [LOGO]

     The original purchase from the lender was for $3,500,000, all cash. The date was June 30, 1991. Shortly thereafter, the no name storm flooded the property on October 30, 1991, and the property could not re-open until the summer of 1992.

     Between the original sale in 1987 and 1992, operating history was spotty. Hotel, people were not running the property. A hotel team was put in place in 1993 and 1994, and successful operation has continued since that point in time.

     Cash flow from the property since its stabilization in 1993 has been reinvested back into the operation. The original twelve rooms in the motel, although renovated in 1988 and 1989, were re-renovated in 1995. The property was originally built in 1964, expanded with a two-story addition in 1978, and finished with a second two-story addition of 54 rooms in 1982. Like the White Elephant, there is a swimming pool.

     Our study of this property forms the basis for concluding that the logical buyer would be a seasonal resident or residents for the Harbor House and White Elephant who would buy all cash and supervise as part of operation of other businesses.

     This sale would indicate that the underlying intrinsic value of a renovated hotel on Nantucket would be:

                      Estimate of Value Per Room: $48,000

     Since the 1991-1992 time frame, the market has improved. A market adjustment for per stronger economic conditions can be argued. A review of actual income and expense statements, however, do not support this argument. In terms of net income, the property is actually producing less income than in the 1986 and 1988 time frame.


                                       35
CONSULTING AND VALUATION GROUP                                           [LOGO]

For this reason, we have not made an adjustment to the per room price due to market conditions.

     We have considered a locational adjustment. The two properties under study and the Beachside, in effect, form an equilateral triangle and most certainly are within the same location and most certainly compete, one to the other. For this reason, no location adjustment is deemed appropriate.

     In terms of physical characteristics, all three are physically similar.

     After review of market conditions, location and physical characteristics, we would conclude that an underlying per room value of $48,000 per room should form the basis of our valuation under a market sales comparison approach, which is as follows:

- --------------------------------------------------------------------------------

                                ESTIMATE OF VALUE
                            BASED ON MARKET APPROACH

          Harbor House - 112 Rooms @ $48,000                $5,376,000
          White Elephant - 82 Rooms @ $48,000                3,936,000
                                                            ----------
          Total                                             $9,312,000
          Less:  Deferred Maintenance and Replacements       1,832,275
                                                            ----------
          Total                                             $7,479,725

          Rounded:                                          $7,480,000

- --------------------------------------------------------------------------------


                                       36
CONSULTING AND VALUATION GROUP                                           [LOGO]

                    RECONCILIATION AND FINAL VALUE CONCLUSION

     In a properly prepared appraisal, the process of reconciliation flows through the entire report. Our value conclusions will be summarized as follows:

- --------------------------------------------------------------------------------

                                VALUE CONCLUSIONS

                                             INCOME            MARKET

                                            APPROACH          APPROACH
                                            --------          --------
          Harbor House and
          White Elephant:                  $3,225,000       $7,480,000

          Wharf Cottages                   $2,370,000           N/A

- --------------------------------------------------------------------------------


     The purpose of this report is to present the "as is" fair market value of the property. This report takes into account the history of the property, market change, and actual operating experience. This report takes into account the most likely actions of buyers in the marketplace.

     In assessing and weighing the valuation alternatives of an income and a market sales comparison approach, for the reasons as explained, prime weight has been given to an income approach for the Wharf Cottages and a market approach for the Harbor House and White Elephant Hotels. The appraiser has used his business relationships on Nantucket to derive market information, and the overall results are believe to present an accurate picture of values that flow from conditions that exist today on island.


                                       37
CONSULTING AND VALUATION GROUP                                           [LOGO]

     Therefore, after careful study analysis, and review, we have concluded that if exposed for sale as of July 31, 1996, the properties under study would have a most probable selling price "as is" of:

          Harbor House and White Elephant                   $7,480,000
          Wharf Cottages                                     2,370,000
                                                            ----------
          Total:                                            $9,850,000
                                                            ==========




                                       38
CONSULTING AND VALUATION GROUP                                           [LOGO]

- --------------------------------------------------------------------------------


                                    ADDENDA


- --------------------------------------------------------------------------------

======================================================================================================================
                               INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
                                               WHITE ELEPHANT RESORT
24-Jun-96
10:45AM                                      ACTUAL :  JANUARY TO MAY           FORECAST JUNE TO DECEMBER
======================================================================================================================
                                                        JULY
- ----------------------------------------------------------------------------------------------------------------------
DESCRIPTION                         ACT/FOR           %           BUDGET            %           LYA         %
======================================================================================================================
REVENUE OCCUPANCY %                      86.2%                           89.1%                         82.4%
REVPAR                                 $234.81                         $241.58                       $227.31
AVERAGE ROOM RATE                      $272.50                         $271.27                       $275.74
=======================================================================================================================
GROSS OPERATING REVENUES
- -----------------------------------------------------------------------------------------------------------------------
      ROOMS                           1,594.1              50.6%      1,640.1             50.4%     1,585.5      50.1%
- -----------------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE
- -----------------------------------------------------------------------------------------------------------------------
      OUTLET FOOD                       237.2               7.5%        240.6              7.4%       249.0       7.9%
      CATERING FOOD                     101.9               3.2%        138.4              4.3%       106.4       3.4%
      OUTLET BEVERAGE                    95.0               3.0%         96.5              3.0%        72.4       2.3%
      CATERING BEVERAGE                  15.2               0.5%         21.5              0.7%        16.3       0.5%
      CATERING OTHER REV                 32.7               1.0%         44.1              1.4%        57.3       1.8%
      HONOR BAR                           0.0               0.0%          0.0              0.0%         2.1       0.1%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE                   482.1              15.3%        541.0             16.6%       503.4      15.9%
- -----------------------------------------------------------------------------------------------------------------------
TELEPHONE                               110.7               3.5%        114.4              3.5%       114.1       3.6%
GIFTSHOP                                  0.0               0.0%          0.0              0.0%         0.0       0.0%
OTHER                                   960.8              30.5%        960.8             29.5%       961.3      30.4%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE               3,147.7             100.0%      3,256.3            100.0%     3,164.3     100.0%
- -----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- -----------------------------------------------------------------------------------------------------------------------
      ROOMS                           1,294.2              81.2%      1,332.1             81.2%     1,319.0      83.2%
- -----------------------------------------------------------------------------------------------------------------------
      FOOD                               70.2              18.9%         75.1             17.7%        (9.2)     -2.2%
      BEVERAGE                           39.2              35.6%         42.6             36.2%        37.7      41.6%
- -----------------------------------------------------------------------------------------------------------------------
      TOTAL FOOD & BEVERAGE             109.4              22.7%        117.7             21.8%        28.5       5.7%
- -----------------------------------------------------------------------------------------------------------------------
      TELEPHONE                          83.0              74.9%         86.2             75.4%        75.1      65.8%
      GIFTSHOP                            0.0               0.0%          0.0              0.0%         0.0       0.0%
      OTHER                             661.5              68.9%        659.4             68.6%       629.4      65.5%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS                 2,148.1              68.2%      2,195.4             67.4%     2,052.0      64.8%

- -----------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- -----------------------------------------------------------------------------------------------------------------------
      ADMIN & GENERAL                   110.9               3.5%        132.7              4.1%       160.2       5.1%
      CREDIT CARD COMMISSIONS            51.9               1.6%         53.7              1.6%        50.3       1.6%
      MANAGEMENT FEE                     63.0               2.0%         65.1              2.0%        63.3       2.0%
      ROYALTIES                           0.0               0.0%          0.0              0.0%         0.0       0.0%
      ADVERTISING & SALES                51.4               1.6%         83.1              2.6%        83.9       2.7%
      PREFERRED GUESTS                    0.0               0.0%          0.0              0.0%         0.0       0.0%
      REPAIRS & MAINTENANCE              91.5               2.9%         89.1              2.7%        95.0       3.0%
      UTILITIES                          73.8               2.3%         80.9              2.5%        73.5       2.3%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                        442.5              14.1%        504.7             15.5%       526.2      16.6%
- -----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                          1,705.6              54.2%      1,690.6             51.9%     1,525.8      48.2%
- -----------------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS:
- -----------------------------------------------------------------------------------------------------------------------
      TOTAL INSURANCE                    32.7               1.0%         32.7              1.0%        32.4       1.0%
      TOTAL TAXES                        44.0               1.4%         44.0              1.4%        42.6       1.3%
      TOTAL LEASES                        6.7               0.2%          8.6              0.3%        10.3       0.3%
      INCENTIVE MGMT FEES                 0.0               0.0%          0.0              0.0%         0.0       0.0%
      OTHER DEDUCTIONS                    6.7               0.2%          8.2              0.3%        15.0       0.5%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS                   90.0               2.9%         93.4              2.9%       100.3       3.2%
- -----------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                  1,615.6              51.3%      1,597.3             49.1%     1,425.5      45.0%
- -----------------------------------------------------------------------------------------------------------------------
      DEPRECIATION & AMORT                0.0               0.0%          0.0              0.0%         0.0       0.0%
- -----------------------------------------------------------------------------------------------------------------------
NET INCOME                            1,615.6              51.3%      1,597.3             49.1%     1,425.5      45.0%
=======================================================================================================================
                                      Rooms              Rate         Rooms             Rate        Rooms       Rate
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT                3,562              $295.50      4,118             $293.50     4,199      $293.41
ROOMS SOLD - PACKAGE                     50              $182.00         50             $182.00        60      $182.02
ROOMS SOLD - GROUP                    2,019              $246.32      1,671             $233.78     1,263      $236.05
ROOMS SOLD - BASE                       167              $119.09        155             $106.32       158      $123.09
ROOMS SOLD - GNS                         52              $293.00         52             $293.00        70      $356.73
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV                     99                              99                           109
- -----------------------------------------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS                 5,850              $272.50      6,046             $271.27     5,750      $275.74
TOTAL ROOMS OCCUPIED                  5,949              $267.96      6,145             $266.90     5,859      $270.61
- -----------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS                 6,789                           6,789                         6,975
======================================================================================================================

======================================================================================================================
                               INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
                                               WHITE ELEPHANT RESORT
24-Jun-96
10:45AM                                      ACTUAL :  JANUARY TO MAY           FORECAST JUNE TO DECEMBER
======================================================================================================================
                                                        AUGUST
- ----------------------------------------------------------------------------------------------------------------------
DESCRIPTION                         ACT/FOR           %           BUDGET            %           LYA         %
======================================================================================================================
REVENUE OCCUPANCY %                      94.8%                           94.7%                         90.5%
REVPAR                                 $275.54                         $268.82                       $256.34
AVERAGE ROOM RATE                      $290.35                         $283.83                       $283.27
=======================================================================================================================
GROSS OPERATING REVENUES
- -----------------------------------------------------------------------------------------------------------------------
      ROOMS                           1,869.3              53.7%      1,825.0             53.6%     1,788.0      53.9%
- -----------------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE
- -----------------------------------------------------------------------------------------------------------------------
      OUTLET FOOD                       274.9               7.9%        274.4              8.1%       272.3       8.2%
      CATERING FOOD                      96.3               2.8%         70.3              2.1%        33.8       1.0%
      OUTLET BEVERAGE                   103.2               3.0%        102.6              3.0%        72.3       2.2%
      CATERING BEVERAGE                  15.2               0.4%         14.8              0.4%         4.4       0.1%
      CATERING OTHER REV                 24.7               0.7%         20.6              0.6%        23.3       0.7%
      HONOR BAR                           0.0               0.0%          0.0              0.0%         2.3       0.1%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE                   514.3              14.8%        482.7             14.2%       408.5      12.3%
- -----------------------------------------------------------------------------------------------------------------------
TELEPHONE                               115.9               3.3%        115.8              3.4%       121.4       3.7%
GIFTSHOP                                  0.0               0.0%          0.0              0.0%         0.0       0.0%
OTHER                                   980.0              28.2%        980.0             28.8%       999.0      30.1%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE               3,479.5             100.0%      3,403.5            100.0%     3,316.9     100.0%
- -----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- -----------------------------------------------------------------------------------------------------------------------
      ROOMS                           1,557.4              83.3%      1,506.8             82.6%     1,504.7      84.2%
- -----------------------------------------------------------------------------------------------------------------------
      FOOD                              101.5              25.6%         38.7             10.6%       (66.6)    -20.2%
      BEVERAGE                           48.4              40.9%         47.2             40.2%        27.6      34.9%
- -----------------------------------------------------------------------------------------------------------------------
      TOTAL FOOD & BEVERAGE             149.8              29.1%         85.9             17.8%       (39.0)     -9.6%
- -----------------------------------------------------------------------------------------------------------------------
      TELEPHONE                          87.4              75.4%         87.2             75.3%       112.2      92.4%
      GIFTSHOP                            0.0               0.0%          0.0              0.0%         0.0       0.0%
      OTHER                             656.2              67.0%        654.1             66.7%       701.9      70.3%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS                 2,450.9              70.4%      2,334.0             68.6%     2,279.8      68.7%
- -----------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- -----------------------------------------------------------------------------------------------------------------------

      ADMIN & GENERAL                   113.6               3.3%        135.3              4.0%       133.4       4.0%
      CREDIT CARD COMMISSIONS            57.4               1.6%         56.2              1.6%        56.2       1.7%
      MANAGEMENT FEE                     69.6               2.0%         68.1              2.0%        66.3       2.0%
      ROYALTIES                           0.0               0.0%          0.0              0.0%         0.2       0.0%
      ADVERTISING & SALES                53.8               1.5%         85.1              2.5%        98.7       3.0%
      PREFERRED GUESTS                    0.0               0.0%          0.0              0.0%         0.0       0.0%
      REPAIRS & MAINTENANCE              99.6               2.9%         87.5              2.6%        98.5       3.0%
      UTILITIES                          71.9               2.1%         86.0              2.5%        66.9       2.0%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                        465.9              13.4%        518.1             15.2%       520.2      15.7%
- -----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                          1,985.0              57.0%      1,815.8             53.4%     1,759.6      53.1%
- -----------------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS:
- -----------------------------------------------------------------------------------------------------------------------
      TOTAL INSURANCE                    32.7               0.9%         32.7              1.0%        31.7       1.0%
      TOTAL TAXES                        44.0               1.3%         44.0              1.3%        42.0       1.3%
      TOTAL LEASES                        6.7               0.2%          8.6              0.3%        10.0       0.3%
      INCENTIVE MGMT FEES                 0.0               0.0%          0.0              0.0%         0.0       0.0%
      OTHER DEDUCTIONS                    6.7               0.2%          8.2              0.2%         3.4       0.1%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS                   90.0               2.6%         93.4              2.7%        87.2       2.6%
- -----------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                  1,895.0              54.5%      1,722.5             50.6%     1,672.4      50.4%
- -----------------------------------------------------------------------------------------------------------------------
      DEPRECIATION & AMORT                0.0               0.0%          0.0              0.0%         0.0       0.0%
- -----------------------------------------------------------------------------------------------------------------------
NET INCOME                            1,895.0              54.5%      1,722.5             50.6%     1,672.4      50.4%
=======================================================================================================================
                                      Rooms              Rate         Rooms             Rate        Rooms     Rate
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT                5,013              $295.00      5,583             $295.00     5,142      $291.82
ROOMS SOLD - PACKAGE                     57              $181.00         57             $181.00       134      $139.94
ROOMS SOLD - GROUP                    1,163              $300.63        600             $234.83       852      $283.09
ROOMS SOLD - BASE                       170              $118.58        155             $106.32       155      $140.52
ROOMS SOLD - GNS                         35              $295.00         35             $295.00        29      $197.44
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV                    100                             100                            70
- -----------------------------------------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS                 6,438              $290.35      6,430             $283.83     6,312      $283.27
TOTAL ROOMS OCCUPIED                  6,538              $285.91      6,530             $279.48     6,382      $280.16
- -----------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS                 6,789                           6,789                         6,975
======================================================================================================================

======================================================================================================================
                               INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
                                               WHITE ELEPHANT RESORT
24-Jun-96
10:45AM                                      ACTUAL :  JANUARY TO MAY           FORECAST JUNE TO DECEMBER
======================================================================================================================
                                                        SEPTEMBER
- ----------------------------------------------------------------------------------------------------------------------
DESCRIPTION                         ACT/FOR           %           BUDGET            %           LYA         %
======================================================================================================================
REVENUE OCCUPANCY %                      69.8%                           75.6%                        73.6%
REVPAR                                 $159.92                         $161.59                      $149.67
AVERAGE ROOM RATE                      $229.00                         $213.82                      $203.44
======================================================================================================================
GROSS OPERATING REVENUES
- ----------------------------------------------------------------------------------------------------------------------
      ROOMS                           1,050.7              57.7%      1,061.6             57.3%     1,010.3      55.9%
- ----------------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE
- ----------------------------------------------------------------------------------------------------------------------
      OUTLET FOOD                       111.2               6.1%        112.9              6.1%       118.4       6.6%
      CATERING FOOD                     143.0               7.8%        145.2              7.8%       120.8       6.7%
      OUTLET BEVERAGE                    52.4               2.9%         52.4              2.8%        47.2       2.6%
      CATERING BEVERAGE                  37.6               2.1%         40.3              2.2%        40.8       2.3%
      CATERING OTHER REV                 23.2               1.3%         31.0              1.7%        20.9       1.2%
      HONOR BAR                           0.0               0.0%          0.0              0.0%         0.7       0.0%
- ----------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE                   367.4              20.2%        381.8             20.6%       348.9      19.3%
- ----------------------------------------------------------------------------------------------------------------------
TELEPHONE                                52.8               2.9%         57.0              3.1%        45.2       2.5%
GIFTSHOP                                  0.0               0.0%          0.0              0.0%         0.0       0.0%
OTHER                                   351.0              19.3%        351.2             19.0%       402.6      22.3%
- ----------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE               1,821.8             100.0%      1,851.6            100.0%     1,807.0     100.0%
- ----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- ----------------------------------------------------------------------------------------------------------------------
      ROOMS                             799.2              76.1%        803.0             75.6%       747.3      74.0%
- ----------------------------------------------------------------------------------------------------------------------
      FOOD                               45.2              16.3%         11.8              4.1%        23.3       9.0%
      BEVERAGE                           35.9              39.9%         38.4             41.4%        44.5      50.2%
- ----------------------------------------------------------------------------------------------------------------------
      TOTAL FOOD & BEVERAGE              81.1              22.1%         50.1             13.1%        67.8      19.4%
- ----------------------------------------------------------------------------------------------------------------------
      TELEPHONE                          32.1              60.7%         35.8             62.8%        32.4      71.7%
      GIFTSHOP                            0.0               0.0%          0.0              0.0%         0.0       0.0%
      OTHER                             197.6              56.3%        195.8             55.7%       184.2      45.7%
- ----------------------------------------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS                 1,109.9              60.9%      1,084.6             58.6%     1,031.7      57.1%
- ----------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- ----------------------------------------------------------------------------------------------------------------------

      ADMIN & GENERAL                    93.5               5.1%        120.4              6.5%       131.9       7.3%
      CREDIT CARD COMMISSIONS            20.0               1.1%         30.6              1.6%        17.6       1.0%
      MANAGEMENT FEE                     36.4               2.0%         37.0              2.0%        36.1       2.0%
      ROYALTIES                           0.0               0.0%          0.0              0.0%         0.0       0.0%
      ADVERTISING & SALES                55.2               3.0%         86.1              4.6%        88.3       4.9%
      PREFERRED GUESTS                    0.0               0.0%          0.0              0.0%         0.0       0.0%
      REPAIRS & MAINTENANCE              89.5               4.9%         92.8              5.0%        83.8       4.6%
      UTILITIES                          57.2               3.1%         68.0              3.7%        56.1       3.1%
- ----------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                        351.7              19.3%        434.8             23.5%       413.8      22.9%
- ----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                            758.2              41.6%        649.9             35.1%       617.9      34.2%
- ----------------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS:
- ----------------------------------------------------------------------------------------------------------------------
      TOTAL INSURANCE                    32.7               1.8%         32.7              1.8%        31.2       1.7%
      TOTAL TAXES                        44.0               2.4%         44.0              2.4%        41.9       2.3%
      TOTAL LEASES                        6.7               0.4%          8.6              0.5%         8.6       0.5%
      INCENTIVE MGMT FEES                 0.0               0.0%          0.0              0.0%         0.0       0.0%
      OTHER DEDUCTIONS                    6.7               0.4%          8.2              0.4%         3.0       0.2%
- ----------------------------------------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS                   90.0               4.9%         93.4              5.0%        84.7       4.7%
- ----------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                    668.2              36.7%        556.5             30.1%       533.2      29.5%
- ----------------------------------------------------------------------------------------------------------------------
      DEPRECIATION & AMORT                0.0               0.0%          0.0              0.0%         0.0       0.0%
- ----------------------------------------------------------------------------------------------------------------------
NET INCOME                              668.2              36.7%        556.5             30.1%       533.2      29.5%
======================================================================================================================
                                      Rooms              Rate         Rooms             Rate        Rooms      Rate
- ----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT                2,286              $252.50      2,497             $252.50     2,484      $252.15
ROOMS SOLD - PACKAGE                    180              $133.00        180             $133.00       192      $138.70
ROOMS SOLD - GROUP                    1,928              $219.19      2,103             $182.32     2,089      $155.71
ROOMS SOLD - BASE                       164              $119.62        155             $106.32       150      $107.84
ROOMS SOLD - GNS                         30              $243.00         30             $243.00        51      $311.00
- ----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV                    150                             150                           142
- ----------------------------------------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS                 4,588              $229.00      4,965             $213.82     4,966      $203.44
TOTAL ROOMS OCCUPIED                  4,738              $221.75      5,115             $207.55     5,108      $197.79
- ----------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS                 6,570                           6,570                         6,750
======================================================================================================================

===============================================================================================================================
                                      INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
                                                     WHITE ELEPHANT RESORT
24-Jun-96
10:45 AM                      ACTUAL: JANUARY TO MAY            FORECAST JUNE TO DECEMBER
===============================================================================================================================
                                                            OCTOBER
- -------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION
- -------------------------------------------------------------------------------------------------------------------------------
                              ACT/FOR              %              BUDGET               %                LYA                %
===============================================================================================================================
REVENUE OCCUPANCY %            52.1%                               56.3%                               43.2%
REVPAR                        $77.46                              $80.01                              $60.01
AVERAGE ROOM RATE            $148.59                             $142.05                             $138.83
===============================================================================================================================
GROSS OPERATING REVENUES
- -------------------------------------------------------------------------------------------------------------------------------
  ROOMS                        525.9             63.3%             543.2             61.7%             418.6             61.8%
- -------------------------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE
- -------------------------------------------------------------------------------------------------------------------------------
  OUTLET FOOD                   41.6              5.0%              41.1              4.7%              59.0              8.7%
  CATERING FOOD                102.9             12.4%             109.4             12.4%              38.7              5.7%
  OUTLET BEVERAGE               32.3              3.9%              32.3              3.7%              25.9              3.8%
  CATERING BEVERAGE             34.0              4.1%              50.4              5.7%               7.2              1.1%
  CATERING OTHER BEV            13.7              1.6%              20.3              2.3%              14.5              2.1%
  HONOR BAR                      0.0              0.0%               0.0              0.0%               0.0              0.0%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE          224.4             27.0%             253.5             28.8%             145.3             21.4%
- -------------------------------------------------------------------------------------------------------------------------------
TELEPHONE                       37.6              4.5%              40.6              4.6%              23.3              3.4%
GIFTSHOP                         0.0              0.0%               0.0              0.0%               0.0              0.0%
OTHER                           42.4              5.1%              42.5              4.8%              90.5             13.4%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE        830.2            100.0%             879.9            100.0%             677.6            100.0%
- -------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- -------------------------------------------------------------------------------------------------------------------------------
  ROOMS                        355.7             67.6%             368.1             67.8%             287.1             68.6%
  FOOD                         (9.2)             -5.8%              15.9              9.3%             (7.4)             -6.6%
  BEVERAGE                      28.7             43.3%              41.1             49.7%              12.9             38.9%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE           19.4              8.7%              57.0             22.5%               5.4              3.7%
- -------------------------------------------------------------------------------------------------------------------------------
  TELEPHONE                     21.3             56.8%              24.0             58.9%               8.2             35.3%
  GIFTSHOP                       0.0              0.0%               0.0              0.0%               0.0              0.0%
  OTHER                       (10.6)            -25.0%            (12.9)            -30.3%              15.3             17.0%
- -------------------------------------------------------------------------------------------------------------------------------

TOTAL DEPART.  PROFITS         385.9             46.5%             436.1             49.6%             316.1             46.7%
- -------------------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME
- -------------------------------------------------------------------------------------------------------------------------------
  ADMIN & GENERAL               86.0             10.4%             114.1             13.0%              89.5             13.2%
  CREDIT CARD COMMISSIONS       13.7              1.7%              14.5              1.7%               8.9              1.3%
  MANAGEMENT FEE                16.6              2.0%              17.6              2.0%              13.4              2.0%
  ROYALTIES                      0.0              0.0%               0.0              0.0%               0.0              0.0%
  ADVERTISING & SALES           53.0              6.4%              74.4              8.5%              63.6              9.4%
  PREFERRED GUESTS               0.0              0.0%               0.0              0.0%               0.0              0.0%
  REPAIRS & MAINTENANCE         85.5             10.3%              83.0              9.4%              49.6              7.3%
  UTILITIES                     52.2              6.3%              53.2              6.1%              56.6              8.4%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS               307.0             37.0%             356.8             40.6%             281.7             41.6%
- -------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                    78.9              9.5%              79.3              9.0%              34.4              5.1%
- -------------------------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS
- -------------------------------------------------------------------------------------------------------------------------------
  TOTAL INSURANCE               32.7              3.9%              32.7              3.7%              31.1              4.6%
  TOTAL TAXES                   44.0              5.3%              44.0              5.0%              41.6              6.1%
  TOTAL LEASES                   6.7              0.8%               8.6              1.0%               8.7              1.3%
  INCENTIVE MGMT FEES            0.0              0.0%               0.0              0.0%               0.0              0.0%
  OTHER DEDUCTIONS               6.7              0.8%               8.2              0.9%              46.9              6.9%
  TOTAL OTHER DEDUCTIONS        90.0             10.8%              93.4             10.6%             128.3             18.9%
- -------------------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME          (11.1)             -1.3%            (14.0)             -1.6%            (93.9)            -13.9%
- -------------------------------------------------------------------------------------------------------------------------------
  DEPRECIATION & AMORT           0.0              0.0%               0.0              0.0%               0.0              0.0%
- -------------------------------------------------------------------------------------------------------------------------------
NET INCOME                    (11.1)             -1.3%            (14.0)             -1.6%            (93.9)            -13.9%
===============================================================================================================================
                               Rooms           Rate                Rooms           Rate                Rooms           Rate
- -------------------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT         1,239           $179.00             1,400           $180.00             1,403           $178.85
ROOMS SOLD - PACKAGE             117           $114.00               130           $106.00               206           $113.65
ROOMS SOLD - GROUP             2,034           $134.32             2,148           $121.13             1,306           $102.78
ROOMS SOLD - BASE                128           $108.48               121           $106.32                75            $60.67
ROOMS SOLD - GNS                  21           $174.00                25           $174.00                25           $217.41
- -------------------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV             134                                 150                                 355
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL REV.  OCC.  ROOMS        3,539           $148.59             3,824           $142.05             3,015           $138.82
TOTAL ROOMS OCCUPIED           3,673           $143.17             3,974           $136.68             3,370           $124.20
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS          6,789                               6,789                               6,975
===============================================================================================================================

===============================================================================================================================
                                      INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
                                                     WHITE ELEPHANT RESORT
24-Jun-96
10:45 AM                      ACTUAL: JANUARY TO MAY            FORECAST JUNE TO DECEMBER
===============================================================================================================================
                                                            NOVEMBER
- -------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION               ACT/FOR              %              BUDGET               %                LYA                %
===============================================================================================================================
REVENUE OCCUPANCY %            15.8%                               17.6%                               15.7%
REVPAR                        $15.99                              $17.57                              $13.91
AVERAGE ROOM RATE            $101.20                              $99.60                              $88.75
===============================================================================================================================
GROSS OPERATING REVENUES
- -------------------------------------------------------------------------------------------------------------------------------
  ROOMS                        105.0             46.9%             115.4              45.9              93.9             45.2%
- -------------------------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE
- -------------------------------------------------------------------------------------------------------------------------------
  OUTLET FOOD                   35.0             15.6%              33.4             13.3%              28.3             13.6%
  CATERING FOOD                  8.4              3.7%              21.1              8.4%              19.5              9.4%
  OUTLET BEVERAGE               26.5             11.8%              25.8             10.3%              14.4              6.9%
  CATERING BEVERAGE              3.0              1.3%               5.8              2.3%               6.2              3.0%
  CATERING OTHER BEV             1.1              0.5%               3.9              1.5%             (0.7)             -0.3%
  HONOR BAR                      0.0              0.0%               0.0              0.0%               0.0              0.0%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE           73.9             33.0%              89.9             35.7%              67.7             32.6%
- -------------------------------------------------------------------------------------------------------------------------------
TELEPHONE                       11.1              4.9%              12.2              4.9%              11.3              5.4%
GIFTSHOP                         0.0              0.0%               0.0              0.0%               0.0              0.0%
OTHER                           34.0             15.2%              34.1             13.5%              34.9             16.8%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE        224.1            100.0%             251.7            100.0%             207.8            100.0%
- -------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- -------------------------------------------------------------------------------------------------------------------------------
  ROOMS                         11.9             11.3%              21.7             18.8%             (7.3)             -7.8%
- -------------------------------------------------------------------------------------------------------------------------------
  FOOD                        (26.0)            -58.6%            (23.6)            -40.5%            (30.2)            -64.1%
  BEVERAGE                       7.3             24.7%               9.1             28.7%               8.4             40.7%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE         (18.7)            -25.3%            (14.6)            -16.2%            (21.8)            -32.2%
- -------------------------------------------------------------------------------------------------------------------------------
  TELEPHONE                    (0.9)             -8.6%             (0.0)             -0.2%               3.3             31.3%
  GIFTSHOP                       0.0              0.0%               0.0              0.0%               0.0              0.0%
  OTHER                        (1.5)             -4.5%             (1.0)             -2.9%             (4.0)            -11.6%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL DEPART.  PROFITS         (9.3)             -4.2%               6.1              2.4%            (29.6)            -14.2%
- -------------------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME
- -------------------------------------------------------------------------------------------------------------------------------

  ADMIN & GENERAL               77.2             34.5%             107.5             42.7%              76.1             36.6%
  CREDIT CARD COMMISSIONS        3.7              1.6%               4.2              1.7%              13.5              6.5%
  MANAGEMENT FEE                 4.5              2.0%               5.0              2.0%               4.2              2.0%
  ROYALTIES                      0.0              0.0%               0.0              0.0%               0.0              0.0%
  ADVERTISING & SALES           56.8             25.4%              67.4             26.8%              87.6             42.1%
  PREFERRED GUESTS               0.0              0.0%               0.0              0.0%               0.0              0.0%
  REPAIRS & MAINTENANCE         78.5             35.0%              75.7             30.1%              64.7             31.1%
  UTILITIES                     25.9             11.6%              19.7              7.8%              27.9             13.4%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS               246.6            110.1%             279.4            111.0%             274.0            131.8%
- -------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                 (256.0)           -114.2%           (273.4)           -108.6%           (303.6)           -146.1%
- -------------------------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS
- -------------------------------------------------------------------------------------------------------------------------------
  TOTAL INSURANCE               32.7             14.6%              32.7             13.0%              30.7             14.8%
  TOTAL TAXES                   44.0             19.6%              44.0             17.5%              41.8             20.1%
  TOTAL LEASES                   6.7              3.0%               8.6              3.4%               7.6              3.7%
  INCENTIVE MGMT FEES            0.0              0.0%               0.0              0.0%               0.0              0.0%
  OTHER DEDUCTIONS               6.7              3.0%               8.2              3.2%               0.0              0.0%
- -------------------------------------------------------------------------------------------------------------------------------
  TOTAL OTHER DEDUCTIONS        90.0             40.2%              93.4             37.1%              80.1             38.6%
- -------------------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME         (345.9)           -154.4%           (366.7)           -145.7%           (383.7)           -184.6%
- -------------------------------------------------------------------------------------------------------------------------------
  DEPRECIATION & AMORT           0.0              0.0%               0.0              0.0%               0.0              0.0%
- -------------------------------------------------------------------------------------------------------------------------------
NET INCOME                   (345.9)           -154.4%           (366.7)           -145.7%           (383.7)           -184.6%
===============================================================================================================================
                               Rooms           Rate                Rooms           Rate                Rooms             Rate
- -------------------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT           598           $110.00               588           $106.00               544           $109.56
ROOMS SOLD - PACKAGE              78            $90.00                80            $90.00                63            $90.18
ROOMS SOLD - GROUP               245            $87.86               476            $93.11               420            $72.56
ROOMS SOLD - BASE                105            $90.00                 0             $0.00                30          ($25.46)
ROOMS SOLD - GNS                  12           $106.00                15           $106.00                 1       ($1,140.00)
- -------------------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV             120                                 120                                 222
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL REV.  OCC.  ROOMS        1,038           $101.20             1,159            $99.60             1,058            $88.71
TOTAL ROOMS OCCUPIED           1,158            $90.71             1,279            $90.26             1,280            $73.32
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS          6,570                               6,570                               6,750
===============================================================================================================================

===============================================================================================================================
                                      INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
                                                     WHITE ELEPHANT RESORT
24-Jun-96
10:45 AM                      ACTUAL: JANUARY TO MAY            FORECAST JUNE TO DECEMBER
===============================================================================================================================
                                                            DECEMBER
- -------------------------------------------------------------------------------------------------------------------------------
   DESCRIPTION
- -------------------------------------------------------------------------------------------------------------------------------
                              ACT/FOR              %              BUDGET               %                LYA                %
===============================================================================================================================
REVENUE OCCUPANCY %             5.8%                               10.6%                               12.8%
REVPAR                        $11.93                              $13.94                              $18.10
AVERAGE ROOM RATE            $204.00                             $131.43                             $141.21
===============================================================================================================================
GROSS OPERATING REVENUES
- -------------------------------------------------------------------------------------------------------------------------------
  ROOMS                         81.0             42.6%              94.6             45.7%             126.2             51.7%
- -------------------------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGES
- -------------------------------------------------------------------------------------------------------------------------------
  OUTLET FOOD                   23.2             12.2%              23.2             11.2%              40.9             16.7%
  CATERING FOOD                 18.6              9.8%              18.6              9.0%              17.9              7.3%
  OUTLET BEVERAGE               27.6             14.5%              27.6             13.3%              17.9              7.3%
  CATERING BEVERAGE              6.9              3.6%               6.5              3.1%               3.6              1.5%
  CATERING OTHER BEV             4.7              2.5%               4.7              2.2%               2.7              1.1%
  HONOR BAR                      0.0              0.0%               0.0              0.0%               0.0              0.0%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE           80.9             42.5%              80.6             38.9%              82.9             33.9%
- -------------------------------------------------------------------------------------------------------------------------------
TELEPHONE                        3.4              1.8%               6.9              3.3%               4.2              1.7%
GIFTSHOP                         0.0              0.0%               0.0              0.0%               0.0              0.0%
OTHER                           25.0             13.1%              25.2             12.2%              30.9             12.7%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE        190.3            100.0%             207.2            100.0%             244.3            100.0%
- -------------------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- -------------------------------------------------------------------------------------------------------------------------------
  ROOMS                         14.7             18.2%              21.0             22.2%              55.5             44.0%
  FOOD                        (17.5)            -37.7%            (30.6)            -65.9%            (17.0)            -27.7%
  BEVERAGE                       7.0             20.3%               9.6             28.2%               7.6             35.3%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE         (10.5)            -13.0%            (21.0)            -26.1%             (9.5)            -11.4%
- -------------------------------------------------------------------------------------------------------------------------------
  TELEPHONE                    (8.0)           -236.0%             (5.0)            -73.1%               8.7            205.1%
  GIFTSHOP                       0.0              0.0%               0.0              0.0%               0.0              0.0%
  OTHER                        (4.7)            -18.7%             (6.0)            -23.9%            (17.8)            -57.5%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL DEPART.  PROFITS         (8.5)             -4.5%            (11.1)             -5.4%              37.0             15.2%
- -------------------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME

- -------------------------------------------------------------------------------------------------------------------------------
  ADMIN & GENERAL               85.0             44.7%             115.8             55.9%             103.7             42.4%
  CREDIT CARD COMMISSIONS        3.1              1.6%               3.4              1.6%               2.2              0.9%
  MANAGEMENT FEE                 3.8              2.0%               4.1              2.0%               5.0              2.0%
  ROYALTIES                      0.0              0.0%               0.0              0.0%               0.0              0.0%
  ADVERTISING & SALES           45.8             24.1%              55.0             26.6%              71.3             29.2%
  PREFERRED GUESTS               0.0              0.0%               0.0              0.0%               0.0              0.0%
  REPAIRS & MAINTENANCE         78.6             41.3%              75.2             36.3%              82.6             33.8%
  UTILITIES                     37.4             19.7%              14.6              7.1%              37.0             15.1%
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS               253.8            133.4%             268.2            129.4%             301.7            123.5%
- -------------------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                 (262.3)           -137.8%           (279.3)           -134.8%           (264.7)           -108.3%
- -------------------------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS
- -------------------------------------------------------------------------------------------------------------------------------
  TOTAL INSURANCE               32.7             17.2%              32.7             15.8%              31.4             12.9%
  TOTAL TAXES                   44.0             23.1%              44.0             21.2%              35.0             14.3%
  TOTAL LEASES                   6.7              3.5%               8.6              4.1%               7.9              3.3%
  INCENTIVE MGMT FEES            0.0              0.0%               0.0              0.0%               0.0              0.0%
  OTHER DEDUCTIONS               6.7              3.5%               8.2              3.9%               0.0              0.0%
- -------------------------------------------------------------------------------------------------------------------------------
  TOTAL OTHER DEDUCTIONS        90.0             47.3%              93.4             45.1%              74.3             30.4%
- -------------------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME         (352.3)           -185.1%           (372.7)           -179.9%           (339.0)           -138.8%
- -------------------------------------------------------------------------------------------------------------------------------
  DEPRECIATION & AMORT           0.0              0.0%               0.0              0.0%               0.0              0.0%
- -------------------------------------------------------------------------------------------------------------------------------
NET INCOME                   (352.3)           -185.1%           (372.7)           -179.9%           (339.0)           -138.8%
===============================================================================================================================
                               Rooms           Rate                Rooms           Rate                Rooms           Rate
- -------------------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT           397           $204.00               566           $145.00               669           $157.70
ROOMS SOLD - PACKAGE               0             $0.00                75            $83.00                86            $90.23
ROOMS SOLD - GROUP                 0             $0.00                64            $65.00               117            $74.62
ROOMS SOLD - BASE                  0             $0.00                 0             $0.00                 2             $0.00
ROOMS SOLD - GNS                   0             $0.00                15           $145.00                20           $212.66
- -------------------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV              20                                 120                                 249
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL REV.  OCC.  ROOMS          397           $204.00               720           $131.43               894           $141.21
TOTAL ROOMS OCCUPIED             417           $194.22               840           $112.65             1,143           $110.45
- -------------------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS          6,789                               6,789                               6,975
===============================================================================================================================


======================================================================================
                          INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
                 24-Jun-96                WHITE ELEPHANT RESORT
                 10:45 AM

- --------------------------------------------------------------------------------------
                                                   TOTAL FOR YEAR
- --------------------------------------------------------------------------------------
DESCRIPTION                   ACT/FOR      %       BUDGET     %         LYA       %
======================================================================================
REVENUE OCCUPANCY %             37.4%               40.4%               38.4%
REVPAR                         $83.45              $85.11              $78.78
AVERAGE ROOM RATE             $223.35             $210.41             $205.38
======================================================================================
GROSS OPERATING REVENUES
- --------------------------------------------------------------------------------------
     ROOMS                   6,688.7    54.3%    6,821.9    53.7%    6,469.5    53.1%
- --------------------------------------------------------------------------------------
FOOD & BEVERAGE
- --------------------------------------------------------------------------------------
     OUTLET FOOD               849.9     6.9%      896.5     7.1%      983.2     8.1%
     CATERING FOOD             756.7     6.1%      790.2     6.2%      602.2     4.9%
     OUTLET BEVERAGE           411.9     3.3%      425.7     3.4%      364.1     3.0%
     CATERING BEVERAGE         151.5     1.2%      225.0     1.8%      157.7     1.3%
     CATERING OTHER REV        143.0     1.2%      187.7     1.5%      185.1     1.5%
     HONOR BAR                   0.0     0.0%        0.0     0.0%        6.3     0.1%
- --------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE        2,312.8    18.8%    2,525.2    19.9%    2,298.5    18.9%
- --------------------------------------------------------------------------------------
     TELEPHONE                 401.6     3.3%      431.0     3.4%      406.9     3.3%
     GIFT SHOP                   0.0     0.0%        0.0     0.0%        0.0     0.0%
     OTHER                   2,915.4    23.7%    2,914.9    23.0%    3,003.8    24.7%
- --------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE     12,318.5   100.0%   12,693.0   100.0%   12,178.6   100.0%
- --------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- --------------------------------------------------------------------------------------
     ROOMS                   4,837.6    72.3%    4,898.2    71.8%    4,698.4    72.6%
- --------------------------------------------------------------------------------------
     FOOD                       54.5     3.1%      (42.3)   -2.3%     (313.4)  -17.7%
     BEVERAGE                  186.9    33.2%      231.7    35.6%      196.2    37.2%
- --------------------------------------------------------------------------------------
     TOTAL FOOD & BEVERAGE     241.4    10.4%      189.4     7.5%     (117.2)   -5.1%
- --------------------------------------------------------------------------------------
     TELEPHONE                 209.7    52.2%      230.6    53.5%      268.5    66.0%
     GIFT SHOP                   0.0     0.0%        0.0     0.0%        0.0     0.0%
     OTHER                    1707.2    58.6%    1,665.3    57.1%    1,781.2    59.3%
- --------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS        6,995.9    56.8%    6,983.5    55.0%    6,630.9    54.4%

- --------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- --------------------------------------------------------------------------------------
     ADMIN & GENERAL         1,090.1    8.8%     1,288.9    10.2%    1,379.6    11.3%
     CREDIT CARD COMMISSIONS   221.3    1.8%       209.4     1.6%      201.7     1.7%
     MANAGEMENT FEE            246.4    2.0%       253.9     2.0%      243.5     2.0%
     ROYALTIES                   0.0    0.0%         0.0     0.0%        0.2     0.0%
     ADVERTISING & SALES       717.2    5.8%       912.8     7.2%      905.4     7.4%
     PREFERRED GUESTS            0.0    0.0%         0.0     0.0%        0.0     0.0%
     REPAIRS & MAINTENANCE   1,044.0    8.5%     1,082.5     8.5%      954.6     7.8%
     UTILITIES                 550.1    4.5%       501.1     3.9%      523.3     4.3%
- --------------------------------------------------------------------------------------
TOTAL DEDUCTIONS             3,869.1   31.4%     4,248.6    33.5%    4,208.3    34.6%
- --------------------------------------------------------------------------------------
HOUSE PROFIT                 3,126.7   25.4%     2,734.9    21.5%    2,422.6    19.9%
- --------------------------------------------------------------------------------------
OTHER DEDUCTIONS:
- --------------------------------------------------------------------------------------
     TOTAL INSURANCE           381.9    3.1%       391.9     3.1%      391.5     3.2%
     TOTAL TAXES               509.2    4.1%       515.3     4.1%      499.0     4.1%
     TOTAL LEASES               90.1    0.7%       102.6     0.8%      100.7     0.8%
     INCENTIVE MGMT FEES         0.0    0.0%         0.0     0.0%        0.0     0.0%
     OTHER DEDUCTIONS           87.3    0.7%        98.0     0.8%      112.7     0.9%
- --------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS       1,068.5    8.7%     1,107.8     8.7%    1,103.9     9.1%
- --------------------------------------------------------------------------------------
NET OPERATING INCOME         2,058.3   16.7%     1,627.1    12.8%    1,318.7    10.8%
- --------------------------------------------------------------------------------------
     DEPRECIATION & AMORT        0.0    0.0%         0.0     0.0%        0.0     0.0%
- --------------------------------------------------------------------------------------
NET INCOME                   2,058.3   16.7%     1,627.1    12.8%    1,318.7    10.8%
- --------------------------------------------------------------------------------------
                               Rooms    Rate       Rooms     Rate      Rooms    Rate
- --------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT        17,214   $252.04    19,438    $246.20   19,878   $234.70
ROOMS SOLD - PACKAGE             692   $134.17       986    $123.97    1,176   $119.55
ROOMS SOLD - GROUP            10,861   $193.59    11,062    $161.84    9,515   $158.96
ROOMS SOLD - BASE                972   $115.51       736    $106.32      708   $125.61
ROOMS SOLD - GNS                 208   $208.18       200    $227.78      223   $278.17
- --------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV           1,288               1,148               2,241
- ---------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS         29,947   $223.38    32,422    $210.41   31,500   $205.38
- --------------------------------------------------------------------------------------
TOTAL ROOMS OCCUPIED          31,235   $214.17    33,570    $203.22   33,741   $191.74
- --------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS         80,154              80,154              82,125
======================================================================================

1996 BUDGET
- ------------------------------------------------------------------------------------------------------------------------------------
NANTUCKET PROPERTIES             JAN         FEB         MAR         APR         MAY         JUN         JUL          AUG
      A & G
- ------------------------------------------------------------------------------------------------------------------------------------
      LABOR
Management                      10,352       9,648      12,238      14,741      15,172      14,741      15,172      15,172

Accounting                      11,279      10,726      11,279      17,339      17,682      17,785      18,128      18,128

Human Resources                  8,223       7,655       8,361       9,743      10,031       9,743      10,031      10,333

Security                         5,690       5,213       5,690       7,950       9,632       9,903      14,478      14,478

Purchasing                           0           0           0           0           0           0           0           0

Contract labor                       0           0           0           0           0           0           0           0
- ------------------------------------------------------------------------------------------------------------------------------------
   TOTAL LABOR                  35,543      33,243      37,568      49,773      52,517      52,172      57,809      58,110
- ------------------------------------------------------------------------------------------------------------------------------------
   BENEFITS                     16,561      16,615      14,457      16,882      15,385      13,622      14,014      13,800
- ------------------------------------------------------------------------------------------------------------------------------------
TOTAL LABOR & BENEFITS          52,104      49,858      52,025      66,655      67,902      65,794      71,823      71,910
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
      DIRECT EXPENSES
Armored Car                          0           0           0           0           0           0           0           0

Bad Debt                             0           0           0         103         305         699       1,303       1,361

Bank Charges                        50          50          50          50          50          50          50          50

Central Office Support               0           0           0       1,000       1,000       1,000       1,000       1,000

Credit/Collection                    0           0           0          51         153         349         651         681

Data Processing Costs                0           0           0       1,000       1,000       1,000       1,000       1,000

Direct General Insurance             0           0           0           0           0           0           0           0

Donations                            0           0           0         700         700         700         700         700

Employee Relations                   0           0           0       1,225         890       2,610       1,210       5,600

Placement Fee & Relo                 0           0           0       7,556       7,556       7,556       7,556       7,556

Consultant Fees                      0           0           0       1,117       1,117       2,512       1,117       1,117


Recruitment Advertising              0           0           0       3,401       3,443       2,143       1,386       1,743

Equipment Rental                     0           0           0           0           0           0           0           0

Accounting Fees                 15,960      15,960      15,960      15,960      15,960      15,960      15,960      15,960

In-House Relocation                  0           0           0           0           0           0           0           0

Legal & Audit                        0           0           0       2,133       2,133       2,133       2,133       2,133

Licenses                             0           0           0           0           0           0           0           0

Loss & Damage                        0           0           0           0           0           0           0           0

Miscellaneous                        0           0           0         896       1,200       1,500       2,000       2,000

Printing/Stationery/Office          36          39          39         385       1,145       2,619       4,884       5,105

Staff Training                       0           0           0         608         608         608         608         608

Telephone/Postage                   65          71          71         693       2,061       4,715       8,792       9,189

Trade Dues & Publications            0           0           0         133         133         133         133         133

Owners Expense                       0           0           0           0           0           0           0           0

Travel                           3,000       3,000       3,000       9,981       2,478       2,478       5,478       2,478

Entertainment                      500         500         500       3,643       3,643       3,643       3,643       3,643

Cash Over/Short                      0           0           0           0           0           0           0           0

Photocopy Expense                   50          50          50         103         305         699       1,303       1,361

- ------------------------------------------------------------------------------------------------------------------------------------
   TTL DIRECT EXPENSE           19,662      19,670      19,670      50,739      45,880      53,107      60,907      63,420
- ------------------------------------------------------------------------------------------------------------------------------------
TOTAL A&G EXPENSE               71,765      69,528      71,695     117,394     113,783     118,901     132,730     135,330
- ------------------------------------------------------------------------------------------------------------------------------------


1996 BUDGET                                                        01/05/96   06:35 PM
- ------------------------------------------------------------------------------------------------------------------------------------
NANTUCKET PROPERTIES             SEP         OCT         NOV          DEC       TOTAL
                                                                                1996
      A & G
- ------------------------------------------------------------------------------------------------------------------------------------
      LABOR

Management                      15,388      15,841      14,229      14,726     167,421

Accounting                      17,339      17,682      14,526      14,869     186,759

Human Resources                 10,035      10,333       8,365       8,663     111,516


Security                         9,903       8,170       7,319       7,410     105,835

Purchasing                           0           0           0           0           0

Contract labor                       0           0           0           0           0
- ------------------------------------------------------------------------------------------------------------------------------------
   TOTAL LABOR                  52,664      52,025      44,439      45,668     571,530
- ------------------------------------------------------------------------------------------------------------------------------------
   BENEFITS                     13,876      16,660      18,314      20,621     190,807
- ------------------------------------------------------------------------------------------------------------------------------------
TOTAL LABOR & BENEFITS          66,540      68,685      62,753      66,289     762,337
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
      DIRECT EXPENSES

Armored Car                          0           0           0           0           0

Bad Debt                           741         352         101          83       5,047

Bank Charges                        50          50          50          50         600

Central Office Support           1,000       1,000       1,000       1,000       9,000

Credit/Collection                  370         176          50          41       2,523

Data Processing Costs            1,000       1,000       1,000       1,000       9,000

Direct General Insurance             0           0           0           0           0

Donations                          700         700         700         700       6,300

Employee Relations               3,200       1,050       2,240       6,380      24,405

Placement Fee & Relo             7,556       7,556       7,556       7,556      68,000

Consultant Fees                  2,512       1,117       1,117       2,512      14,238

Recruitment Advertising          1,743       2,643       4,043       3,543      24,088

Equipment Rental                     0           0           0           0           0

Accounting Fees                 15,960      15,960      15,960      15,960     191,520

In-House Relocation                  0           0           0           0           0

Legal & Audit                    2,133       2,133       2,133       2,133      19,200

Licenses                             0           0           0           0           0

Loss & Damage                        0           0           0           0           0

Miscellaneous                    1,500         750         750         750      11,346


Printing/Stationery/Office       2,777       1,320         378         311      19,040

Staff Training                     608         608         608         608       5,475

Telephone/Postage                4,999       2,376         680         559      34,271

Trade Dues & Publications          133         133         133         133       1,200

Owners Expense                       0           0           0           0           0

Travel                           2,478       2,478       2,478       2,478      41,805

Entertainment                    3,643       3,643       3,643       3,643      34,287

Cash Over/Short                      0           0           0           0           0

Photocopy Expense                  741         352         101          83       5,197
- ------------------------------------------------------------------------------------------------------------------------------------
   TTL DIRECT EXPENSE           53,845      45,397      44,720      49,524     526,541
- ------------------------------------------------------------------------------------------------------------------------------------
TOTAL A&G EXPENSE              120,385     114,081     107,473     115,813   1,288,878
- ------------------------------------------------------------------------------------------------------------------------------------

1996 BUDGET
- ------------------------------------------------------------------------------------------------------------------------------------
NANTUCKET PROPERTIES            JAN        FEB        MAR        APR        MAY        JUN        JUL        AUG        SEP

ADVERTISING & SALES
- ------------------------------------------------------------------------------------------------------------------------------------
  LABOR ANALYSIS

Management                     4,245      3,963      4,278      6,160      6,371      6,160      6,371      6,480      6,264

Associates                         0          0          0          0          0          0          0          0          0

Contract Labor                     0          0          0          0          0          0          0          0          0
- ------------------------------------------------------------------------------------------------------------------------------------
TTL WAGES                      4,245      3,963      4,278      6,160      6,371      6,160      6,371      6,480      6,264
- ------------------------------------------------------------------------------------------------------------------------------------
BENEFITS                       1,978      1,981      1,646      2,089      1,867      1,608      1,545      1,539      1,651
- ------------------------------------------------------------------------------------------------------------------------------------
TTL LABOR COST                 6,223      5,944      5,924      8,249      8,238      7,768      7,916      8,019      7,915
- ------------------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------------

    DIRECT EXPENSES

Agency Fees                    1,950      1,950      1,950      1,950      1,950      1,950      1,950      1,950      1,950

Agency Production                  0          0      2,000      3,000          0        500        500          0      1,000

Advertising National               0          0          0          0        400        300        400          0        300

Directories                        0          0          0      5,100      5,100      5,100      5,100      5,100      5,100

Magazines                      2,000      2,000      2,000     20,300     16,700     18,900      3,900      3,600      2,500

Newspapers                         0          0      2,800     15,800     12,700      5,800      2,800      5,300     12,400

Outdoor                          100        100        100        100        100        100        100        100        100

Radio/Television                   0          0          0          0          0          0          0          0          0
- ------------------------------------------------------------------------------------------------------------------------------------
Bad Debt Expense                   0          0          0          0          0          0          0          0          0

Brochures/Postcards                0          0          0      2,667      2,667      2,667      2,667      2,667      2,667

Direct Mail/Newsletter             0      2,000      4,000     14,000      2,400      1,500      2,000          0          0

Data Processing                  200        200        200        200        200        200        200        200        200

In House Production                0      1,500      1,000      5,500      1,000      2,000          0          0        500

Central Sales Office          28,236     30,532     33,901     29,910     32,280     32,630     30,880     31,230     32,630
- ------------------------------------------------------------------------------------------------------------------------------------
Miscellaneous                    500        500        500        500        500        500        500        500        500

Printing/Stationery/Office       600        600        800        800      1,000      1,000      1,000      1,000      1,000

In House Entertainment             0        500        800        800        800        800        800        800        800
- ------------------------------------------------------------------------------------------------------------------------------------
Promotions Expense                 0          0          0      2,000      2,000      7,000        600      4,000      4,000

Public Relations                   0          0          0          0          0          0          0          0          0

Clout                              0          0          0          0          0          0          0          0          0

Rgl Dir Tour/Travel                0          0          0          0          0          0          0          0          0

Telephone/Postage              1,000      1,000      1,000      1,000      1,000      1,000      1,000      1,000      1,000

Trade Dues/Publications            0          0          0      2,500        500        700      1,000      1,000          0

Travel/Entertainment             700      2,500        200      2,700        200        200      3,200        200        700

Photocopy                        100        100        100        100        200        200        200        200        200

Microfilm + Fiche                  0          0          0          0          0          0          0          0          0


- ------------------------------------------------------------------------------------------------------------------------------------
   TTL DIRECT EXPENSES        35,386     43,482     51,351    108,927     81,697     83,047     58,797     58,847     67,547
- ------------------------------------------------------------------------------------------------------------------------------------
   % GROSS                    146.07%    166.05%    195.28%     42.43%     10.70%      4.76%      1.81%      1.73%      3.65%
- ------------------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------------
NATIONAL AD FEE                    0          0          0      1,308      4,349      9,762     16,401     18,250     10,616
- ------------------------------------------------------------------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------------
TOTAL A & S                   41,609     49,426     57,275    118,483     94,285    100,577     83,114     85,116     86,078
- ------------------------------------------------------------------------------------------------------------------------------------
 %                            171.75%    188.74%    217.81%     46.15%     12.35%      5.76%      2.55%      2.50%      4.65%
- ------------------------------------------------------------------------------------------------------------------------------------



1996 BUDGET                                         01/05/96   06:34 PM
- --------------------------------------------------------------------------------
NANTUCKET PROPERTIES            OCT        NOV        DEC      TOTAL
                                                               1996
ADVERTISING & SALES
- --------------------------------------------------------------------------------
  LABOR ANALYSIS

Management                     6,557      5,750      5,948     68,547

Associates                         0          0          0          0

Contract Labor                     0          0          0          0
- --------------------------------------------------------------------------------
TTL WAGES                      6,557      5,750      5,948     68,547
- --------------------------------------------------------------------------------
BENEFITS                       2,100      2,370      2,686     23,060
- --------------------------------------------------------------------------------
TTL LABOR COST                 8,657      8,120      8,634     91,607
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
    DIRECT EXPENSES

Agency Fees                    1,950      1,950      1,950     23,400

Agency Production              1,000      1,000      1,000     10,000

Advertising National               0          0          0      1,400

Directories                    5,100      5,100      5,100     45,900

Magazines                      4,100        100        700     76,800


Newspapers                     8,600      5,400      1,400     73,000

Outdoor                          100        100        100      1,200

Radio/Television                   0          0          0          0
- --------------------------------------------------------------------------------
Bad Debt Expense                   0          0          0          0

Brochures/Postcards            2,667      2,667      2,667     24,000

Direct Mail/Newsletter         2,000      6,000          0     33,900

Data Processing                  200        200        200      2,400

In House Production              500        500          0     12,500

Central Sales Office          29,690     30,180     27,940    370,039
- --------------------------------------------------------------------------------
Miscellaneous                    500        500        500      6,000

Printing/Stationery/Office       800        600        600      9,800

In House Entertainment           800        500        500      7,900
- --------------------------------------------------------------------------------
Promotions Expense             1,000      2,000      1,000     23,600

Public Relations                   0          0          0          0

Clout                              0          0          0          0

Rgl Dir Tour/Travel                0          0          0          0

Telephone/Postage              1,000      1,000      1,000     12,000

Trade Dues/Publications            0          0          0      5,700

Travel/Entertainment             200        200        700     11,700

Photocopy                        100        100        100      1,700

Microfilm + Fiche                  0          0          0          0
- --------------------------------------------------------------------------------
   TTL DIRECT EXPENSES        60,307     58,097     45,457    752,939
- --------------------------------------------------------------------------------
   % GROSS                      6.85%     23.08%     21.94%      5.93%
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
NATIONAL AD FEE                5,432      1,154        946     68,219
- --------------------------------------------------------------------------------



- --------------------------------------------------------------------------------
TOTAL A & S                   74,395     67,371     55,037    912,766
- --------------------------------------------------------------------------------
 %                              8.46%     26.77%     26.56%      7.19%
- --------------------------------------------------------------------------------

1996 BUDGET
- ------------------------------------------------------------------------------------------------------------------------------------
NANTUCKET PROPERTIES                      JAN          FEB          MAR          APR          MAY          JUN          JUL
 REPAIRS/MAINTENANCE
- ------------------------------------------------------------------------------------------------------------------------------------
    LABOR ANALYSIS

Management                                9,100       10,104        9,327       10,641       11,011       10,641       11,011

Associates                               23,791       22,262       23,333       29,064       32,835       30,541       32,835

Contract Labor                                0            0            0            0            0            0            0
- ------------------------------------------------------------------------------------------------------------------------------------
   TTL WAGES                             32,891       32,366       32,659       39,705       43,846       41,181       43,846
- ------------------------------------------------------------------------------------------------------------------------------------
BENEFITS                                 15,326       16,177       12,568       13,467       12,845       10,753       10,629
- ------------------------------------------------------------------------------------------------------------------------------------
   TTL LABOR COST                        48,217       48,543       45,227       53,172       56,691       51,934       54,475
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
     DIRECT EXPENSES

Miscellaneous/Printing & Stationary         300          300          300          200          200          200          200

Building                                  2,850        2,850        2,850        2,900        1,950        1,950        1,950

Curtains/Drapes                           2,000        2,500        2,500        2,500        1,500        1,000          500

Electrical/Mechanical                     7,290        7,290        7,290        7,290        7,290        7,290        7,290

Maintenance Contracts                     6,305        6,305        6,305        6,305        6,305        6,305        6,305

Locks & Keys                                100          100          100          100          100          100          100

Electric Bulbs                              500          500          500          400          300          200          200

Engineering Supplies                      2,500        2,500        2,500        1,500        2,500        2,500        2,500

Floor Covering                            1,500        1,500        1,500        3,000        3,000        1,000        1,000


Furniture                                   750          750          750        2,000        1,500        1,000        1,000

Grounds/Landscape                             0            0       15,000       22,000       15,000       10,000        5,000

Painting/Decorating                       3,500        4,500        4,500        4,500        4,500        2,000        1,000

Removal of Waste                          3,000        3,150        3,150        3,500        3,625        3,850        4,150

Snow Removal                                650          650          650            0            0            0            0

Uniforms                                     50           50          500        3,500          500            0            0

Telephone/Postage                           200          200          200          200          200          200          200

Vehicles Expense                          2,000        2,000        2,000        2,000        2,000        3,000        3,000

Photocopy                                   150          150          150          150          150          150          150

Travel/Entertainment                        100        1,250          800          100          100          100          100

Service & Maintainence Fees                   0            0            0            0            0            0            0
- ------------------------------------------------------------------------------------------------------------------------------------
   SUBTTL DIRECT EXPENSES                33,745       36,545       51,545       62,145       50,720       40,845       34,645
- ------------------------------------------------------------------------------------------------------------------------------------
 % GROSS REVENUE                         139.29%      139.56%      196.02%       24.21%        6.65%        2.34%        1.06%
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
MAJOR PLANNED MAINT                           0            0            0            0            0            0            0
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
TTL DEPARTMENT EXPENSE                   81,962       85,088       96,772      115,317      107,411       92,779       89,120
- ------------------------------------------------------------------------------------------------------------------------------------
 % GROSS REVENUE                         338.33%      324.93%      368.02%       44.92%       14.07%        5.31%        2.74%
- ------------------------------------------------------------------------------------------------------------------------------------



1996 BUDGET
- ------------------------------------------------------------------------------------------------------------------------------------
NANTUCKET PROPERTIES                      AUG          SEP          OCT          NOV          DEC         TOTAL
  REPAIRS/MAINTENANCE                                                                                     1996
- ------------------------------------------------------------------------------------------------------------------------------------
   LABOR ANALYSIS

Management                               11,011       10,641        7,997        7,723        7,997      117,203

Associates                               32,509       31,306       29,390       25,460       25,348      338,674

Contract Labor                                0            0            0            0            0            0
- ------------------------------------------------------------------------------------------------------------------------------------
   TTL WAGES                             43,520       41,946       37,387       33,183       33,344      455,876
- ------------------------------------------------------------------------------------------------------------------------------------

BENEFITS                                 10,335       11,052       11,972       13,676       15,057      153,857
- ------------------------------------------------------------------------------------------------------------------------------------
   TTL LABOR COST                        53,855       52,998       49,359       46,859       48,401      609,733
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
     DIRECT EXPENSES

Miscellaneous/Printing & Stationary         200          200          200          300          300        2,900

Building                                  1,950        1,330        1,710        1,710          760       24,760

Curtains/Drapes                             500          500          500          500          500       15,000

Electrical/Mechanical                     7,290        7,670        6,050        4,720        3,240       80,000

Maintenance Contracts                     6,305        6,305        6,305        6,305        6,305       75,660

Locks & Keys                                100          100          100          100          100        1,200

Electric Bulbs                              200          200          300          400          500        4,200

Engineering Supplies                      2,500        2,500        1,500        1,500        1,500       26,000

Floor Covering                            1,000        1,000        2,000        1,000        1,000       18,500

Furniture                                 1,000        1,000        1,500        2,000        2,500       15,750

Grounds/Landscape                         4,000       10,000        2,000        2,000        2,000       87,000

Painting/Decorating                       1,000        2,000        2,000        2,000        2,000       33,500

Removal of Waste                          4,150        3,500        3,350        3,150        3,000       41,575

Snow Removal                                  0            0          650          650          650        3,900

Uniforms                                      0            0        3,000            0            0        7,600

Telephone/Postage                           200          200          200          200          200        2,400

Vehicles Expense                          3,000        3,000        2,000        2,000        2,000       28,000

Photocopy                                   150          150          150          150          150        1,800

Travel/Entertainment                        100          100          100          100          100        3,050

Service & Maintainence Fees                   0            0            0            0            0            0
- ------------------------------------------------------------------------------------------------------------------------------------
   SUBTTL DIRECT EXPENSES                33,645       39,755       33,615       28,785       26,805      472,795
- ------------------------------------------------------------------------------------------------------------------------------------
 % GROSS REVENUE                           0.99%        2.15%        3.82%       11.44%       12.94%        3.72%
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

MAJOR PLANNED MAINT                           0            0            0            0            0            0
- ------------------------------------------------------------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
TTL DEPARTMENT EXPENSE                   87,500       92,753       82,974       75,644       75,206    1,082,528
- ------------------------------------------------------------------------------------------------------------------------------------
 % GROSS REVENUE                           2.57%        5.01%        9.43%       30.06%       36.29%        8.53%
- ------------------------------------------------------------------------------------------------------------------------------------

================================================================================================================
                           INTERSTATE HOTELS CORPORATION FORECAST RECAP REPORT                           10:46AM
                                         WHITE ELEPHANT RESORT                                         24-Jun-96
================================================================================================================
                                                                ACTUAL: JANUARY TO MAY
- ----------------------------------------------------------------------------------------------------------------
         DESCRIPTION                       ACTUAL          %        BUDGET         %          LYA          %
================================================================================================================
REVENUE OCCUPANCY %                        10.0%                    13.1%                    15.8%
REVPAR                                    $14.62                   $16.99                   $17.19
AVERAGE ROOM RATE                        $146.85                  $130.11                  $108.98
================================================================================================================
GROSS OPERATING REVENUES
- ----------------------------------------------------------------------------------------------------------------
         ROOMS                             486.7         55.0%      565.7        51.6%       584.1        50.8%
- ----------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE:
- ----------------------------------------------------------------------------------------------------------------
         OUTLET FOOD                        50.5          5.7%       79.3         7.2%       128.5        11.2%
         CATERING FOOD                      52.4          5.9%       98.4         9.0%        69.6         6.1%
         OUTLET BEVERAGE                    26.8          3.0%       36.9         3.4%        67.0         5.8%
         CATERING BEVERAGE                  16.2          1.8%       39.2         3.6%        28.5         2.5%
         CATERING OTHER                     14.2          1.6%       26.2         2.4%        35.0         3.0%
         HONOR BAR                           0.0          0.0%        0.0         0.0%         0.1         0.0%
- ----------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE                      160.1         18.1%      279.9        25.5%       328.7        28.6%
- ----------------------------------------------------------------------------------------------------------------
TELEPHONE                                   20.6          2.3%       34.1         3.1%        43.1         3.8%
GIFTSHOP                                     0.0          0.0%        0.0         0.0%         0.0         0.0%
OTHER                                      218.2         24.6%      217.0        19.8%       194.0        16.9%
- ----------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE                    885.6        100.0%    1,096.6       100.0%     1,150.0       100.0%
- ----------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- ----------------------------------------------------------------------------------------------------------------
         ROOMS                              97.1         20.0%      142.7        25.2%       167.5        28.7%
- ----------------------------------------------------------------------------------------------------------------
         FOOD                             (172.5)      -147.2%     (162.2)      -79.6%      (191.5)      -82.2%
         BEVERAGE                            2.1          4.9%        8.9        11.7%        12.6        13.2%
- ----------------------------------------------------------------------------------------------------------------
         TOTAL FOOD & BEVERAGE            (170.4)      -106.4%     (153.2)      -54.8%      (179.0)      -54.4%
- ----------------------------------------------------------------------------------------------------------------
         TELEPHONE                         (32.3)      -156.7%      (26.1)      -76.5%        (0.4)       -0.9%
         GIFTSHOP                            0.0          0.0%        0.0         0.0%         0.0         0.0%
         OTHER                              44.8         20.5%       13.0         6.0%        64.3        33.2%
- ----------------------------------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS                      (60.7)        -6.9%      (23.6)       -2.1%        52.5         4.6%
- ----------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- ----------------------------------------------------------------------------------------------------------------

         ADMIN & GENERAL                   425.2         48.0%      444.2        40.5%       540.0        47.0%
         CREDIT CARD COMMISSIONS            42.8          4.8%       18.1         1.6%        31.3         2.7%
         MANAGEMENT FEE                     17.7          2.0%       21.9         2.0%        23.0         2.0%
         ROYALTIES                           0.0          0.0%        0.0         0.0%         0.0         0.0%
         ADVERTISING & SALES               329.1         37.2%      361.1        32.9%       317.0        27.6%
         PREFERRED GUESTS                    0.0          0.0%        0.0         0.0%         0.0         0.0%
         REPAIRS & MAINTENANCE             425.5         48.1%      486.6        44.4%       386.9        33.6%
         UTILITIES                         170.8         19.3%      111.4        10.2%       148.4        12.9%
- ----------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                         1,411.2        159.3%    1,443.2       131.6%     1,446.5       125.8%
- ----------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                            (1,471.9)      -166.2%   (1,466.7)     -133.7%    (1,394.0)     -121.2%
- ----------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS:
- ----------------------------------------------------------------------------------------------------------------
         TOTAL INSURANCE                   153.3         17.3%      163.3        14.9%       163.1        14.2%
         TOTAL TAXES                       203.4         23.0%      209.5        19.1%       214.2        18.6%
         TOTAL LEASES                       42.3          4.8%       42.8         3.9%        46.4         4.0%
         INCENTIVE MGMT FEES                 0.0          0.0%        0.0         0.0%         0.0         0.0%
         OTHER DEDUCTIONS                   40.5          4.6%       40.8         3.7%        44.6         3.9%
- ----------------------------------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS                     439.5         49.6%      456.4        41.6%       468.3        40.7%
- ----------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                    (1,911.4)      -215.8%   (1,923.1)     -175.4%    (1,862.3)     -161.9%
- ----------------------------------------------------------------------------------------------------------------
         DEPRECIATION & AMORT                0.0          0.0%        0.0         0.0%         0.0         0.0%
- ----------------------------------------------------------------------------------------------------------------
NET INCOME                              (1,911.4)      -215.8%   (1,923.1)     -175.4%    (1,862.3)     -161.9%
================================================================================================================
                                         Rooms         Rate        Rooms         Rate        Rooms         Rate
- ----------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT                     1,997       $169.94      2,437      $145.40       3,455      $118.12
ROOMS SOLD - PACKAGE                         115       $107.89        275       $98.95         342       $90.72
ROOMS SOLD - GROUP                         1,090       $113.72      1,630      $112.46       1,558       $92.76
ROOMS SOLD - BASE                             76       $131.41          0        $0.00           5       $90.00
ROOMS SOLD - GNS                              36        $50.17          6      $145.33           0        $0.00
- ----------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV.                        520                      264                      869
- ----------------------------------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS                      3,314       $147.11      4,348      $130.11       5,360      $108.98
TOTAL ROOMS OCCUPIED                       3,834       $127.16      4,612      $122.66       6,229       $93.77
- ----------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS                     33,288                   33,288                   33,975
================================================================================================================


================================================================================================================
                                                      FORECAST:  JUNE TO DECEMBER
- ----------------------------------------------------------------------------------------------------------------
        DESCRIPTION                         FRCST           %        BUDGET         %          LYA          %
================================================================================================================
REVENUE OCCUPANCY %                        56.8%                    59.9%                    54.3%

REVPAR                                   $132.34                  $133.49                  $122.23
AVERAGE ROOM RATE                        $232.84                  $222.85                  $225.15
================================================================================================================
GROSS OPERATING REVENUES
- ----------------------------------------------------------------------------------------------------------------
         ROOMS                           6,202.0         54.2%    6,256.2        53.9%     5,885.3        53.4%
- ----------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE:
- ----------------------------------------------------------------------------------------------------------------
         OUTLET FOOD                       799.3          7.0%      817.2         7.0%       854.7         7.8%
         CATERING FOOD                     704.3          6.2%      691.8         6.0%       532.6         4.8%
         OUTLET BEVERAGE                   385.1          3.4%      388.8         3.4%       297.1         2.7%
         CATERING BEVERAGE                 135.3          1.2%      185.9         1.6%       129.2         1.2%
         CATERING OTHER                    128.8          1.1%      161.6         1.4%       150.1         1.4%
         HONOR BAR                           0.0          0.0%        0.0         0.0%         6.2         0.1%
- ----------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE                    2,152.7         18.8%    2,245.3        19.4%     1,969.8        17.9%
- ----------------------------------------------------------------------------------------------------------------
TELEPHONE                                  381.0          3.3%      396.9         3.4%       363.7         3.3%
GIFTSHOP                                     0.0          0.0%        0.0         0.0%         0.0         0.0%
OTHER                                    2,697.2         23.6%    2,698.0        23.3%     2,809.8        25.5%
- ----------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE                 11,432.9        100.0%   11,596.4       100.0%    11,028.6       100.0%
- ----------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- ----------------------------------------------------------------------------------------------------------------
         ROOMS                           4,740.4         76.4%    4,755.5        76.0%     4,530.9        77.0%
- ----------------------------------------------------------------------------------------------------------------
         FOOD                              226.9         13.9%      119.9         7.2%      (121.8)       -7.9%
         BEVERAGE                          184.8         35.5%      222.8        38.8%       183.6        42.5%
- ----------------------------------------------------------------------------------------------------------------
         TOTAL FOOD & BEVERAGE             411.8         19.1%      342.6        15.3%        61.8         3.1%
- ----------------------------------------------------------------------------------------------------------------
         TELEPHONE                         242.0         63.5%      256.7        64.7%       268.9        73.9%
         GIFTSHOP                            0.0          0.0%        0.0         0.0%         0.0         0.0%
         OTHER                           1,662.7         61.6%    1,652.3        61.2%     1,716.8        61.1%
- ----------------------------------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS                    7,056.6         61.7%    7,007.0        60.4%     6,578.4        59.6%
- ----------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- ----------------------------------------------------------------------------------------------------------------
         ADMIN & GENERAL                   664.8          5.8%      844.7         7.3%       839.7         7.6%
         CREDIT CARD COMMISSIONS           178.6          1.6%      191.3         1.6%       170.4         1.5%
         MANAGEMENT FEE                    228.7          2.0%      231.9         2.0%       220.5         2.0%
         ROYALTIES                           0.0          0.0%        0.0         0.0%         0.2         0.0%
         ADVERTISING & SALES               388.1          3.4%      551.7         4.8%       588.4         5.3%
         PREFERRED GUESTS                    0.0          0.0%        0.0         0.0%         0.0         0.0%
         REPAIRS & MAINTENANCE             618.5          5.4%      596.0         5.1%       567.7         5.1%
         UTILITIES                         379.3          3.3%      389.7         3.4%       374.9         3.4%
- ----------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                         2,458.0         21.5%    2,805.4        24.2%     2,761.9        25.0%
- ----------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                             4,598.7         40.2%    4,201.6        36.2%     3,816.6        34.6%
- ----------------------------------------------------------------------------------------------------------------

OTHER DEDUCTIONS:
- ----------------------------------------------------------------------------------------------------------------
         TOTAL INSURANCE                   288.6          2.0%      228.6         2.0%       228.4         2.1%
         TOTAL TAXES                       305.8          2.7%      305.8         2.6%       284.8         2.6%
         TOTAL LEASES                       48.8          0.4%       59.9         0.5%        54.3         0.5%
         INCENTIVE MGMT FEES                 0.0          0.0%        0.0         0.0%         0.0         0.0%
         OTHER DEDUCTIONS                   46.8          0.4%       57.2         0.5%        68.1         0.6%
- ----------------------------------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS                     629.0          5.5%      651.5         5.6%       635.6         5.8%
- ----------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                     3,969.6         34.7%    3,550.2        30.6%     3,181.0        28.8%
- ----------------------------------------------------------------------------------------------------------------
         DEPRECIATION & AMORT                0.0          0.0%        0.0         0.0%         0.0         0.0%
- ----------------------------------------------------------------------------------------------------------------
NET INCOME                               3,969.6         34.7%    3,550.2        30.6%     3,181.0        28.8%
================================================================================================================
                                         Rooms         Rate        Rooms         Rate        Rooms         Rate
- ----------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT                    15,217       $262.81     17,001      $260.65      16,423      $259.22
ROOMS SOLD - PACKAGE                         577       $139.40        711      $133.65         834      $131.38
ROOMS SOLD - GROUP                         9,771       $202.50      9,432      $170.38       7,957      $171.93
ROOMS SOLD - BASE                            896       $114.16        736      $106.32         703      $125.86
ROOMS SOLD - GNS                             172       $241.25        194      $230.33         223      $278.17
- ----------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV.                        768                      884                    1,372
- ----------------------------------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS                     26,633       $232.87     28,074      $222.85      26,140      $225.14
TOTAL ROOMS OCCUPIED                      27,401       $226.37     28,958      $216.04      27,512      $213.92
- ----------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS                     46,866                   46,866                   48,150
================================================================================================================

================================================================================================================
                             TOTAL - JANUARY TO DECEMBER
- ----------------------------------------------------------------------------------------------------------------
        DESCRIPTION                        ACT/FOR          %        BUDGET         %          LYA          %
================================================================================================================
REVENUE OCCUPANCY %                        37.4%                    40.4%                    38.4%
REVPAR                                    $83.45                   $85.11                   $78.78
AVERAGE ROOM RATE                        $233.35                  $210.41                  $205.38
================================================================================================================
GROSS OPERATING REVENUES
- ----------------------------------------------------------------------------------------------------------------
         ROOMS                           6,688.7         54.3%    6,821.9        53.7%     6,469.5        53.1%
- ----------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE:
- ----------------------------------------------------------------------------------------------------------------
         OUTLET FOOD                       849.9          6.9%      896.5         7.1%       983.2         8.1%
         CATERING FOOD                     756.7          6.1%      790.2         6.2%       602.2         4.9%
         OUTLET BEVERAGE                   411.9          3.3%      425.7         3.4%       364.1         3.0%
         CATERING BEVERAGE                 151.5          1.2%      225.0         1.8%       157.7         1.3%
         CATERING OTHER                    143.0          1.2%      187.7         1.5%       185.1         1.5%

         HONOR BAR                           0.0          0.0%        0.0         0.0%         6.3         0.1%
- ----------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE                    2,312.8         18.8%    2,525.2        19.9%     2,298.5        18.9%
- ----------------------------------------------------------------------------------------------------------------
TELEPHONE                                  401.6          3.3%      431.0         3.4%       406.9         3.3%
GIFTSHOP                                     0.0          0.0%        0.0         0.0%         0.0         0.0%
OTHER                                    2,915.4         23.7%    2,914.9        23.0%     3,003.8        24.7%
- ----------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE                 12,318.5        100.0%   12,693.0       100.0%    12,178.6       100.0%
- ----------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- ----------------------------------------------------------------------------------------------------------------
         ROOMS                           4,837.6         72.3%    4,898.2        71.8%     4,698.4        72.6%
- ----------------------------------------------------------------------------------------------------------------
         FOOD                               54.4          3.1%      (42.3)       -2.3%      (313.4)      -17.7%
         BEVERAGE                          186.9         33.2%      231.7        35.6%       196.2        37.2%
- ----------------------------------------------------------------------------------------------------------------
         TOTAL FOOD & BEVERAGE             241.4         10.4%      189.4         7.5%      (117.2)       -5.1%
- ----------------------------------------------------------------------------------------------------------------
         TELEPHONE                         209.7         52.2%      230.6        53.5%       268.5        66.0%
         GIFTSHOP                            0.0          0.0%        0.0         0.0%         0.0         0.0%
         OTHER                           1,707.2         58.6%    1,665.3        57.1%     1,781.2        59.3%
- ----------------------------------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS                    6,995.9         56.8%    6,983.5        55.0%     6,630.9        54.4%
- ----------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- ----------------------------------------------------------------------------------------------------------------
         ADMIN & GENERAL                 1,090.1          8.8%    1,288.9        10.2%     1,379.6        11.3%
         CREDIT CARD COMMISSIONS           221.3          1.8%      209.4         1.6%       201.7         1.7%
         MANAGEMENT FEE                    246.4          2.0%      253.9         2.0%       243.5         2.0%
         ROYALTIES                           0.0          0.0%        0.0         0.0%         0.2         0.0%
         ADVERTISING & SALES               717.2          5.8%      912.8         7.2%       905.4         7.4%
         PREFERRED GUESTS                    0.0          0.0%        0.0         0.0%         0.0         0.0%
         REPAIRS & MAINTENANCE           1,044.0          8.5%    1,082.5         8.5%       954.6         7.8%
         UTILITIES                         550.1          4.5%      501.1         3.9%       523.3         4.3%
- ----------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                         3,869.1         31.4%    4,248.6        33.5%     4,208.3        34.6%
- ----------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                             3,126.7         25.4%    2,734.9        21.5%     2,422.6        19.9%
- ----------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS:
- ----------------------------------------------------------------------------------------------------------------
         TOTAL INSURANCE                   381.9          3.1%      391.9         3.1%       391.5         3.2%
         TOTAL TAXES                       509.2          4.1%      515.3         4.1%       499.0         4.1%
         TOTAL LEASES                       90.1          0.7%      102.6         0.8%       100.7         0.8%
         INCENTIVE MGMT FEES                 0.0          0.0%        0.0         0.0%         0.0         0.0%
         OTHER DEDUCTIONS                   87.3          0.7%       98.0         0.8%       112.7         0.9%
- ----------------------------------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS                   1,068.5          8.7%    1,107.8         8.7%     1,103.9         9.1%
- ----------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                     2,058.3         16.7%    1,627.1        12.8%     1,318.7        10.8%
- ----------------------------------------------------------------------------------------------------------------
         DEPRECIATION & AMORT                0.0          0.0%        0.0         0.0%         0.0         0.0%
- ----------------------------------------------------------------------------------------------------------------

NET INCOME                               2,058.3         16.7%    1,627.1        12.8%     1,318.7        10.8%
================================================================================================================
                                         Rooms         Rate        Rooms         Rate        Rooms         Rate
- ----------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT                    17,214       $252.04     19,438      $246.20      19,878      $234.70
ROOMS SOLD - PACKAGE                         692       $134.17        986      $123.97       1,176      $119.55
ROOMS SOLD - GROUP                        10,861       $193.59     11,062      $161.84       9,515      $158.96
ROOMS SOLD - BASE                            972       $115.51        736      $106.32         708      $125.61
ROOMS SOLD - GNS                             208       $208.18        200      $227.78         223      $278.17
- ----------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV.                      1,288                    1,148                    2,241
- ----------------------------------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS                     29,947       $223.38     32,422      $210.41      31,500      $205.38
TOTAL ROOMS OCCUPIED                      31,235       $214.17     33,570      $203.22      33,741      $191.74
- ----------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS                     80,154                   80,154                   82,125
================================================================================================================

GM________ RM/DIR OPS_________ DIR F&B__________ DOS_______ CONTROLLER_________

=======================================================================================================================
                                        INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
    24-Jun-96                                           WHITE ELEPHANT RESORT
    10:45 AM
                                        ACTUAL: JANUARY TO MAY                              FORECAST JUNE TO DECEMBER

=======================================================================================================================
                                                                           JANUARY
- -----------------------------------------------------------------------------------------------------------------------
DESCRIPTION                              ACT/FOR            %          BUDGET             %         LYA            %
=======================================================================================================================
REVENUE OCCUPANCY %                         -0.1%                         0.0%                        4.1%
REVPAR                                    ($0.02)                       $0.00                       $2.38
AVERAGE ROOM RATE                         $17.71                        $0.00                      $57.54
=======================================================================================================================
GROSS OPERATING REVENUES
- -----------------------------------------------------------------------------------------------------------------------
         ROOMS                              (0.1)         -0.6%           0.0            0.0%        16.6         24.5%
- -----------------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE:
- -----------------------------------------------------------------------------------------------------------------------
         OUTLET FOOD                        (0.4)         -2.0%           0.9            3.7%        17.9         26.3%
         CATERING FOOD                       0.0           0.0%           0.0            0.0%        (0.1)        -0.2%
         OUTLET BEVERAGE                     0.0           0.1%           0.0            0.0%         7.7         11.4%
         CATERING BEVERAGE                   0.0           0.0%           0.0            0.0%         0.4          0.6%
         CATERING OTHER REV                  0.0           0.0%           0.0            0.0%         0.1          0.1%
         HONOR BAR                           0.0           0.0%           0.0            0.0%         0.0          0.0%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE                       (0.4)         -1.8%           0.9            3.7%        26.0         38.2%
- -----------------------------------------------------------------------------------------------------------------------
TELEPHONE                                    0.8           3.5%           0.0            0.0%         4.5          6.6%
GIFTSHOP                                     0.0           0.0%           0.0            0.0%         0.0          0.0%
OTHER                                       22.0          98.9%          23.3           96.3%        20.8         30.6%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE                     22.2         100.0%          24.2          100.0%        67.9        100.0%
- -----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- -----------------------------------------------------------------------------------------------------------------------
         ROOMS                             (36.8)      29655.6%         (33.1)           0.0%       (22.2)      -133.5%
- -----------------------------------------------------------------------------------------------------------------------
         FOOD                              (29.3)       6663.0%         (20.7)       -2332.1%       (29.3)      -164.7%
         BEVERAGE                           (2.5)          0.0%          (1.9)           0.0%        (6.2)       -75.6%
- -----------------------------------------------------------------------------------------------------------------------
         TOTAL FOOD & BEVERAGE             (31.8)       7770.2%         (22.6)       -2547.0%       (35.5)      -136.7%
- -----------------------------------------------------------------------------------------------------------------------
         TELEPHONE                          (7.9)      -1019.6%          (9.9)           0.0%        (1.2)       -26.2%
         GIFTSHOP                            0.0           0.0%           0.0            0.0%         0.0          0.0%
         OTHER                               0.3           1.6%           3.1           13.2%         4.9         23.5%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS                      (76.1)       -342.2%         (62.5)        -258.1%       (54.0)       -79.5%

- -----------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- -----------------------------------------------------------------------------------------------------------------------
         ADMIN & GENERAL                    72.4         325.4%          71.8          296.2%        84.6        124.6%
         CREDIT CARD COMMISSIONS             5.1          23.1%           0.4            1.7%         2.0          2.9%
         MANAGEMENT FEE                      0.4           2.0%           0.5            2.0%         1.3          1.9%
         ROYALTIES                           0.0           0.0%           0.0            0.0%         0.0          0.0%
         ADVERTISING & SALES                42.2         189.6%          41.6          171.8%        33.2         48.9%
         PREFERRED GUESTS                    0.0           0.0%           0.0            0.0%         0.0          0.0%
         REPAIRS & MAINTENANCE              59.5         267.6%          82.0          338.3%        49.9         73.5%
         UTILITIES                          16.7          74.9%          14.0           57.6%        45.2         66.6%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                           196.4         882.7%         210.2          867.6%       216.2        318.5%
- -----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                              (272.5)      -1224.9%        (272.7)       -1125.7%      (270.2)      -398.0%
- -----------------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS:
- -----------------------------------------------------------------------------------------------------------------------
         TOTAL INSURANCE                    31.4         141.2%          32.7          134.8%        32.9         48.5%
         TOTAL TAXES                        29.9         134.4%          41.9          172.9%        29.9         44.0%
         TOTAL LEASES                        8.6          38.6%           8.6           35.3%         9.7         14.3%
         INCENTIVE MGMT FEES                 0.0           0.0%           0.0            0.0%         0.0          0.0%
         OTHER DEDUCTIONS                    4.3          19.1%           8.2           33.7%         0.0          0.0%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS                      74.2         333.3%          91.3          376.8%        72.5        106.8%
- -----------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                      (346.6)      -1558.2%        (364.0)       -1502.5%      (342.7)      -504.8%
- -----------------------------------------------------------------------------------------------------------------------
         DEPRECIATION & AMORT                0.0           0.0%           0.0            0.0%         0.0          0.0%
- -----------------------------------------------------------------------------------------------------------------------
NET INCOME                                (346.6)      -1558.2%        (364.0)       -1502.5%      (342.7)      -504.8%
=======================================================================================================================
                                           Rooms          Rate          Rooms           Rate        Rooms          Rate
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT                        (1)        $0.00              0          $0.00          222        $65.44
ROOMS SOLD - PACKAGE                          (6)        $0.00              0          $0.00           15        $57.00
ROOMS SOLD - GROUP                             0         $0.00              0          $0.00           52        $23.95
ROOMS SOLD - BASE                              0         $0.00              0          $0.00            0         $0.00
ROOMS SOLD - GNS                               0         $0.00              0          $0.00            0         $0.00
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV.                         46                            0                         179
- -----------------------------------------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS                         (7)        $0.00              0          $0.00          289        $57.54
TOTAL ROOMS OCCUPIED                          39         $0.00              0          $0.00          468        $35.53
- -----------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS                      6,789                        6,789                       6,975
=======================================================================================================================

=======================================================================================================================
                                        INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
    24-Jun-96                                          WHITE ELEPHANT RESORT
    10:45 AM
                                        ACTUAL: JANUARY TO MAY                              FORECAST JUNE TO DECEMBER


=======================================================================================================================
                                                                           FEBRUARY
- -----------------------------------------------------------------------------------------------------------------------
DESCRIPTION                              ACT/FOR            %          BUDGET             %         LYA            %
=======================================================================================================================
REVENUE OCCUPANCY %                          0.0%                         0.0%                        5.5%
REVPAR                                    ($0.05)                       $0.00                       $3.13
AVERAGE ROOM RATE                          $0.00                        $0.00                      $56.45
=======================================================================================================================
GROSS OPERATING REVENUES
- -----------------------------------------------------------------------------------------------------------------------
         ROOMS                              (0.3)         -1.5%           0.0            0.0%        19.7         27.5%
- -----------------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE:
- -----------------------------------------------------------------------------------------------------------------------
         OUTLET FOOD                         0.0           0.0%           0.0            0.0%        12.1         16.8%
         CATERING FOOD                      (0.5)         -2.1%           0.0            0.0%        (0.2)        -0.2%
         OUTLET BEVERAGE                     0.0           0.0%           0.0            0.0%         7.5         10.5%
         CATERING BEVERAGE                  (1.8)         -8.2%           0.0            0.0%         0.0          0.0%
         CATERING OTHER REV                  0.0           0.0%           0.0            0.0%         6.9          9.6%
         HONOR BAR                           0.0           0.0%           0.0            0.0%         0.0          0.0%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE                       (2.3)        -10.2%           0.0            0.0%        26.3         36.7%
- -----------------------------------------------------------------------------------------------------------------------
TELEPHONE                                    0.5           2.4%           0.0            0.0%         2.3          3.1%
GIFTSHOP                                     0.0           0.0%           0.0            0.0%         0.0          0.0%
OTHER                                       24.4         109.3%          26.2          100.0%        23.4         32.6%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE                     22.3         100.0%          26.2          100.0%        71.7        100.0%
- -----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- -----------------------------------------------------------------------------------------------------------------------
         ROOMS                             (39.3)      11736.7%         (22.3)           0.0%       (43.7)      -222.1%
- -----------------------------------------------------------------------------------------------------------------------
         FOOD                              (18.6)          0.0%          (6.2)           0.0%       (29.6)      -157.6%
         BEVERAGE                           (3.0)        167.3%          (2.6)           0.0%        (3.2)       -42.6%
- -----------------------------------------------------------------------------------------------------------------------
         TOTAL FOOD & BEVERAGE             (21.7)        950.1%          (8.8)           0.0%       (32.8)      -124.7%
- -----------------------------------------------------------------------------------------------------------------------
         TELEPHONE                          (7.1)      -1317.2%          (9.9)           0.0%         1.7         75.7%
         GIFTSHOP                            0.0           0.0%           0.0            0.0%         0.0          0.0%
         OTHER                               6.9          28.4%           5.0           19.2%       (18.3)       -78.3%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS                      (61.2)       -274.5%         (36.0)        -137.5%       (93.2)      -130.0%
- -----------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- -----------------------------------------------------------------------------------------------------------------------
         ADMIN & GENERAL                    68.6         307.9%          69.5          265.5%        96.7%       134.9%
         CREDIT CARD COMMISSIONS             4.3          19.3%           0.4            1.6%         1.1          1.5%
         MANAGEMENT FEE                      0.4           2.0%           0.5            2.0%         1.4          2.0%
         ROYALTIES                           0.0           0.0%           0.0            0.0%         0.0          0.0%
         ADVERTISING & SALES                43.1         193.4%          49.4          188.7%        44.6         62.2%

         PREFERRED GUESTS                    0.0           0.0%           0.0            0.0%         0.0          0.0%
         REPAIRS & MAINTENANCE              61.5         275.8%          85.1          324.9%        49.5         69.1%
         UTILITIES                          19.2          86.2%          16.7           63.8%         6.2          8.7%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                           197.2         884.6%         221.7          846.6%       199.5        278.4%
- -----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                              (258.4)      -1159.1%        (257.7)        -984.2%      (292.7)      -408.4%
- -----------------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS:
- -----------------------------------------------------------------------------------------------------------------------
         TOTAL INSURANCE                    31.4         140.9%          32.7          124.7%        31.5         43.9%
         TOTAL TAXES                        51.5         230.9%          41.9          160.0%        29.9         41.6%
         TOTAL LEASES                        7.5          33.5%           8.6           32.7%        13.3         18.5%
         INCENTIVE MGMT FEES                 0.0           0.0%           0.0            0.0%         0.0          0.0%
         OTHER DEDUCTIONS                    2.8          12.7%           8.2           31.2%         0.0          0.0%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS                      93.2         417.9%          91.3          348.5%        74.6        104.1%
- -----------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                      (351.6)      -1577.0%        (349.0)       -1332.7%      (367.3)      -512.5%
- -----------------------------------------------------------------------------------------------------------------------
         DEPRECIATION & AMORT                0.0           0.0%           0.0            0.0%         0.0          0.0%
- -----------------------------------------------------------------------------------------------------------------------
NET INCOME                                (351.6)      -1577.0%        (349.0)       -1332.7%      (367.3)      -512.5%
=======================================================================================================================
                                           Rooms          Rate          Rooms           Rate        Rooms         Rate
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT                         0         $0.00              0          $0.00          290       $46.17
ROOMS SOLD - PACKAGE                           0         $0.00              0          $0.00           39      $137.15
ROOMS SOLD - GROUP                             0         $0.00              0          $0.00           20       $46.83
ROOMS SOLD - BASE                              0         $0.00              0          $0.00            0        $0.00
ROOMS SOLD - GNS                               0         $0.00              0          $0.00            0        $0.00
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV.                          0                            0                         120
- -----------------------------------------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS                          0         $0.00              0          $0.00          349       $56.37
TOTAL ROOMS OCCUPIED                           0         $0.00              0          $0.00          469       $41.95
- -----------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS                      6,351                        6,351                       6,300
=======================================================================================================================

======================================================================================================================
                                     INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
    24-Jun-96                                          WHITE ELEPHANT RESORT
    10:45 AM
                                     ACTUAL: JANUARY TO MAY                      FORECAST JUNE TO DECEBER

======================================================================================================================
                                                                        MARCH
- ----------------------------------------------------------------------------------------------------------------------
DESCRIPTION                            ACT/FOR            %          BUDGET             %         LYA            %
======================================================================================================================
REVENUE OCCUPANCY %                      0.0%                          0.0%                       11.6%

REVPAR                                 ($0.07)                       $0.00                       $6.68
AVERAGE ROOM RATE                       $0.00                        $0.00                      $57.56
======================================================================================================================
GROSS OPERATING REVENUES
- ----------------------------------------------------------------------------------------------------------------------
         ROOMS                           (0.5)         -2.0%           0.0            0.0%        46.6           42.8%
- ----------------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE:
- ----------------------------------------------------------------------------------------------------------------------
         OUTLET FOOD                     (0.1)         -0.3%           0.0            0.0%        12.9           11.9%
         CATERING FOOD                    0.0           0.0%           0.0            0.0%         5.5            5.1%
         OUTLET BEVERAGE                  0.0           0.0%           0.0            0.0%        13.2           12.1%
         CATERING BEVERAGE                0.0           0.0%           0.0            0.0%         2.3            2.1%
         CATERING OTHER REV               0.0           0.0%           0.0            0.0%         0.5            0.5%
         HONOR BAR                        0.0           0.0%           0.0            0.0%         0.0            0.0%
- ----------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE                    (0.1)         -0.3%           0.0            0.0%        34.4           31.6%
- ----------------------------------------------------------------------------------------------------------------------
TELEPHONE                                 0.6           2.6%           0.0            0.0%         4.2            3.9%
GIFTSHOP                                  0.0           0.0%           0.0            0.0%         0.0            0.0%
OTHER                                    22.4          99.8%          26.3          100.0%        23.6           21.7%
- ----------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE                  22.5         100.0%          26.3          100.0%       108.8          100.0%
- ----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- ----------------------------------------------------------------------------------------------------------------------
         ROOMS                          (38.2)       8370.8%         (37.1)           0.0%       (16.2)         -34.8%
- ----------------------------------------------------------------------------------------------------------------------
         FOOD                           (33.4)      46438.9%         (28.7)           0.0%       (44.9)        -237.4%
         BEVERAGE                        (5.7)          0.0%          (4.5)           0.0%         3.2           20.8%
- ----------------------------------------------------------------------------------------------------------------------
         TOTAL FOOD & BEVERAGE          (39.1)      54297.2%         (33.2)           0.0%       (41.7)        -121.1%
- ----------------------------------------------------------------------------------------------------------------------
         TELEPHONE                       (8.4)      -1447.6%          (9.7)           0.0%        (4.2)         -99.0%
         GIFTSHOP                         0.0           0.0%           0.0            0.0%         0.0            0.0%
         OTHER                            2.0           9.1%           3.9           14.7%        17.5           74.2%
- ----------------------------------------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS                   (83.6)       -372.2%         (76.2)        -289.6%       (44.6)         -40.9%
- ----------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- ----------------------------------------------------------------------------------------------------------------------
         ADMIN & GENERAL                 72.8         323.9%          71.7          272.6%        83.5           76.7%
         CREDIT CARD COMMISSIONS          7.8          34.9%           0.4            1.7%         2.0            1.8%
         MANAGEMENT FEE                   0.4           2.0%           0.5            2.0%         2.2            2.0%
         ROYALTIES                        0.0           0.0%           0.0            0.0%         0.0            0.0%
         ADVERTISING & SALES             63.7         283.4%          57.3          217.8%        53.5           49.2%
         PREFERRED GUESTS                 0.0           0.0%           0.0            0.0%         0.0            0.0%
         REPAIRS & MAINTENANCE           94.8         422.0%          96.8          368.0%        67.3           61.9%
         UTILITIES                       21.6          96.3%          17.3           65.8%        27.2           25.0%
- ----------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                        261.2        1162.4%         244.0          927.9%       235.7          216.6%
- ----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                           (344.8)      -1534.6%        (320.2)       -1217.5%      (280.3)        -257.6%
- ----------------------------------------------------------------------------------------------------------------------

OTHER DEDUCTIONS:
- ----------------------------------------------------------------------------------------------------------------------
         TOTAL INSURANCE                 31.4         139.8%          32.7          124.2%        32.9           30.3%
         TOTAL TAXES                     40.7         181.0%          41.9          159.3%        59.9           55.0%
         TOTAL LEASES                     8.0          35.4%           8.6           32.5%         6.7            6.1%
         INCENTIVE MGMT FEES              0.0           0.0%           0.0            0.0%         0.0            0.0%
         OTHER DEDUCTIONS                25.4         112.9%           8.2           31.1%        41.3           37.9%
- ----------------------------------------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS                  105.4         469.2%          91.3          347.1%       140.7          129.3%
- ----------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                   (450.2)      -2003.8%        (411.4)       -1564.6%      (421.0)        -386.9%
- ----------------------------------------------------------------------------------------------------------------------
         DEPRECIATION & AMORT             0.0           0.0%           0.0            0.0%         0.0            0.0%
- ----------------------------------------------------------------------------------------------------------------------
NET INCOME                             (450.2)      -2003.8%        (411.4)       -1564.6%      (421.0)        -386.9%
======================================================================================================================
                                        Rooms           Rate         Rooms            Rate       Rooms            Rate
- ----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT                      0          $0.00             0           $0.00         456          $60.45
ROOMS SOLD - PACKAGE                        0          $0.00             0           $0.00          69          $60.98
ROOMS SOLD - GROUP                          0          $0.00             0           $0.00         284          $52.10
ROOMS SOLD - BASE                           0          $0.00             0           $0.00           0           $0.00
ROOMS SOLD - GNS                            0          $0.00             0           $0.00           0           $0.00
- ----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV.                       0                            0                         148
- ----------------------------------------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS                       0          $0.00             0           $0.00         809          $57.56
TOTAL ROOMS OCCUPIED                        0          $0.00             0           $0.00         957          $48.66
- ----------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS                   6,789                        6,789                       6,975
======================================================================================================================

=======================================================================================================================
                                        INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
                                                        WHITE ELEPHANT RESORT
    10:45 AM
    24-Jun-96                           ACTUAL: JANUARY TO MAY                              FORECAST JUNE TO DECEMBER

- -----------------------------------------------------------------------------------------------------------------------
                                                                       APRIL
- -----------------------------------------------------------------------------------------------------------------------
      DESCRIPTION                        ACT/FOR            %          BUDGET             %         LYA            %
=======================================================================================================================
REVENUE OCCUPANCY %                        12.0%                        20.8%                       19.2%
REVPAR                                    $11.28                       $19.90                      $17.50
AVERAGE ROOM RATE                         $94.14                       $95.81                      $91.13
=======================================================================================================================
GROSS OPERATING REVENUES
- -----------------------------------------------------------------------------------------------------------------------
     ROOMS                                 74.1            56.3%        130.8            50.9%      118.1        49.9%
- -----------------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE:
- -----------------------------------------------------------------------------------------------------------------------
     OUTLET FOOD                            8.0             6.1%         23.3             9.1%       35.5        15.0%
     CATERING FOOD                          4.1             3.1%         30.8            12.0%       16.9         7.1%
     OUTLET BEVERAGE                        4.2             3.2%         11.6             4.5%       14.8         6.3%
     CATERING BEVERAGE                      3.5             2.6%         13.3             5.2%       12.9         5.4%
     CATERING OTHER REV                     1.0             0.8%          6.4             2.5%        1.9         0.8%
     HONOR BAR                              0.0             0.0%          0.0             0.0%        0.0         0.0%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE                      20.8            15.8%         85.5            33.3%       82.0        34.7%
- -----------------------------------------------------------------------------------------------------------------------
     TELEPHONE                              3.8             2.9%          8.2             3.2%        7.8         3.3%
     GIFT SHOP                              0.0             0.0%          0.0             0.0%        0.0         0.0%
     OTHER                                 33.0            25.0%         32.2            12.6%       28.6        12.1%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE                   131.7           100.0%        256.7           100.0%      236.5       100.0%
- -----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- -----------------------------------------------------------------------------------------------------------------------
     ROOMS                                (24.1)          -32.5%         (0.6)           -0.5%       44.0        37.2%
- -----------------------------------------------------------------------------------------------------------------------
     FOOD                                 (45.9)         -349.3%        (59.2)          -97.7%      (33.6)      -61.8%
     BEVERAGE                              (0.4)           -5.0%          5.1            20.6%       10.4        37.6%
- -----------------------------------------------------------------------------------------------------------------------
     TOTAL FOOD & BEVERAGE                (46.3)         -222.4%        (54.0)          -63.2%      (23.1)      -28.2%
- -----------------------------------------------------------------------------------------------------------------------
     TELEPHONE                            (10.9)         -285.7%         (5.8)          -71.4%       (2.9)      -36.6%
     GIFT SHOP                              0.0             0.0%          0.0             0.0%        0.0         0.0%
     OTHER                                  1.6             4.9%        (24.5)          -75.8%        9.3        32.5%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS                     (79.7)          -60.5%        (84.9)          -33.1%       27.3        11.5%

- -----------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- -----------------------------------------------------------------------------------------------------------------------
     ADMIN & GENERAL                      117.5            89.2%        117.4            45.7%      135.9        57.5%
     CREDIT CARD COMMISSIONS               10.4             7.9%          4.2             1.6%       10.0         4.2%
     MANAGEMENT FEE                         2.6             2.0%          5.1             2.0%        4.7         2.0%
     ROYALTIES                              0.0             0.0%          0.0             0.0%        0.0         0.0%
     ADVERTISING & SALES                  103.1            78.3%        118.5            46.2%       88.8        37.5%
     PREFERRED GUESTS                       0.0             0.0%          0.0             0.0%        0.0         0.0%
     REPAIRS & MAINTENANCE                110.4            83.9%        115.3            44.9%       77.0        32.5%
     UTILITIES                             53.7            40.8%         21.2             8.3%       27.9        11.8%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                          397.7           302.0%        381.8           148.7%      344.4       145.6%
- -----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                             (477.4)         -362.5%       (466.8)         -181.8%     (317.1)     -134.0%
- -----------------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS:
- -----------------------------------------------------------------------------------------------------------------------
     TOTAL INSURANCE                       31.5            23.9%         32.7            12.7%       32.9        13.9%
     TOTAL TAXES                           40.7            30.9%         41.9            16.3%       54.8        23.2%
     TOTAL LEASES                           8.6             6.5%          8.6             3.3%        3.4         1.4%
     INCENTIVE MGMT FEES                    0.0             0.0%          0.0             0.0%        0.0         0.0%
     OTHER DEDUCTIONS                       1.4             1.0%          8.2             3.2%        0.0         0.0%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS                     82.2            62.4%         91.3            35.6%       91.1        38.5%
- -----------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                     (559.6)         -424.9%       (558.1)         -217.4%     (408.2)     -172.6%
- -----------------------------------------------------------------------------------------------------------------------
     DEPRECIATION & AMORT                   0.0             0.0%          0.0             0.0%        0.0         0.0%
- -----------------------------------------------------------------------------------------------------------------------
NET INCOME                               (559.6)         -424.9%       (558.1)         -217.4%     (408.2)     -172.6%
=======================================================================================================================
                                        Rooms             Rate          Rooms           Rate        Rooms        Rate
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT                    540            $108.73          810          $102.00        888       100.09
ROOMS SOLD - PACKAGE                       35             $93.80          135           $74.00        130       $74.19
ROOMS SOLD - GROUP                        207             $56.21          418           $90.82        278       $70.38
ROOMS SOLD - BASE                           0              $0.00            0            $0.00          0        $0.00
ROOMS SOLD - GNS                            5             $77.00            2          $102.00          0        $0.00
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV.                     263                             120                         139
- -----------------------------------------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS                     787             $94.05        1,365           $95.81      1,296       $91.12
TOTAL ROOMS OCCUPIED                    1,050             $70.49        1,485           $88.07      1,435       $82.29
- -----------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS                   6,570                           6,570                       6,750
=======================================================================================================================


=======================================================================================================================
                                        INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
                                                        WHITE ELEPHANT RESORT
     10:45 AM,

     24-Jun-96                         ACTUAL: JANUARY TO MAY                              FORECAST JUNE TO DECEMBER

- -----------------------------------------------------------------------------------------------------------------------
                                                                       MAY
- -----------------------------------------------------------------------------------------------------------------------
      DESCRIPTION                        ACT/FOR            %          BUDGET             %         LYA            %
=======================================================================================================================
REVENUE OCCUPANCY %                     37.3%                           43.9%                       37.5%
REVPAR                                 $60.91                          $64.07                      $54.93
AVERAGE ROOM RATE                     $163.18                         $145.81                     $146.41
=======================================================================================================================
GROSS OPERATING REVENUES
- -----------------------------------------------------------------------------------------------------------------------
     ROOMS                              413.5              60.2%        434.9            57.0%      383.1         57.6%
- -----------------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE:
- -----------------------------------------------------------------------------------------------------------------------
     OUTLET FOOD                         43.0               6.3%         55.1             7.2%       50.2          7.5%
     CATERING FOOD                       48.8               7.1%         67.6             8.9%       47.5          7.1%
     OUTLET BEVERAGE                     22.6               3.3%         25.3             3.3%       23.7          3.6%
     CATERING BEVERAGE                   14.5               2.1%         25.8             3.4%       12.9          1.9%
     CATERING OTHER REV                  13.1               1.9%         19.7             2.6%       25.6          3.9%
     HONOR BAR                            0.0               0.0%          0.0             0.0%        0.1          0.0%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE                   142.1              20.7%        193.5            25.3%      160.0         24.1%
- -----------------------------------------------------------------------------------------------------------------------
     TELEPHONE                           14.9               2.2%         25.9             3.4%       24.3          3.7%
     GIFT SHOP                            0.0               0.0%          0.0             0.0%        0.0          0.0%
     OTHER                              116.4              17.0%        108.9            14.3%       97.6         14.7%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE                 686.9             100.0%        763.2           100.0%      665.1        100.0%
- -----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- -----------------------------------------------------------------------------------------------------------------------
     ROOMS                              235.5              56.9%        235.9            54.2%      205.7         53.0%
- -----------------------------------------------------------------------------------------------------------------------
     FOOD                               (45.2)            -43.1%        (47.4)          -33.3%      (54.2)       -43.9%
     BEVERAGE                            13.7              36.8%         12.8            25.1%        8.3         22.7%
- -----------------------------------------------------------------------------------------------------------------------
     TOTAL FOOD & BEVERAGE              (31.6)            -22.2%        (34.5)          -17.9%      (45.9)       -28.7%
- -----------------------------------------------------------------------------------------------------------------------
     TELEPHONE                            2.1              14.1%          9.3            35.8%        6.1         25.3%
     GIFT SHOP                            0.0               0.0%          0.0             0.0%        0.0          0.0%
     OTHER                               33.9              29.1%         25.5            23.4%       51.0         52.2%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS                   239.9              34.9%        236.1            30.9%      216.9         32.6%
- -----------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- -----------------------------------------------------------------------------------------------------------------------
     ADMIN & GENERAL                     93.9              13.7%        113.8            14.9%      139.2         20.9%
     CREDIT CARD COMMISSIONS             15.1               2.2%         12.6             1.6%       16.3          2.4%
     MANAGEMENT FEE                      13.8               2.0%         15.3             2.0%       13.3          2.0%
     ROYALTIES                            0.0               0.0%          0.0             0.0%        0.0          0.0%

     ADVERTISING & SALES                 77.1              11.2%         94.3            12.4%       96.9         14.6%
     PREFERRED GUESTS                     0.0               0.0%          0.0             0.0%        0.0          0.0%
     REPAIRS & MAINTENANCE               99.3              14.5%        107.4            14.1%      143.2         21.5%
     UTILITIES                           59.5               8.7%         42.1             5.5%       41.8          6.3%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                        358.7              52.2%        385.5            50.5%      450.7         67.8%
- -----------------------------------------------------------------------------------------------------------------------
HOUSE PROFIT                           (118.8)            -17.3%       (149.4)          -19.6%     (233.8)       -35.2%
- -----------------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS:
- -----------------------------------------------------------------------------------------------------------------------
     TOTAL INSURANCE                     27.6               4.0%         32.7             4.3%       32.9          5.0%
     TOTAL TAXES                         40.7               5.9%         41.9             5.5%       39.9          6.0%
     TOTAL LEASES                         9.6               1.4%          8.6             1.1%       13.3          2.0%
     INCENTIVE MGMT FEES                  0.0               0.0%          0.0             0.0%        0.0          0.0%
     OTHER DEDUCTIONS                     6.7               1.0%          8.2             1.1%        3.3          0.5%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS                   84.5              12.3%         91.3            12.0%       89.4         13.4%
- -----------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                   (203.3)            -29.6%       (240.6)          -31.5%     (323.2)       -48.6%
- -----------------------------------------------------------------------------------------------------------------------
     DEPRECIATION & AMORT                 0.0               0.0%          0.0             0.0%        0.0          0.0%
- -----------------------------------------------------------------------------------------------------------------------
NET INCOME                             (203.3)            -29.6%       (240.6)          -31.5%     (323.2)       -48.6%
=======================================================================================================================
                                        Rooms             Rate          Rooms           Rate        Rooms        Rate
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT                  1,458            $192.49        1,627          $167.00      1,599       $164.95
ROOMS SOLD - PACKAGE                       86            $106.10          140          $123.00         89       $123.26
ROOMS SOLD - GROUP                        883            $127.20        1,212          $119.93        924       $116.86
ROOMS SOLD - BASE                          76            $131.41            0            $0.00          5        $90.00
ROOMS SOLD - GNS                           31             $45.84            4          $167.00          0         $0.00
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV.                     211                             144                         283
- -----------------------------------------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS                   2,534            $163.18        2,983          $145.81      2,617       $146.41
TOTAL ROOMS OCCUPIED                    2,745            $150.64        3,127          $139.10      2,900       $132.12
- -----------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS                   6,789                           6,789                       6,975
=======================================================================================================================


=======================================================================================================================
                                        INTERSTATE HOTELS CORPORATION ANNUAL FORECAST REPORT
                                                        WHITE ELEPHANT RESORT
     10:45 AM,
     24-Jun-96                          ACTUAL: JANUARY TO MAY                              FORECAST JUNE TO DECEMBER

- -----------------------------------------------------------------------------------------------------------------------
                                                                       JUNE
- -----------------------------------------------------------------------------------------------------------------------
      DESCRIPTION                        ACT/FOR            %          BUDGET             %         LYA            %
=======================================================================================================================

REVENUE OCCUPANCY %                     72.8%                           75.0%                       61.4%
REVPAR                                $148.57                         $148.59                     $127.83
AVERAGE ROOM RATE                     $204.80                         $198.02                     $208.17
=======================================================================================================================
GROSS OPERATING REVENUES
- -----------------------------------------------------------------------------------------------------------------------
     ROOMS                              976.1              56.1%        976.2          55.9%        862.9         53.6%
- -----------------------------------------------------------------------------------------------------------------------
FOOD & BEVERAGE:
- -----------------------------------------------------------------------------------------------------------------------
     OUTLET FOOD                         76.3               4.4%         91.6           5.2%         86.9          5.4%
     CATERING FOOD                      233.1              13.4%        188.8          10.8%        195.4         12.1%
     OUTLET BEVERAGE                     48.0               2.8%         51.6           3.0%         47.1          2.9%
     CATERING BEVERAGE                   23.5               1.3%         46.7           2.7%         50.7          3.1%
     CATERING OTHER REV                  28.7               1.6%         37.0           2.1%         32.0          2.0%
     HONOR BAR                            0.0               0.0%          0.0           0.0%          1.1          0.1%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL FOOD & BEVERAGE                   409.6              23.5%        415.8          23.8%        413.2         25.7%
- -----------------------------------------------------------------------------------------------------------------------
     TELEPHONE                           49.5               2.8%         50.1           2.9%         44.1          2.7%
     GIFT SHOP                            0.0               0.0%          0.0           0.0%          0.0          0.0%
     OTHER                              304.1              17.5%        304.2          17.4%        290.5         18.0%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING REVENUE               1,739.4             100.0%      1,746.3         100.0%      1,610.7        100.0%
- -----------------------------------------------------------------------------------------------------------------------
DEPARTMENTAL PROFITS
- -----------------------------------------------------------------------------------------------------------------------
     ROOMS                              707.3              72.5%        702.9          72.0%        624.6         72.4%
- -----------------------------------------------------------------------------------------------------------------------
     FOOD                                62.8              18.6%         32.7          10.3%        (14.7)        -4.7%
     BEVERAGE                            18.4              25.7%         34.8          35.4%         45.0         45.5%
- -----------------------------------------------------------------------------------------------------------------------
     TOTAL FOOD & BEVERAGE               81.2              19.8%         67.5          16.2%         30.4          7.4%
- -----------------------------------------------------------------------------------------------------------------------
     TELEPHONE                           27.2              54.9%         28.6          57.1%         28.7         65.0%
     GIFT SHOP                            0.0               0.0%          0.0           0.0%          0.0          0.0%
     OTHER                              163.9              53.9%        162.9           53.6%       207.8%        71.5%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEPART. PROFITS                   979.7              56.3%        962.0          55.1%        891.5         55.3%
- -----------------------------------------------------------------------------------------------------------------------
DEDUCTIONS FROM INCOME:
- -----------------------------------------------------------------------------------------------------------------------
     ADMIN & GENERAL                     98.7               5.7%        118.9           6.8%        144.8          9.0%
     CREDIT CARD COMMISSIONS             28.7               1.6%         28.8           1.7%         21.8          1.4%
     MANAGEMENT FEE                      34.8               2.0%         34.9           2.0%         32.2          2.0%
     ROYALTIES                            0.0               0.0%          0.0           0.0%          0.0          0.0%
     ADVERTISING & SALES                 72.1               4.1%        100.6           5.8%         95.1          5.9%
     PREFERRED GUESTS                     0.0               0.0%          0.0           0.0%          0.0          0.0%
     REPAIRS & MAINTENANCE               95.3               5.5%         92.8           5.3%         93.5          5.8%
     UTILITIES                           60.9               3.5%         67.4           3.9%         56.9          3.5%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL DEDUCTIONS                        390.5              22.4%        443.3          25.4%        444.3         27.6%
- -----------------------------------------------------------------------------------------------------------------------

HOUSE PROFIT                            589.2              33.9%        518.6          29.7%        447.1         27.8%
- -----------------------------------------------------------------------------------------------------------------------
OTHER DEDUCTIONS:
- -----------------------------------------------------------------------------------------------------------------------
     TOTAL INSURANCE                     32.7               1.9%         32.7           1.9%         39.9          2.5%
     TOTAL TAXES                         41.9               2.4%         41.9           2.4%         39.9          2.5%
     TOTAL LEASES                         7.9               0.5%          8.6           0.5%          1.1          0.1%
     INCENTIVE MGMT FEES                  0.0               0.0%          0.0           0.0%          0.0          0.0%
     OTHER DEDUCTIONS                     6.7               0.4%          8.2           0.5%         (0.2)         0.0%
- -----------------------------------------------------------------------------------------------------------------------
TOTAL OTHER DEDUCTIONS                   89.1               5.1%         91.3           5.2%         80.6          5.0%
- -----------------------------------------------------------------------------------------------------------------------
NET OPERATING INCOME                    500.1              28.8%        427.4          24.5%        366.6         22.8%
- -----------------------------------------------------------------------------------------------------------------------
     DEPRECIATION & AMORT                 0.0               0.0%          0.0           0.0%          0.0          0.0%
- -----------------------------------------------------------------------------------------------------------------------
NET INCOME                              500.1              28.8%        427.0          24.5%        366.6         22.8%
=======================================================================================================================
                                        Rooms             Rate          Rooms           Rate        Rooms        Rate
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - TRANSIENT                  2,122            $246.00        2,249        $244.00        1,982       $243.32
ROOMS SOLD - PACKAGE                       95            $176.00          139        $176.00           93       $176.47
ROOMS SOLD - GROUP                      2,382            $173.96        2,370        $161.75        1,910       $172.76
ROOMS SOLD - BASE                         162            $119.05          150        $106.32          133       $205.18
ROOMS SOLD - GNS                           22            $169.00           22        $169.00           27       $256.51
- -----------------------------------------------------------------------------------------------------------------------
ROOMS SOLD - NON-REV.                     145                             145                        225
- -----------------------------------------------------------------------------------------------------------------------
TOTAL REV. OCC. ROOMS                   4,783            $204.08        4,930        $198.02        4,145       $208.17
TOTAL ROOMS OCCUPIED                    4,928            $198.07        5,075        $192.36        4,370       $197.45
- -----------------------------------------------------------------------------------------------------------------------
TOTAL AVAILABLE ROOMS                   6,570                           6,570                       6,750
=======================================================================================================================

- --------------------------------------------------------------------------------


                           CERTIFICATION OF APPRAISERS


- --------------------------------------------------------------------------------

                                  CERTIFICATION


I certify that, to the best of my knowledge and belief:

(A)  The statements of fact contained in this report are true and correct.

(B) The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions, and conclusions.

(C) I have no present or prospective interest in the property that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

(D) My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

(E) My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

(F) I have made a personal inspection of the property that is the subject of this report.

(G) No one provided significant professional assistance to the person signing this report.

(H) The real property which is the subject of this Appraisal Report was valued as of July 31, 1996.

(I) My value conclusion as well as other opinions expressed herein are not based on a requested minimum value, a specific value, or approval of a loan.

(J) I certify that, to the best of my knowledge and belief, the reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the

     Appraisal Institute.

(K) I certify that the use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

(L) As of the date of this report, I have completed the requirements of the continuing education program of the Appraisal Institute.


                                        /s/Webster A. Collins
                                        Webster A. Collins, MAI, CRE
                                        Mass. Cert. Gen. #265

- --------------------------------------------------------------------------------


                       ASSUMPTIONS AND LIMITING CONDITIONS


- --------------------------------------------------------------------------------

                       ASSUMPTIONS AND LIMITING CONDITIONS


In preparing this appraisal report, it has been assumed by the appraiser:

          That the title of the property is marketable;

          That the property description as furnished is correct;

          That no responsibility is assumed for legal matters, especially those affecting the title of the property;

          That the property is appraised as if free and clear of any liens and encumbrances except as noted herein;

          That the information and opinions identified in this report are reliable, although the appraiser can assume no responsibility for their accuracy;

          That the exhibits included in this report are provided solely for the purpose of assisting the reader in visualizing the property and understanding the information presented, and that no responsibility is assumed in connection with the exhibits;


          That normal access to the site is a prerequisite for the estimate of value cited herein;

          That the possession of this report, or a copy thereof, does not carry with it the right of publication, nor may it be used for any purpose without the previous written consent of the appraiser and the owner of the property, and in any event only with proper qualification;

          That the value estimated in this report represents the value of the property in the ordinary course of business and under stable market conditions and not on a forced liquidation basis;

          That the distribution of the total valuation in this report applies only to the existing utilization of the land; and that separate valuations must not be used in conjunction with any other appraisal and are invalid if so used;

Page 2
Assumptions and Limiting Conditions

- ----------------------------------------------

          That unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. the present of substances such as asbestos, ureaformaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired;

          The Americans with Disabilities Act ("ADA") became effective January
               26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey of the property, together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since the appraiser has no direct evidence relating to this issue, the appraiser did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.


          And that, as the author is governed by the ethics of the Appraisal
               Institute, this report is subject to review at any time by the Appraisal Institute.

- --------------------------------------------------------------------------------


                          QUALIFICATIONS OF APPRAISERS


- --------------------------------------------------------------------------------

                                    WHITTIER
                                    PARTNERS

                        A Whittier Partners Group Company
                 155 Federal Street, Boston, Massachusetts 02110
                       Tel. 617-482-6000 Fax 617-482-5509
                                Established 1900


                               WEBSTER A. COLLINS

Webster A. Collins, Executive Vice President and Partner, P.C. of Whittier Partners is a real estate appraiser, real estate counselor, and specialist in the sale of investment property. His experience extends over a period of thirty years and includes analysis of over 12.0 billion dollars in property.

Mr. Collins is Co-managing partner of the firm's Consulting and Valuation Group, and Member of Whittier Partners' Management Committee.


Appraisal
- ---------

When completing an appraisal, each assignment will counsel the client on issues of value, market forces, and alternatives or unique aspects that may impact a property. Specific appraisal assignments completed include:

     Fan Pier Litigation -              Part of the valuation team representing
                                        HBC Associates (Pritzker family) on
                                        breach of contract suit involving a
                                        3,263,000 square foot development.

     Copley Place -                     A $520,000,000 mixed-use hotel, office,

                                        retail and housing complex in Copley
                                        Square.

     53 State Street -                  A 40-story, 1,100,000 square foot, high
                                        rise office building.

     Sherburne Associates -             A 160-property appraisal assignment
                                        representing 50% of the commercial
                                        property on Nantucket.

     Prudential Center -                The taking of a portion of this
                                        mixed-use, 4,500,000 square foot
                                        property for expansion of the Hynes
                                        Auditorium.

     Northeast Savings/Rhode Island
     Depositors and Economic
     Protection Corporation -           Completion of what is believed to be the
                                        largest single commercial appraisal
                                        assignment in New England involving 873
                                        properties.


         New England's Largest Commercial Real Estate Services Company
                     -------------------------------------
       In Connecticut: Farley Whittier Partners o Hartford, Connecticut
                               Tel. 860-525-9171

Webster A. Collins - Page Two


Although his experience is primarily in New England, he has completed assignments throughout the United States. He is a member of and represents the firm as part of Valuation Network, Inc. (VNI), a nationwide consortium of appraisal and consulting firms. He served as National President of VNI for 1991-1992.

He has developed a specific expertise on Nantucket Island. Over 4,000 acres of land out of a total area approximating 30,000 acres have been appraised.

He is a member of The Appraisal Institute (MAI) and is a Past President of the New England Chapter. He has appraised over 50 million square feet of office space, over 30 million square feet of industrial space, over 15 million square feet of retail, over 20,000 apartment units, and over 4,000 hotel rooms. He is a licensed and certified real estate appraiser. He holds appraisal licenses in:
Massachusetts, New Hampshire, Rhode Island, Maine, Connecticut, and Arizona.


Real Estate Counseling
- ----------------------


Real estate counseling is a separate discipline which offers advisory services on a wide range of real estate issues. Examples of services provided by Mr. Collins include:

     -- Market studies including supply and demand analysis -- He called the 1979 and 1987 Boston office market turns.

     -- Feasibility studies -- He completed the feasibility studies for the IBM Building in Waltham and the re-use alternatives of Fenway Park for the Boston Red Sox.

     --   Advice on corporate real estate programs -- He advised on the Arthur
          D. Little leveraged buy-out.

     -- Air rights leases and ground leases -- Copley Place is built on air rights where Mr. Collins served as advisor to the ownership.

     -- Tenant representation to negotiate office or industrial leases -- He has advised on over one million square feet of lease negotiations.

     -- Real estate tax abatements -- Involvement includes downtown high-rise and suburban office buildings, shopping centers, hotels, and apartments.

     -- Rehabilitation studies and development consulting -- He advised and implemented the Paine Office Building and 711 Atlantic Avenue rehabilitations.

Webster A. Collins - Page Three


     -- Eminent domain -- He provided litigation support and provided expert witness testimony on the largest taking in the history of Massachusetts - 150 Causeway Street.

Any counseling services are undertaken based on a pre-agreed upon fee for services. Mr. Collins is a member of the American Society of Real Estate Counselors (CRE) and has served on their Board of Governors. He has served as Editor of The Counselor, published by The Society; is the author of a monograph:
Office Rehabilitation: Key Ingredients for Successful Projects; and has had articles published in The Appraisal Journal and The Journal of RTC Real Estate. He is an instructor of professional sponsored real estate counseling courses.

He has qualified and testified as an expert witness on real estate matters on over one hundred occasions before tribunals arbitrating disputes, courts, Appellate Tax Boards, and federal jurisdictions. He has testified in all New England states as well as in Georgia, Minnesota, and at the Supreme Court of the State of New York. He is an expert on estate and gift tax matters involving

Internal Revenue Service and state taxation authorities.


Investment Sales
- ----------------

The selling of investment property is a specialty unto itself that utilizes all aspects of a counselor's skill in analysis and negotiation. Investment sales involves the proper buyer-seller matching that comes about only when a counselor is able to apply the sum total of his or her years of experience.

Under a team approach, Mr. Collins, in recent years, has put together over $150,000,000 in transactions which include:

     Harbor South -                A 203,000 square foot office building

     Woburn Industrial Center -    A 506,000 square foot, 6-building
                                   industrial park

     Inner Tech Park -             A 150,000 square foot, high tech
                                   manufacturing campus

     One Marlboro Place -          A 160,000 square foot research and
                                   development building

     Canton Commerce Center -      A 360-acre office, research and
                                   development park

     Chemfab Home Office -         A 164,000 square foot sale/leaseback
                                   with sale of 155 acres of excess land

Webster A. Collins - Page Four


     Lewiston Mall -               A 266,441 square foot regional shopping
                                   mall (but not including the TJX store)


Community Involvement
- ---------------------

Mr. Collins is involved with various community activities. A summary of his involvement includes:

     o Director for twenty-two years of the Boston Five Cents Savings Bank, now part of Citizens Financial

     o    New England Deaconess Hospital -- Member of Steering Committee


     o    Lehigh University -- Member of Business Advisory Council

     o    Editorial Board -- Real Estate Issues

     o Director of Joseph Far & Co., Inc., Denver's largest appraisal and consulting firm and part of director team which sold the company to employees.

     o    Trustee -- Greater Boston Real Estate Board Pension Fund

     o    Advisor -- William S. Ballard Scholarship Fund.

     o    Member -- Lambda Alpha -- Honorary Land Society


Summary
- -------

In summary, the cumulative total of Mr. Collins' experience has resulted in his completing over 3,000 reports involving over 100 million square feet of property and since his joining the firm as a partner in 1983 being the firm's top producer. Since 1989, Whittier Partners has presented awards for achievement. For the past seven years, he has been awarded the "Partners' Cup" for top production.

- --------------------------------------------------------------------------------


                 WHITTIER PARTNERS CONSULTING & VALUATION GROUP


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                             WHITTIER PARTNERS GROUP
                ------------------------------------------------
            New England's Largest Consulting and Valuation Department
  Serving the needs of commercial real estate users and developers since 1900


With the combined experience of three New England offices, Whittier Partners offers expertise in the following areas:

     o    VALUATION
          Downtown, suburban office
          Industrial
          Retail
          Multi-family
          Land
          Hotel/multi-use function
          Special purpose properties

     o    COURT TESTIMONY
          Real estate tax abatement
          Eminent domain takings
          Environmental litigation

     o    ADVISORY/COUNSELING
          SERVICES
          Market analysis/strategy
          Repositioning/workout analysis
          Acquisition/disposition due
            diligence
          Building redevelopment
          Public/private sector representation
          Portfolio review
          Leveraged buy-out/merger


With six designated Members of the Appraisal Institute (MAI) and four Counselors of Real Estate (CRE) on staff, Whittier Partners Group has the largest and most experienced team of appraisers and consultants in New England.

Our offices are all linked electronically allowing each appraiser to capitalize on the advantages of current, regional research capabilities.

Whittier Partners Group is affiliated with Valuation Network, Limited (VIL) which enables us to serve the needs of national as well as international clients.


The following is a summary of our accomplishments to date:

     o    DOWNTOWN BUILDINGS VALUED

          50% of Boston
          70% of Hartford
          80% of New Haven

     o    SUBURBAN BUILDINGS VALUED
          Majority of I-84, I-91 in CT
          20% of Cambridge, Boston
            Suburban MA area

     o    50,000,000 SQUARE FEET OF
          RETAIL SPACE APPRAISED

     o    50,000 UNITS OF MULTI-
          FAMILY SPACE APPRAISED

     o    50,000 ACRES OF LAND VALUED


                                               FARLEY
                           WHITTIER           WHITTIER
                           PARTNERS           PARTNERS

                             WHITTIER PARTNERS GROUP

       155 Federal Street o Boston, Massachusetts 02110 o (617) 428-6000
        100 Pearl Street o Hartford, Connecticut 06103 o (860) 525-9171
       71 Audubon Street o New Haven, Connecticut 06510 o (203) 777-6262
                             http://www.whittier.com